UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

WGL Holdings, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

WGL Holdings, Inc. 101 Constitution Ave., NW Washington, DC 20080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Tuesday, March 1, 2016

TIME:	10:00 a.m., Eastern Time

PLACE:	101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080

To the Shareholders of WGL Holdings, Inc.

The annual meeting of shareholders of WGL Holdings, Inc. (“WGL Holdings” or the “Company”) will be held at the Company’s headquarters located at 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080, on Tuesday, March 1, 2016 at 10:00 a.m., Eastern Time, for the following purposes, as more fully set forth in the attached proxy statement:

1.	To elect the ten directors nominated by our Board of Directors and named in the proxy statement;

2.	To approve, on an advisory basis, the compensation paid to certain executive officers;

3.	To approve the 2016 Omnibus Incentive Compensation Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for fiscal year 2016; and

5.	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Voting can be completed in one of four ways:

returning the proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

On January 20, 2016, we began delivering proxy materials to all shareholders of record at the close of business on January 4, 2016 (the “Record Date”). On the Record Date, there were 49,846,896 shares of our common stock outstanding and entitled to vote. Only holders of record of the common stock of WGL Holdings at the close of business on the Record Date will be entitled to vote on each matter submitted to a vote of shareholders at the meeting. To assure your representation at the annual meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

If you attend the annual meeting, you may vote in person even if you have voted over the Internet, by telephone or by returning a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder. Each holder of common stock is entitled to one vote for each share of common stock standing in the name of the holder on the records of WGL Holdings at the close of business on the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie T. Thornton
Senior Vice President, General Counsel and Corporate Secretary

January 20, 2016

IMPORTANT NOTICE: You may vote at www.proxyvote.com or by telephone at 1-800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

ADMISSION TO MEETING: Admission to the annual meeting will be limited to persons who are listed on WGL Holdings’ records as shareholders as of the Record Date, or who bring documentation to the meeting that demonstrates their beneficial ownership of WGL Holdings common stock through a broker, bank or other nominee as of the Record Date.

Table of Contents

PROXY SUMMARY			iii

Roadmap of Voting Matters	iii	Executive Summary of Executive Compensation Disclosures	iv
Corporate Governance	iv	Return to Shareholders	viii

INFORMATION REGARDING THE ANNUAL MEETING			1

PROPOSAL 1 ELECTION OF DIRECTORS			2

CRITERIA FOR SELECTION OF BOARD NOMINEES			3

Diversity	3	Director Nominees	4
Shareholder Recommendations	3

CORPORATE GOVERNANCE			10

Corporate Governance Practices	10	HR Committee Interlocks and Insider Participation	13
Board Leadership Structure	10	Director Independence and Retirement Age	13
Board Oversight of Risk	11	Policies and Procedures for Review, Approval
Executive Committee	12	or Ratification of Related-Person Transactions	13
Audit Committee	12	No Material Related Person Transactions During FY 2015	14
Governance Committee	12	Relationship to Washington Gas	14
Human Resources Committee	12	Communications with the Board	14

DIRECTOR COMPENSATION			15

Director Annual Retainer and Meeting Fees	15	Director Retirement Plan	17
Directors’ Stock Plan	16	Donations to Civic Organizations and Charities	17
Non-Employee Director Compensation Decisions	16	Board Stock Ownership Guidelines	17
Director Deferred Compensation Plan	17

BENEFICIAL OWNERSHIP			18

Security Ownership of Management and Certain		Section 16(a) Beneficial Ownership Reporting Compliance	19
Beneficial Owners	18

HUMAN RESOURCES COMMITTEE REPORT			20

COMPENSATION DISCUSSION AND ANALYSIS			21

Program Highlights	21	Objectives of Executive Compensation Program	26
Historical Say-on-Pay Results and Executive		Elements of Executive Compensation Program	26
Compensation Program Changes	22	Analysis	26
FY 2015 in Review	24	Short-Term Incentive Compensation	29
What We Pay and Why: Elements of Compensation	25	Long-Term Incentive Compensation	33

WGL HOLDINGS, INC. - 2016 Proxy Statement |	i

Retirement Benefits	36	Factors Considered in Decisions to Increase or Decrease
Severance/Change in Control Protections	37	Compensation Materially	38
Perquisites	38	Role of Executive Officers	38
Timing of Compensation	38	Policies Relating to Stock Ownership	39
Impact of Prior Compensation	38	Other Compensation Matters	39
		Compensation Risk Evaluation	39

COMPENSATION OF EXECUTIVE OFFICERS			40

Summary Compensation Table	40	Stock Vested in FY 2015	45
Grants of Plan-Based Awards in FY 2015	42	Non-Qualified Deferred Compensation	45
Outstanding Equity Awards at FY 2015 Year-End	44	Pension and Other Retirement Benefits	45

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL			49

Change in Control Severance Plan for Certain Executives	49	Incremental Payments Due to Other Terminations	51
Incremental Payments Due to Change in Control	50

EQUITY COMPENSATION PLAN INFORMATION			52

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION			53

PROPOSAL 3 APPROVAL OF 2016 OMNIBUS INCENTIVE COMPENSATION PLAN			54

Shares Available for Grant Under the		Description of the 2016 Plan	57
2016 Plan	55	Federal Income Tax Consequences	59

AUDIT COMMITTEE REPORT			61

FY 2015 AND FY 2014 AUDIT FIRM FEE SUMMARY			62

Services Provided by Deloitte	62	Pre-Approval Policy for Audit and Non-Audit Services	62

PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM			63

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING			64

HOW DO I VOTE?			67

OTHER MATTERS			68

Shareholder Proposals for the Next Annual Meeting	68	Householding of Proxy Materials	68

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURE			A-1

APPENDIX B WGL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN			B-1

ii |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proxy Summary

PROXY SUMMARY

This summary highlights information contained in the proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For complete information regarding the Company’s	performance in FY 2015, please review our Annual Report on Form 10-K for FY 2015. Capitalized terms used in this summary have the meanings given to them in the accompanying proxy statement.

Roadmap of Voting Matters

Shareholders are being asked to vote on the following matters at the 2016 annual meeting of shareholders:

Our Board’s Recommendation
ITEM 1. Election of Directors (page 2)
The Board and the Governance Committee believe that the combination of the qualifications, skills and experiences of the director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.	FOR Each Director Nominee

ITEM 2. Advisory Vote to Approve Executive Compensation (page 53)
Shareholders are being asked to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section beginning on page 21 and the Compensation of Executive Officers section beginning on page 40. The Board values shareholders’ opinions and the Human Resources Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

ITEM 3. Approval of 2016 Omnibus Incentive Compensation Plan (page 54)
We are asking our shareholders to approve our 2016 Omnibus Incentive Compensation Plan, which is substantially similar in most respects to the 2007 Omnibus Incentive Compensation Plan that is currently in effect. The purpose of the 2016 Plan is to advance the interests of the Company and its shareholders by: providing for incentive compensation based upon factors relating to operational excellence, customer service, utility reliability, financial performance, and other factors; attracting, retaining and rewarding officers, other key employees, consultants and other service providers to the Company and its subsidiaries; and promoting a close identity of interests between such persons and our shareholders by enabling them to acquire Company stock and otherwise to be rewarded based upon our success. If approved, the 2016 Plan will be effective March 1, 2016 and will replace the 2007 Plan.	FOR

ITEM 4. Ratification of the Appointment of Deloitte & Touche LLP as Independent Public Accounting Firm (page 63)
The Audit Committee has appointed Deloitte & Touche LLP to serve as the independent public accounting firm for the Company for the fiscal year ending September 30, 2016. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent public accounting firm for the Company. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as the independent public accounting firm for the Company is in the best interests of the Company and its shareholders.	FOR

Forward-Looking Statements:

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	iii

Proxy Summary

Corporate Governance

We believe that our corporate governance policies and practices promote the long-term interests of shareholders, strengthen Board and management accountability and help us to build public trust in the Company. Highlights include:

•	Annual Election of Directors	•	Risk Oversight by the Full Board and Committees
•	Nine out of Ten Director Nominees are Independent	•	Regular Executive Sessions of Independent Directors
•	Independent Lead Director	•	Regular Board and Committee Self-Evaluations
•	Fully Independent Audit, Human Resources and Governance Committees	•	Long-Standing Commitment to Safety, Sustainability and Diversity

Executive Summary of Executive Compensation Disclosures

Business Environment

WGL Holdings and its subsidiaries achieved significant financial, business and operational successes in FY 2015. WGL Holdings generated record operating earnings* of $158.2 million, an improvement of $19.2 million over operating earnings of $139.0 million for FY 2014, and WGL Holdings reported net income applicable to common stock of $131.3 million, compared to $105.9 million for FY 2014. WGL Holdings also established 22 new stock intra-day trading highs and increased its annual dividend by nine cents, a 5% increase, to $1.85 per share, marking the 39th consecutive year that the Company has increased the dividend on its common stock. Furthermore, we recently reaffirmed our expectations for per share earnings growth over the next five years of between 7% and 10%.

In addition, the Company and its subsidiaries achieved a number of business and operational successes in FY 2015, including entering into a 20-year agreement to provide natural gas to GAIL Global (USA) LNG LLC (a subsidiary of India’s leading natural gas company), acquiring a 7% interest in the Mountain Valley Pipeline project, and continuing to add new solar energy and fuel cell projects to our portfolio. In addition, in FY 2015, our utility subsidiary, Washington Gas, operated safely and continuously during record cold weather in its territories and added over 12,000 new meters.

* Operating earnings is a financial measure that is not presented in accordance with generally accepted accounting principles(“GAAP”). See Appendix A of the proxy statement for a reconciliation of operating earnings to the nearest comparable measure presented in accordance with GAAP.

Executive Compensation Decisions
We took the following actions with respect to the compensation of our Named Executive Officers in FY 2015:

Compensation Element	2015 Named Executive Officer Actions
Base Salaries	•	Increased base salaries by an average of 3.7%, including individual increases of between 3.0% and 5.6% based on increases in the market for the Named Executive Officers’ positions.
Short-term Incentive Program	•	STI payouts were based on 15 weighted financial and non-financial scorecard goal targets in eight corporate performance categories. The Company achieved 12 out of 15 corporate scorecard goals, including its five most heavily weighted goals, listed below:
		o	Utility Return on Equity (10.5% versus 9.57% target)
		o	Non-Utility Earnings (143.5% of targeted earnings from non-utility operating subsidiaries)
		o	Employee Safety (DART rate of 0.57 versus a target maximum of 1.3)
		o	System Safety and Pipeline Integrity (107.8% of target)
		o	Customer Satisfaction (89.3% versus 89.0% target).
	•	STI payouts were between 130% and 135% of target, and averaged 131.5% of target (on an unweighted basis).
	•	STI bonus payout for our CEO was 135% of target.
Long-term Incentive Program	•	LTI awards, consisting of equally weighted stock-denominated performance shares and cash-denominated performance units, were granted in the same proportion, and in amounts based on similar analysis, as in prior years.
	•	For LTI grants that vested based on the FY 2013-2015 performance period, our total shareholder return (“TSR”) ranked at the 76th percentile of our long-term incentive peer group and, accordingly, our award payouts were 166.2% of target award opportunities.

iv |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proxy Summary

Key Features of Our Executive Compensation Program
Our executive compensation program is market-based and performance-oriented, and encourages executive decision making that is aligned with the long-term interests of our shareholders. We tie a significant portion of pay to company performance over a multi-year period. The HR Committee and management regularly	review the compensation and benefit programs for executives and other employees in order to align these programs with our total compensation philosophy. Accordingly, we have adopted a number of policies and practices that affect our executive compensation program:

What We Do
✓	Balance short- and long-term incentives (see pg 26)
✓	Drive achievement of our long-term strategy by focusing STI on achievement of our corporate scorecard goals, which reflect critical short-term activities that are essential to longer-term success (see pg 30)
✓	Align executive compensation with shareholder returns through long-term incentives (see pg 33)
✓	Base target total compensation opportunities on the 50th percentile of market compensation (see pg 28)
✓	Include caps on individual payouts in incentive plans (see pgs 32 and 33)
✓	Perform an annual “say-on-pay” advisory vote for shareholders (see pg 53)
✓	Require repayment of short-term incentive payouts that are based on materially inaccurate financial statements or performance metrics (see pg 32)
✓	Require our directors and executive officers to retain significant stock ownership (see pgs 17 and 39)
New for FY 2015	Determine STI payout using a formulaic calculation, increasing the transparency of our bonus program
Effective FY 2016	Base LTI vesting on multiple financial performance metrics, consistent with LTI programs at peer companies
Effective FY 2016	Extend double-trigger change in control vesting to all new LTI awards
Effective FY 2019	Eliminate all excise tax gross-ups

What We Don’t Do
W	Make solely time-vested equity awards
W	Allow hedging or pledging of our common stock by executive officers or directors
W	Pay dividend equivalents on equity awards that do not vest
W	Allow new participants in the Defined Benefit Supplemental Executive Retirement Plan

The HR Committee oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section	of this proxy statement. The HR Committee is advised by an independent compensation consultant.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	v

Proxy Summary

Historical Say-on-Pay Results and Executive Compensation Program Changes

At the Company’s 2015, 2014 and 2013 annual meetings of shareholders, shareholders had the opportunity to cast an advisory vote regarding our executive compensation program, i.e., a “say-on-pay” vote. The vote results were 83% favorable in 2015, 84% favorable in 2014 and 96% favorable in 2013.

In 2014, we undertook significant shareholder engagement, meeting with eight of our largest institutional shareholders representing in aggregate approximately 29% of our outstanding common stock. The investors with whom we spoke generally did not express concerns about the size of our actual payouts, the structure of our pay practices, the link between pay and performance or our methods for determining market-based compensation targets. Some shareholders suggested that we incorporate a second performance metric in our long-term incentive program to strengthen our ability to attract and retain talent, and some shareholders requested that we expand our disclosure. Meanwhile, our compensation consultant advised us that the scale of our TSR-based performance plan was stricter than a broad market median, and that our program was more performance-based than market given that it contained no grants of time-based equity awards.

Consistent with investor feedback and the advice of our compensation consultant, for FY 2015 we made changes to our long-term incentive program and we expanded the disclosures in our 2015 proxy statement. Nevertheless, our say-on-pay vote results in 2015 were effectively unchanged from the 2014 vote.

Accordingly, we reexamined and significantly revised our executive compensation program in FY 2015, with most changes effective beginning in FY 2016. These changes are summarized in the table below.

SUMMARY OF CHANGES TO EXECUTIVE COMPENSATION PROGRAM

Concerns Raised by Investors and Proxy Advisers		Key Changes	Effective
Overly Large Companies in Total Compensation Peer Group		Eliminated five largest companies from total compensation peer group	FY 2016
Discretionary STI Plan		Moved to a formulaic plan with specific weightings applied to corporate scorecard goals	FY 2016(1)
Single Performance Measure for LTI Awards		Broadened LTI program to add two new metrics (25% weight each):	FY 2016 Awards(2)
Added performance units based on Return on Equity (ROE) Ratio

	ROE Ratio =	Average consolidated ROE(3)
Weighted average allowed utility ROE

Added performance shares based on dividend coverage

Earnings per Share(3) must exceed dividends per share (all-or-nothing vesting with no upside)

Reduced TSR-based performance units and performance shares to 50% of grants (25% weight each).

Eliminated payout for dividend growth below lowest TSR performance
Single-Trigger Vesting on Change in Control for 50% of LTI Awards		Moved to double-trigger change in control vesting for all LTI awards	FY 2016 Awards
Grandfathered Excise Tax Gross-Ups		All excise tax gross-ups will be eliminated in September 2018 if no change in control has occurred or is pending	FY 2019
CEO Ownership Guideline of 3x Base Salary		Increased CEO Ownership Guideline to 5x base salary	Immediately

(1)	Formula also used to determine STI payouts for FY 2015.
(2)	Grants made October 2015
(3)	Subject to non-GAAP adjustments

vi |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proxy Summary

Impact of Company Performance on Long-Term Incentive Compensation – Reported and Realized Pay

A significant portion of the compensation earned by the Named Executive Officers is paid in the form of equity awards, consisting of performance shares and performance units. These grants represent a long-term incentive for future performance, rather than current cash compensation. The Named Executive Officers will not actually receive any amounts for three years, and any payout is at risk of not being earned or being forfeited due to termination of employment. The amount of the actual payout to the Named Executive Officers for LTI awards made in FY 2015 will be based on how well the Company’s TSR performs against a long-term incentive peer group and may be considerably more or less than the target award value and the grant date fair value of the awards.	The chart below outlines the aggregate realized long-term incentive earned payouts for the performance periods ended September 30, 2015, 2014 and 2013 in contrast to the target long-term award values for the same periods. The aggregate realized payout value relative to the aggregate target award value reflects that our long-term incentives, which have been based solely on our TSR, have paid out at 166.2% of target, 0% of target and 61.0% of target for the performance periods that ended at the end of FY 2015, FY 2014 and FY 2013, respectively. This table illustrates the pay for performance nature of our executive compensation program.

AGGREGATE LTI PAYOUTS COMPARED TO AGGREGATE TARGET AWARD VALUE

FOR YEARS ENDED SEPTEMBER 30, 2015, 2014 AND 2013

	Actual TSR Performance	Payout % of Target
LTI vested 9/30/13	34th Percentile	61.0%
LTI vested 9/30/14	24th Percentile	0.0%
LTI vested 9/30/15	76th Percentile	166.2%

(1)	Ms. Thornton joined the Company in 2011 and, consequently, did not have any LTI awards that were scheduled to vest on September 30, 2013.

(2)	Aggregate target award value represents the sum of the target values of performance shares and the target values of performance units vested on September 30, 2015, 2014 and 2013. The target value of performance units is $1 per performance unit, and the target value of performance shares is the closing stock price of WGL Holdings common stock on the day preceding the date of grant (which is the last trading day of the fiscal year preceding the date of grant), in each case, times the target number of performance units or performance shares granted. Target award values are not the same as the grant date fair values of the equity awards (calculated in accordance with FASB ASC Topic 718), which are reflected in the Summary Compensation Table on page 40 (for grants made at the beginning of FY 2015, FY 2014 and FY 2013). Equity awards reflected above were granted at the beginning of the fiscal years ended September 30, 2013, 2012 and 2011.

(3)	Aggregate realized long-term incentive payout means the sum of cash values of earned performance units and the share values of earned performance shares on the dates of vesting.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	vii

Proxy Summary

Return to Shareholders

The Company has delivered consistent positive returns to holders of our common stock over time and has a long history of increasing common stock dividends.

TOTAL SHAREHOLDER RETURN*

* Return on shares of common stock, assuming daily reinvestment of dividends. Returns calculated based on an investment made on September 30 of the first year of the period indicated and sold on September 30 of the last year of the period indicated.

DIVIDEND GROWTH

FOR FY 2015, WE ANNOUNCED A $0.09

INCREASE IN OUR DIVIDEND TO AN ANNUAL

RATE OF $1.85 PER SHARE

WE CONTINUE TO TARGET 5%

ANNUAL DIVIDEND GROWTH

We have increased dividends
for 39 consecutive years
and paid a dividend for
164 consecutive years

Viii |	WGL HOLDINGS, INC. - 2016 Proxy Statement

WGL HOLDINGS, INC.
101 CONSTITUTION AVE., NW
WASHINGTON, DC 20080

PROXY STATEMENT
January 20, 2016

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of WGL Holdings, Inc. to be used at the annual meeting of shareholders to be held on Tuesday, March 1, 2016 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The annual meeting will be held at 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080. Note that the location of the annual meeting is different than in prior years; additional information about the meeting location is included on the inside back cover of this proxy statement.

This proxy statement is first being provided to our shareholders on or about January 20, 2016. Throughout this proxy statement, “WGL Holdings,” the “Company,” “we,” “us” and “our” are intended to refer to WGL Holdings, Inc. and its consolidated subsidiaries, unless specifically indicated otherwise. In addition, “FY 2012,” “FY 2013,” “FY 2014,” “FY 2015” and “FY 2016” refer to the fiscal years ending September 30 of the year indicated.

You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement.

You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card. If you received a printed copy of these materials but prefer to submit your proxy vote over the internet or by telephone, or if you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may submit your proxy vote via the Internet or by telephone by following the instructions under the heading, “Questions and Answers About the Annual Meeting and Voting” beginning on page 64. In addition, other information about voting is provided later in this proxy statement under the heading, “Questions and Answers About the Annual Meeting and Voting.”

Record Date: January 4, 2016

Meeting Webcast: www.wglholdings.com/investorrelations

How to Vote: Voting can be completed in one of four ways:

returning the signed proxy card by mail	online at www.proxyvote.com

through the telephone at 1-800-690-6903	attending the meeting to vote IN PERSON

Important Notice Regarding the Availability of Proxy Materials for WGL Holdings’ annual meeting of shareholders to be held on March 1, 2016. This notice of annual meeting and proxy statement and WGL Holdings’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 are available on the Internet at the following website: www.proxyvote.com.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	1

Election of Directors

PROPOSAL 1 ELECTION OF DIRECTORS

There are ten nominees for election to the Board. Nine of the ten nominees are existing directors that were elected at the 2015 annual meeting of shareholders—Michael D. Barnes, George P. Clancy, Jr., James W. Dyke, Jr., Nancy C. Floyd, Linda R. Gooden, James F. Lafond, Debra L. Lee, Terry D. McCallister, and Dale S. Rosenthal. Nominee Stephen C. Beasley was elected by the Board to serve as a director, effective as of March 3, 2015, until the 2016 annual meeting of shareholders. Mr. Beasley was recommended to the Human Resources Committee of the Board (the “HR Committee”) by a third-party search firm. Each nominee will, if elected, serve on the Board until the 2017 annual meeting of shareholders.

All of the nominees for director also currently serve on the board of directors of our natural gas utility subsidiary, Washington Gas Light Company (“Washington Gas”).

Highlights of Board Nominees

2 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Election of Directors

CRITERIA FOR SELECTION OF BOARD NOMINEES

The Governance Committee is responsible for identifying director nominees for election to the Board. The Governance Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and shareholders.

As provided in its charter, the Governance Committee seeks candidates with experience and abilities relevant to serving as a director of the Company and who will represent the best interests of shareholders as a whole, and not any specific interest group or constituency. The Governance Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our corporate governance guidelines. In evaluating the qualifications of director nominees, the Governance Committee considers factors including, but not limited to, the following:

Commitment. Directors should be able to contribute the time necessary to be actively involved on the Board and its decision-making and should be able and willing to prepare for and attend required meetings.

Diversity. The Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director. Nevertheless, directors should be selected so that the Board is a diverse body. The Board considers the term “diversity” to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes, as well as differences in race, gender and ethnicity.

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Independence. A director should neither have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of all the Company’s shareholders and to fulfill the responsibilities of a director.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a wide range of matters.

Knowledge. Directors should have a firm understanding of our operations, business strategy, corporate governance and Board operations.

Skills. Directors should be selected so that the Board has an appropriate mix of skills in core areas such as: accounting, compensation, finance, government relations, law, management, risk oversight and strategic planning.

The Governance Committee and the Board may take into account such other factors as they consider to be relevant to the success of a publicly-traded company operating in the natural gas utility and energy products and services industries. As part of the annual nomination process, the Governance Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On September 22, 2015, the Governance Committee determined that each Board member satisfied the criteria described above and advised the Board that each of the director nominees listed under “Proposal 1 Election of Directors” was qualified to serve on the Board.

Diversity

The Governance Committee considers diversity in connection with its evaluation of individual potential director nominees, and periodically considers the diversity of the Board as a whole. The Board conducted a self-evaluation in 2015 and concluded that its efforts to achieve Board membership diversity were effective.	The Board believes that the directors collectively represent a diverse array of viewpoints, experiences, education, skills and other attributes that contribute to its effectiveness in overseeing the direction of the Company. Three out of ten of our directors are African-American and four directors are women.

Shareholder Recommendations

The Governance Committee will consider director nominees recommended by shareholders. Notice of such recommendation should be sent in writing to the Chairman of the Governance Committee, c/o the Secretary of WGL Holdings, Inc.; 101 Constitution Ave., NW; Washington DC 20080. The recommendation must identify the writer as a	shareholder of the Company and provide sufficient detail for the Governance Committee to consider the recommended individual’s qualifications. The Governance Committee will evaluate the qualifications of candidates recommended by shareholders using the same criteria as used for other Board candidates.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	3

Election of Directors

Director Nominees

For purposes of the upcoming annual meeting, the Governance Committee has recommended the re-election of each nominee as a director including the re-election of Stephen C. Beasley, who was initially elected as a director by the other members of the Board in March 2015. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named as proxies to vote for a replacement nominee,	if the Board names one, as such persons determine in their best judgment. The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each of the nominees. Each director’s biographical information includes a description of the director’s experience, qualifications, attributes or skills that qualify the director to serve on the Board.

4 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Election of Directors

The Board recommends a vote “FOR” the election of each of the following nominees:

Michael D. Barnes
Age: 72
Director Since: 1991 (Washington Gas), November 2000 (WGL Holdings)
Board Committees: Governance Committee (Chairman), Executive Committee, Lead Director for the Board

Michael D. Barnes, age 72, is a Senior Fellow at the Center for International Policy in Washington, DC. He was previously Senior Of Counsel to the law firm of Covington & Burling LLP from 2007 through December 2010. He was President of The Brady Campaign and Brady Center to Prevent Gun Violence from 2000 through 2006. He was previously a partner in the law firm of Hogan & Hartson LLP (now Hogan Lovells, LLP). Mr. Barnes was United States Representative from Maryland’s 8th Congressional District from 1979 to 1987. In January 2013, he was appointed to the Board of the Office of Congressional Ethics by Speaker John Boehner and Minority Leader Nancy Pelosi. He has previously served as a Commissioner of the Maryland Public Service Commission, as a director of the Metropolitan Washington Airports Authority, as a director of the Washington Metropolitan Area Transit Authority and Chairman of the Washington Suburban Transit Commission, appointed by Governor of the State of Maryland.

Mr. Barnes has been a director of Washington Gas since 1991 and a director of WGL Holdings since November 2000, and serves as Chairman of the Governance Committee. As Chairman of the Governance Committee, Mr. Barnes also serves as Lead Director for the Board. Mr. Barnes has a B.A. degree from the University of North Carolina and a J.D. degree with Honors from George Washington University.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
With over 35 years of legal experience and affiliations, including significant leadership positions, with a diverse array of business, political and philanthropic organizations in the Washington, DC metropolitan area, Mr. Barnes brings immense insight to the Board.
Risk Management/Assessment
Mr. Barnes’ legal expertise contributes to his skills in the areas of risk management, compliance and internal controls.
Government Experience
Mr. Barnes served as United States Representative from Maryland’s 8th Congressional District from 1979 to 1987.
Strategic Planning
Through his extensive involvement in civic, community and charitable activities, Mr. Barnes has gained significant strategic planning and corporate governance experience.
Industry Experience
Mr. Barnes’ service on the Maryland Public Service Commission and long tenure as a director of Washington Gas and WGL Holdings provide him with extensive experience and insights on the issues facing the gas utility and energy products and services industries generally, as well as the Company in particular.

Stephen C. Beasley
Age: 64
Director Since: March 2015 (Washington Gas and WGL Holdings)
Board Committees: HR Committee, Executive Committee (Alternate)
Other Public Company Board: SandRidge Energy, Inc.

Stephen C. Beasley, age 64, is the founder of Eaton Group Inc., an executive solutions and strategic investment firm, and has been its Chief Executive Officer since 2008. He served as President of El Paso Corporation’s Eastern Pipeline Group from 2003 until 2007 and was a member of El Paso Corporation’s Corporate Executive Committee from 2005 until 2007. During this period, Mr. Beasley served as the Chairman and President of Tennessee Gas Pipeline Company and ANR Pipeline Company, two of the largest transmission systems in the United States. Mr. Beasley currently serves as a director of SandRidge Energy, Inc. and Space Services Holdings, Inc., a privately-held space transportation and remote sensing company. Previously, Mr. Beasley served on the boards of Williams Pipeline Partners, L.P. from 2007 until 2009, Southern Union Company in 2009, BPZ Resources, Inc. from 2010 until 2015, and C Sixty Inc. from 2002 until 2005. He serves as Chair of The Brookwood Community and The Briarwood School in the Houston, Texas area, and also serves on several of The University of Texas System development and advisory boards.

Mr. Beasley has been a director of Washington Gas and WGL Holdings since March 2015. Mr. Beasley earned a B.A. degree in Biology from The University of Texas at Austin.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Mr. Beasley has extensive senior executive level experience in business and management.
Risk Management/Assessment
Mr. Beasley’s business experience has given him significant risk management experience that provides the Board with a valuable perspective.
Strategic Planning
As the founder and Chief Executive Officer of an executive solutions and strategic investment firm, and based on his multiple roles in senior executive positions, Mr. Beasley brings significant strategic planning experience to the Board.
Industry Experience
Mr. Beasley has extensive experience in senior executive leadership and directorship roles for a number of companies in the energy industry, including natural gas midstream companies and exploration and production companies.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	5

Election of Directors

George P. Clancy, Jr.
Age: 72
Director Since: December 2000 (Washington Gas and WGL Holdings)
Board Committees: Audit Committee (Chairman), HR Committee, Executive Committee
Other Public Company Board: Saul Centers, Inc.

George P. Clancy, Jr., age 72, is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. (1995-2010). Mr. Clancy has extensive experience in banking, including having served as President and Chief Operating Officer of The Riggs National Corporation (1985-1986) and President and Chief Executive Officer of Signet Bank, N.A. (1988-1995). Mr. Clancy is a member of the board of directors of Catholic Charities of the Archdiocese of Washington. Mr. Clancy is also on the board of directors of ASB Capital Management, Inc., Chevy Chase Trust Company, Saul Centers, Inc. and the Mary and Daniel Loughran Foundation.

Mr. Clancy has been a director of Washington Gas and a director of WGL Holdings since December 2000. Mr. Clancy has a B.A. degree in English from the University of Maryland and an M.B.A. degree from Loyola University.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Mr. Clancy has considerable senior executive level experience in business and management.
Risk Management/Assessment
Mr. Clancy developed significant skills in risk assessment as a senior executive, making him an important adviser to the Board and the Company.
Strategic Planning
Mr. Clancy’s experience managing investments and engaging in strategic planning as a senior executive enable him to serve meaningfully and effectively on the Board.
High Level Financial Literacy
Mr. Clancy has extensive experience in capital and financial markets, accounting and financial reporting and credit markets. He brings financial expertise and extensive experience in assessing and managing investments.

James W. Dyke, Jr.
Age: 69
Director Since: September 2003 (Washington Gas and WGL Holdings)
Board Committees: Governance Committee, HR Committee, Executive Committee (alternate)

James W. Dyke, Jr., age 69, retired on March 31, 2013 after 20 years as a partner in the Virginia law firm of McGuire Woods LLP, where he specialized in corporate, education, voting rights, government relations and municipal law. On April 8, 2013, he became a Senior Adviser to McGuire Woods Consulting LLC. In addition to his legal career, Mr. Dyke has extensive professional experience in government and public relations. Among other appointments, he served as Secretary of Education for the Commonwealth of Virginia from 1990 to 1993 and as Domestic Policy Adviser to former Vice President Walter Mondale. Mr. Dyke has assumed leadership positions in several business and community organizations, including serving as former Chairman of the Fairfax County, Virginia Chamber of Commerce, the Northern Virginia Business Roundtable and the Emerging Business Forum. During 2010, Mr. Dyke was also Chair of the Greater Washington Board of Trade and he is a member of the board of directors of the Washington Metropolitan Area Transit Authority (WMATA) and the Commonwealth Transportation Board (CTB).

Mr. Dyke has been a director of Washington Gas and of WGL Holdings since September 2003. Mr. Dyke has B.A. and J.D. degrees from Howard University. In addition, he holds honorary degrees from St. Paul’s College, Virginia State University, the University of Richmond, Randolph-Macon College and the Northern Virginia Community College.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Mr. Dyke has over thirty-five years of legal experience and significant leadership positions and deep-rooted affiliations with a diverse array of business and philanthropic organizations in the Washington, DC metropolitan area.
Risk Management/Assessment
Mr. Dyke’s legal expertise contributes to his skills in the areas of risk management, compliance, internal controls, legislative and administrative issues and general corporate transactions.
Government Experience
Mr. Dyke has significant governmental experience nationally and in the Commonwealth of Virginia that enable him to bring invaluable insight to the Board.
Strategic Planning
Mr. Dyke lives and works in the Company’s operating territory and has held leadership positions with several local non-profit organizations and, as a result, has significant community ties within the region. In addition, through his extensive involvement in civic, community and charitable activities, Mr. Dyke has gained additional strategic planning and corporate governance insights.

6 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Election of Directors

Nancy C. Floyd
Age: 61
Director Since: June 2011 (Washington Gas and WGL Holdings)
Board Committees: Audit Committee, Governance Committee, Executive Committee (alternate)

Nancy C. Floyd, age 61, is the founder and managing director of Nth Power, a San Francisco-based venture capital firm focused on advanced energy technologies, energy efficiency and sustainability. Nth Power has invested $420 million in 56 companies. Ms. Floyd has served on the boards of the American Council on Renewable Energy and the Center for Resource Solutions. She is an active member of Environmental Entrepreneurs (E2), a national community of individual business leaders who advocate sound environmental policy while building economic prosperity. Prior to founding Nth Power, Floyd launched two high-growth energy and telecommunications companies: NFC Energy Corporation in 1982, an early wind development company, and PacTel Spectrum Services in 1985, both of which were successfully sold. She has also worked on energy and telecommunications issues for the chairman of the Vermont Public Service Board. Ms. Floyd has a B.A. degree in Government from Franklin and Marshall College and an M.A. degree in Political Science from the Rutgers University Eagleton Institute of Politics.

Ms. Floyd has been a director of Washington Gas and of WGL Holdings since June 2011.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Ms. Floyd brings many years of key senior management experience to the Board.
Risk Management/Assessment
Ms. Floyd’s business experience has given her significant risk management experience that provides the Board with a valuable perspective.
Government Experience
As a result of her past work with the Vermont Public Service Board, Ms. Floyd can provide important insight with respect to regulatory and policy matters relevant to public utilities, which enhances the Board’s overall knowledge and experience.
Strategic Planning
Ms. Floyd’s experience as a business founder and manager demonstrates significant strategic planning skills.
Industry Experience
Ms. Floyd brings a deep understanding of energy efficiency and renewable energy applications. Her comprehensive knowledge of many aspects of the energy industry provides the Board with a valuable perspective.

Linda R. Gooden
Age: 62
Director Since: April 2013 (Washington Gas and WGL Holdings)
Board Committees: HR Committee, Executive Committee (alternate)
Other Public Company Board: Automatic Data Processing, Inc.; General Motors Co.; The Home Depot, Inc.

Linda R. Gooden, age 62, retired in 2013 as Executive Vice President of Lockheed Martin Corp.’s Information Systems & Global Solutions, a $9 billion business with 30,000 employees that provides integrated information technology solutions, systems and services globally to civil, defense, intelligence and other government customers, after more than 20 years with the company. Ms. Gooden was responsible for establishing and managing the first major contractor cyber center in Maryland. She led the development of cyber solutions for federal defense, intelligence, and commercial customers.

Ms. Gooden has been inducted into the prestigious Career Communications Hall of Fame. She was named one of Fortune’s 50 Most Powerful Women in Business for three consecutive years and one of the 100 Most Powerful Executives in Corporate America by Black Enterprise magazine in 2009. In 2010, Ms. Gooden was appointed by U.S. President Barack Obama to the National Security Telecommunications Advisory Committee.

Ms. Gooden serves on the board of: the Eisenhower Fellowships Board of Trustees; the Armed Forces Communications and Electronics Association International; TechAmerica; the University Systems of Maryland Board of Regents; Automatic Data Processing, Inc.; General Motors Co.; and The Home Depot, Inc. Ms. Gooden has a B.A. degree in Computer Science from Youngstown State and a B.A. degree in Business Administration from the University of Maryland. She also has an M.B.A. degree in Business Administration from the University of Maryland.

Ms. Gooden has been a director of WGL Holdings and Washington Gas since April 2013.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Ms. Gooden’s experience as a senior executive officer of a Fortune 100 company demonstrates her leadership capability and general business acumen.
Risk Management/Assessment
In addition to her deep understanding of operations and strategy, Ms. Gooden has sophisticated risk management, cyber-security and information technology experience that is extremely valuable to the decision-making processes of the Board.
Government Experience
Ms. Gooden has experience as a presidential appointee to the National Security Telecommunications Advisory Committee.
Strategic Planning
Ms. Gooden provides the Board with extensive experience in operations and strategic planning. Ms. Gooden’s experience also demonstrates her extensive knowledge of governance and complex financial issues faced by public companies.
High Level Financial Literacy
Ms. Gooden provides the Board with extensive experience in corporate finance.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	7

Election of Directors

James F. Lafond
Age: 73
Director Since: September 2003 (Washington Gas and WGL Holdings)
Board Committees: HR Committee (Chairman), Executive Committee
Other Public Company Board: VSE Corporation

James F. Lafond, age 73, is a retired Area Managing partner for the greater Washington, DC area for PricewaterhouseCoopers LLP. He is a retired certified public accountant with extensive experience serving in leadership positions with PricewaterhouseCoopers and with its predecessor, Coopers & Lybrand LLP. He has been active in several civic and non-profit organizations, including serving as Chairman of the INOVA Health System Foundation and the Washington Performing Arts Society. Among other recognitions, he has received the Lifetime Achievement Award from the Leukemia and Lymphoma Society. He is currently a director of VSE Corporation as well as not-for-profit entities.

Mr. Lafond has been a director of Washington Gas and of WGL Holdings since September 2003. Mr. Lafond has a B.S. degree in Accounting and an M.B.A. degree from American International College. Mr. Lafond has also completed the Executive Development program at Dartmouth College.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Mr. Lafond gained significant leadership experience as an Area Managing Partner for PricewaterhouseCoopers LLP and in leadership positions in civic and non-profit organizations.
Risk Management/Assessment
Mr. Lafond has expertise in risk management processes through his experience as Area Managing Partner for PricewaterhouseCoopers LLP and as an engagement partner for entities in various industries.
Strategic Planning
Mr. Lafond’s experience as a member of the nominating and corporate governance committee and chair of the audit committee of the board of directors of another public company allows him to provide particular governance insight to the Board that is essential to strategic planning.
High Level Financial Literacy
Mr. Lafond brings many years of audit experience and financial accounting knowledge that are critical to the Board. Mr. Lafond’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective makes him an invaluable asset to the Board.

Debra L. Lee
Age: 61
Director Since: July 2000 (Washington Gas), November 2000 (WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)
Other Public Company Board: Marriott International, Inc.

Debra L. Lee, age 61, is Chairman and Chief Executive Officer of BET Networks, a global multi-media company that owns and operates Black Entertainment Television and several other ventures. BET Networks is a division of Viacom, Inc. Ms. Lee previously was Executive Vice President and General Counsel of BET Holdings (1992-1995), President and Chief Operating Officer (1995-May 2005), President and Chief Executive Officer (June 2005-January 2006), and was elected to her present position in January 2006. Ms. Lee serves on the board of directors of the Alvin Ailey American Dance Theater and the Paley Center. Ms. Lee is also on the board of directors of Marriott International, Inc. and previously served on the board of directors of Revlon, Inc. from 2006 through 2015.

Ms. Lee has been a director of Washington Gas since July 2000 and a director of WGL Holdings since November 2000. Ms. Lee has a B.A. degree in Political Science from Brown University, a J.D. degree from the Harvard Law School and an M.P.P. from the Harvard University John F. Kennedy School of Government.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Ms. Lee’s experience as a chief executive officer of a major media and entertainment company demonstrates her leadership ability and general business acumen.
Risk Management/Assessment
Ms. Lee’s legal expertise contributes to her skills in the areas of risk management, compliance and internal controls.
Strategic Planning
Through her experience as a chief executive officer and her involvement in civic, community and charitable activities, Ms. Lee has gained significant strategic planning, operational and corporate governance insights. Her extensive experience with consumer marketing is also a significant asset to the Board.
High Level Financial Literacy
Ms. Lee provides the Board with extensive experience in corporate finance. In addition, her experience on the board of directors of other public companies demonstrates her knowledge of complex financial issues faced by public companies.

8 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Election of Directors

Terry D. McCallister
Age: 60
Director Since: October 2009 (Washington Gas and WGL Holdings)
Board Committees: Chairman of the Board, Executive Committee (Chairman)

Terry D. McCallister, age 60, has served as Chairman and Chief Executive Officer of WGL Holdings and of Washington Gas since October 1, 2009. Mr. McCallister previously served as President and Chief Operating Officer of WGL Holdings and Washington Gas(2001-2009); Mr. McCallister joined Washington Gas in April 2000 as Vice President of Operations. He was previously with Southern Natural Gas, where he served as Vice President and Director of Operations and with Atlantic Richfield Company, where he held various leadership positions. Mr. McCallister serves on the Board of Directors of the American Gas Association and served as its Board Chairman for 2015. He is a past Chairman of the Board of Directors of the Southern Gas Association and is currently Chairman of the Board of Directors of the Gas Technology Institute. Mr. McCallister serves on the National Petroleum Council. He also serves on the boards of several business and community organizations, including, among others, the Greater Washington Board of Trade, the Federal City Council, the Alliance to Save Energy, the Smithsonian National Zoo, the National Symphony Orchestra (President) and the INOVA Health System Foundation (Chairman).

Mr. McCallister has a B.S. degree in Engineering Management from the University of Missouri-Rolla and is a graduate of the University of Virginia’s Darden School of Business Executive Program.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
With over thirty-five years of energy industry experience at several levels of management, Mr. McCallister is well positioned to lead our management team and provide essential insight and guidance to the Board on the day-to-day operations of the Company. Mr. McCallister’s service on the boards of local non-profit and charitable organizations provides an important connection between our Company and the communities we serve.
Strategic Planning
Mr. McCallister serves a key leadership role on the Board and provides the Board with in-depth knowledge of each area of our business, the energy industry generally, and the Company’s challenges and opportunities. Mr. McCallister’s leadership roles in key industry organizations provide a unique opportunity to help shape the environment in which the Company can be successful. In addition, through his extensive involvement in civic, community and charitable activities, Mr. McCallister has gained additional strategic planning and corporate governance insights.
Industry Experience
Mr. McCallister’s extensive energy experience and comprehensive understanding of many aspects of the natural gas industry provides the Board with crucial insight.

Dale S. Rosenthal
Age: 59
Director Since: October 2014 (Washington Gas and WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)

Dale S. Rosenthal, age 59, is Division President of Clark Financial Services Group, where she is setting strategy for Clark’s entry into the alternative energy space, leveraging Clark Construction’s core turnkey construction competence into alternative energy development, finance, and management. She was Clark’s Chief Financial Officer for eight years, leading all of the financial functions of Clark, a multi-billion dollar company. She serves on the board of directors of the Strathmore Foundation for the Performing Arts and on the Greater Washington Board of Trade. Ms. Rosenthal has been a director of Washington Gas and of WGL Holdings since October 2014. She has a J.D. and M.B.A. from Harvard University and a B.A. in Economics from Cornell University.

Particular experience, attributes or skills that qualify candidate for Board membership:
Leadership Experience
Ms. Rosenthal brings many years of senior management and new business development experience in both the private and non-profit sectors to the Board.
Risk Management/Assessment
Ms. Rosenthal’s financial and legal background in the construction industry contributes to her skills in risk assessment, mitigation, compliance, and internal controls.
Strategic Planning
Ms. Rosenthal’s formal business training, significant experience in business development and experience as a strategist in the alternative energy sector provide her with significant strategic planning skills.
Industry Experience
Ms. Rosenthal brings significant business expertise in the alternative energy sector.
High Level Financial Literacy
Ms. Rosenthal has managed financial budgeting and reporting in corporate and non-profit organizations.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	9

Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at WGL Holdings, starting with the Board and extending to all employees. In this	section, we describe some of our key corporate governance policies and practices.

Corporate Governance Practices

WGL Holdings is committed to maintaining the highest standards of corporate governance, which we believe are essential to sustained success. We have implemented corporate governance practices that we believe promote our goal of maximizing long-term shareholder value. In light of this goal, the Board oversees, counsels and guides management in the long-term interests of the Company and its shareholders. The Board’s responsibilities include, but are not limited to:

•  overseeing the management of our business and the assessment of our business risks;

•  overseeing the processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with law and ethics;

•  reviewing and approving our major financial objectives and strategic and operating plans; and

•  overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings, special meetings, actions taken by unanimous written consent and other communications with management as appropriate. Directors are expected to attend all meetings of the Board and of each Board committee on which they serve. During FY 2015, the Board held nine meetings.

The Board has established four standing committees: (i) the Audit Committee; (ii) the Governance Committee, (iii) the HR Committee; and (iv) the Executive Committee. Each of these committees is described in more detail below.

During FY 2015, the Audit Committee held five meetings; the HR Committee held three meetings; and the Governance Committee held four meetings. The Executive Committee did not meet in FY 2015. No director attended fewer than 75% of each of: (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during FY 2015. The Company expects Board members to attend all annual meetings of shareholders at which they are standing for election or re-election as directors but recognizes that, from time to time, other commitments may prevent all directors from attending each annual meeting. All of the directors attended the 2015 annual meeting of shareholders (Mr. Dyke attended telephonically).

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties, and regularly reviews the Company’s governance policies and practices. These principles are outlined in the WGL Holdings corporate governance guidelines, which, in conjunction with our articles of incorporation, bylaws, Board committee charters and related policies, form the framework for the effective governance of WGL Holdings.

The full text of the corporate governance guidelines, the charters for each of the Board committees and the Company’s code of conduct are available on WGL Holdings’ website, www.wglholdings.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon written request to:

Assistant Secretary
WGL Holdings, Inc.

101 Constitution Ave., NW
Washington, DC 20080

Board Leadership Structure

Combined Chairman of the Board and Chief Executive Officer Position

Terry D. McCallister serves as the Chairman of the Board and Chief Executive Officer. The Board evaluated its leadership structure in 2015 and determined that the use of the Lead Director, as described below, along with the combined Chairman and Chief Executive Officer positions, is an effective leadership structure. Mr. McCallister has over 35 years of experience in a variety of positions of increasing responsibility and leadership in many facets of the utility and energy industry. As the individual having primary responsibility for the day-to-day management of our business operations, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this leadership structure allows the Board to exercise independent oversight and enables the Board to have direct access to information related to the day-to-day management of business operations.	The leadership responsibilities of the Board are shared among the Chairman of the Board, the Lead Director and the Chairman of the Board’s four standing committees. This structure has been developed over time based on the recommendations of the Governance Committee and on the decisions of the full Board. The Board is comprised of nine independent directors within the meaning of the listing standards of the New York Stock Exchange (“NYSE”), with Mr. McCallister as the only management director. All members of the Audit, HR and Governance Committees are independent. Mr. McCallister is invited to attend meetings of the independent committees, but he does not have a vote on any committee matter (other than the Executive Committee). The Board and the Board committees (other than the Executive Committee) regularly meet in executive sessions, at which no management representative is present.

10 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Corporate Governance

Lead Director

Our corporate governance guidelines and bylaws establish a Lead Director of the Board, and designate the Chairman of the Governance Committee to serve in that position. Among other powers and responsibilities, the Lead Director will:

•  preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the Board;

•  approve information sent to the Board;

•  approve meeting agendas for the Board;

•  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•  have the authority to convene meetings of the independent directors;

•  be available to communicate or meet with any shareholder controlling at least five percent of the outstanding voting stock of the Company; and

•  function as a liaison between the Chairman of the Board and the independent directors, as necessary.

Mr. Barnes served as the Lead Director during FY 2015 and will continue to serve in FY 2016.

The Lead Director presides in executive sessions of the Board at which management is not present. If the executive session includes or is devoted to a report of a Board committee, the Chairman of that committee presides in that portion of the executive session. The Board believes that its leadership structure facilitates proper risk oversight for the Company for a number of reasons, the most significant of which are the following:

•  A combined Chairman and Chief Executive Officer role allows for more productive meetings. The Chief Executive Officer is the individual selected by the Board to manage the Company on a day-to-day basis, and his direct involvement in our operations makes him best positioned to lead productive Board strategic planning sessions and to determine the time allocated to each agenda item in discussions of our short and long-term objectives.

•  The Board structure provides strong oversight by independent directors. The Lead Director’s responsibilities include leading executive sessions of the Board during which our independent directors meet without management. These executive sessions allow the Board to review key decisions and discuss matters in a manner that is independent of the Chief Executive Officer, and where necessary, critical of the Chief Executive Officer and senior management.

The Lead Director informs the Chairman of the Board and Chief Executive Officer, subject to the discretion of the independent directors, about the substance of the discussions that took place during each executive session meeting of the Board. The Board is aware of the potential conflicts that may arise when an executive officer chairs the Board, but believes these potential conflicts are offset by existing safeguards, including: the designation of a Lead Director, regular meetings of the independent directors in executive session, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking and the fact that much of our operations are highly regulated.

Board Oversight of Risk

The Board recognizes that WGL Holdings and its subsidiaries are exposed to certain financial, operational and strategic risks that can affect our earnings and ability to provide value to our shareholders and service to our customers. The Board has delegated certain risk oversight responsibilities to its Audit Committee. In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses our risk management and risk assessment policies with senior management. The Audit Committee incorporates its risk assessment function into its regular reports to the Board. The Audit Committee is directly responsible for overseeing our risk assessment and risk management policies.

At the direction of the Audit Committee and in consultation with the full Board and executive management, the Company created a Risk Management Committee. The Risk Management Committee is comprised of senior members of management, and is chaired by the Senior Vice President and Chief Financial Officer of the Company. The Risk Management Committee is responsible for ensuring that the Company is managing its principal enterprise-wide risks. The Risk Management Committee does this by using an enterprise risk management (“ERM”) process which is based on the Company’s risk management policy. The ERM process involves the application of a well-defined, enterprise-wide methodology that enables our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company such as: business continuity, compliance, credit, environmental, information technology, strategic, financial, operational and reputational risks. In addition to known risks, the ERM process focuses on emerging risks as well as risks that are rare and difficult to predict, but which, if they were to occur, would have a significant impact on the Company. The findings of the ERM process are reported regularly to the Audit Committee by the Chairman of the Risk Management Committee. The Risk Management Committee periodically conducts a full review and update of its assessment of the risks facing the Company and presents the updated assessment to the Audit Committee for its review.

In fulfilling its risk oversight function, the Audit Committee also periodically, and as needed, discusses key risks with the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President, General Counsel and Corporate Secretary, the Company’s internal auditors, and the Company’s independent registered public accounting firm. The Board evaluated the risk assessment function as part of its Board evaluation

WGL HOLDINGS, INC. - 2016 Proxy Statement |	11

Corporate Governance

process in 2015 and determined that the Company’s risk management structure (including its risk management policy and risk management committee), plus regular reports to the Board from management and Board committees, enable the Board to perform its risk oversight responsibilities in an appropriate and effective manner.	Additionally, each Board committee oversees risks within its area of responsibility and has principal responsibility for reviewing and discussing with management the risk exposures specified in their charters or identified from time to time by the committees themselves.

Executive Committee

The Executive Committee members are: Terry D. McCallister (Chairman), Michael D. Barnes, George P. Clancy, Jr. and James F. Lafond. There are six alternate members: Stephen C. Beasley,	James W. Dyke, Jr., Nancy C. Floyd, Linda R. Gooden, Debra L. Lee and Dale S. Rosenthal. This committee may exercise all of the authority of the Board when the Board is not in session.

Audit Committee

The Audit Committee members are: George P. Clancy, Jr. (Chairman), Nancy C. Floyd, Debra L. Lee and Dale S. Rosenthal. Members of the Audit Committee are independent under the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE Listed Company Manual. The Board has determined that Mr. Clancy, Ms. Floyd, Ms. Lee and Ms. Rosenthal meet the qualifications of an “audit committee financial expert,” as that term is defined by rules of the SEC. As provided in its charter, functions of the Audit Committee include:

•  the appointment, compensation and oversight of independent public accounting firm;

•  reviewing with management and the independent public accounting firm the financial statements and the accompanying report of the independent public accounting firm; and

•  reviewing the system of internal controls and the adequacy of the internal audit program.

The Audit Committee also is directly responsible for overseeing the Company’s risk assessment and risk management policies. The report of the Audit Committee, which appears later in this proxy statement, and the Audit Committee charter provide a further description of the responsibilities of this committee.

Governance Committee

The Governance Committee members are: Michael D. Barnes (Chairman), James W. Dyke, Jr. and Nancy C. Floyd. Members of the Governance Committee are independent under the rules of the NYSE Listed Company Manual. As provided in its charter, functions of the Governance Committee include consideration of criteria for	selection of candidates for election to the Board and committees of the Board and adoption of policies and principles concerning Board service and corporate governance. This committee also considers criteria for oversight and evaluation of the Board and management and the adoption of a code of conduct.

Human Resources Committee

General. The HR Committee members are: James F. Lafond, (Chairman), Stephen C. Beasley, George P. Clancy, Jr., James W. Dyke, Jr., and Linda R. Gooden. Members of the HR Committee are independent under the rules of the NYSE Listed Company Manual. The HR Committee discharges the Board’s responsibilities relating to compensation of our executive officers.

As provided in its charter, primary functions of the HR Committee include setting corporate goals and objectives relevant to compensation of the Chief Executive Officer (“CEO”), evaluating the CEO’s performance and setting the CEO’s compensation based on this evaluation. The HR Committee also recommends compensation levels, sets performance targets and evaluates the performance of our other executive officers and determines any incentive and equity-based compensation to be awarded to those officers. The HR Committee also considers succession planning for the Company’s leadership positions.

Under its charter, the HR Committee may delegate authority to act upon specific matters, within specified parameters, to a subcommittee consisting of one or more members or to management. Any such delegates are required to report any action to the full HR Committee at its next meeting. Please see the discussion under the Compensation Discussion and Analysis (“CD&A”) section for information relating to processes and procedures for the consideration and determination of executive compensation.

Governance. The HR Committee focuses on good governance practices in its operation. In FY 2015, this included, among other practices:

•  reviewing tally sheets prepared by its independent adviser regarding the CEO, Chief Financial Officer and the next three most highly compensated officers (the “Named Executive Officers”). Tally sheets identify the material elements of such executives’ compensation, show the cumulative impact of prior grants of long-term incentive awards, and quantify severance and other payouts to which the executive would be entitled under various employment termination scenarios. The HR Committee concluded, based on the tally sheets, that cumulative pay was reasonable and suggested that no changes be made to our pay philosophy;

12 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Corporate Governance

•  considering compensation for the executive officers listed in compensation tables of this proxy statement in the context of all of the components of total compensation, and not allowing the sum of the components to exceed market levels of total compensation opportunity;

•  receiving meeting materials several days in advance of meetings;

•  conducting regular executive sessions of HR Committee members; and

•  maintaining direct access to an independent executive compensation adviser.

Compensation Adviser. The HR Committee has the sole authority to retain and terminate any compensation adviser engaged to assist the HR Committee in the evaluation of the compensation of our executive officers and directors. During FY 2015, the HR Committee’s retained adviser was a partner at Meridian Compensation Partners, LLC (“Meridian”). Meridian is an independent firm that provides only executive and director compensation advisory services. The HR Committee’s adviser attended two of the three the HR Committee meetings held during FY 2015.

The adviser provided data and information to the HR Committee but did not make recommendations with respect to specific levels of compensation. Services provided by Meridian to the HR Committee for FY 2015 included:

•  development of market data in line with the Company’s compensation philosophy (as discussed in the CD&A section of this proxy statement);

•  pay and performance comparisons;

•  tally sheets;

•  update of the compensation risk review;

•  legislative, regulatory, and market trend updates; and

•  review of the CD&A and other proxy disclosures.

Adviser Independence. The HR Committee concluded that its compensation adviser had no conflicts of interest during FY 2015. In reaching this conclusion, the HR Committee considered all relevant factors, including the six independence factors relating to committee advisers that are specified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE’s listing standards. These factors are:

(i)    the provision of other services to the Company by the adviser’s employer;

(ii)    the amount of fees received from the Company by the adviser’s employer as a percentage of the total revenue of the adviser’s employer;

(iii)   the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

(iv)   any business or personal relationship of the adviser with a member of the HR Committee;

(v)    any stock of the Company owned by the adviser; and

(vi)   any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

In addition, the HR Committee retains the individual adviser as well as the adviser’s firm, and the adviser reports directly to the HR Committee.

HR Committee Interlocks and Insider Participation

The HR Committee currently is composed of five independent, non-employee directors. During FY 2015, no current or former member of the HR Committee was an officer or employee of WGL Holdings or any of its subsidiaries. No former or current member of the Board or the HR Committee has served, at any time since	October 1, 2014, as an executive officer of any entity that at such time had one or more of WGL Holdings’ executive officers serving as a member of that entity’s board of directors or compensation committee.

Director Independence and Retirement Age

The Board has determined that all of the current directors and each of the nominees for election as director, except Mr. McCallister, are independent pursuant to the guidelines set forth by the NYSE. In determining independence, the Board considered the specific criteria for independence as set forth in the NYSE Listed Company Manual and also the facts and circumstances of any other relationships of individual directors with the Company or its affiliates.	The Board has a policy under which directors who are not employees of the Company may not stand for re-election after reaching the age of 75. Also, under this policy, directors who are employees of the Company must retire from the Board upon their retirement from the Company. This policy can be changed at any time by an action of the Board.

Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions

Our policies and procedures for the review, approval or ratification of related person transactions are set forth in our Related Person Transactions Policy. In summary, a related person transaction is a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds	$120,000, and in which a related person (i.e., any director, executive officer, nominee for director, beneficial owner of more than 5% of our common stock, or any member of the immediate family of such person) has or will have a direct or indirect material interest.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	13

Corporate Governance

The Governance Committee is responsible for reviewing and approving all material transactions with any related person. This obligation is set forth in the Governance Committee charter.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also distribute questionnaires to directors, executive officers and others within the Company to identify related party transactions for purposes of meeting accounting and disclosure requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 850. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the Company’s interests. Our code of conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or the Company’s Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and we encourage them to avoid situations that present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. In addition, we are prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

No Material Related Person Transactions During FY 2015

There were no material related person transactions during FY 2015 and no transactions were considered or reviewed for	approval in connection with our Related Person Transactions Policy.

Relationship to Washington Gas

The directors of WGL Holdings also serve as directors of its utility subsidiary, Washington Gas. The directors serve on the same committees of each board of directors. In general, the	Board meetings of WGL Holdings and Washington Gas are held consecutively.

Communications with the Board

Shareholders and all other interested parties may send communications regarding financial accounting, internal accounting controls, auditing, code of conduct or other	concerns to non-management Board members by using the toll-free number established for such purposes, which is 1-800-249-5360.

14 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION

Cash compensation for non-employee directors’ service on the Boards of WGL Holdings and Washington Gas during FY 2015 consisted primarily of an annual retainer. Non-employee directors also received an annual equity award of WGL Holdings common	stock under the WGL Holdings Directors’ Stock Compensation Plan, as amended (the “Directors’ Stock Plan”). Mr. McCallister, our Chairman and CEO, does not receive compensation for his service as a director.

Director Annual Retainer and Meeting Fees

Non-employee directors receive an annual cash retainer (paid quarterly), which is paid by Washington Gas. Directors were offered the opportunity to receive all or a portion of their cash compensation (including annual retainer and additional fees described below) on a deferred basis under the WGL Holdings and Washington Gas Deferred Compensation Plan for Outside Directors, which is described below under the heading “Director Deferred Compensation Plan.”

Every other year, the Board evaluates the competitiveness of the Company’s outside director compensation program relative to peer companies. Based on this evaluation, beginning in FY 2015, the Board increased the annual cash retainer fee and eliminated meeting fee payments until after the tenth Board meeting.

The table below presents the FY 2015 cash compensation arrangements for non-employee directors of the Company.

CASH COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS IN FY 2015

Description of fees paid to non-employee Directors(1)	Washington Gas Dollar Amount	WGL Holdings Dollar Amount
Annual cash retainer (paid on a quarterly basis)	$85,000	$0
Meeting fees(2):
On days when both Boards meet	$1,000	$500
On days when both committees meet	$1,000	$500
On days when only one Board meets	$1,200	$1,200
On days when only one committee meets	$1,200	$1,200
Each day a director attends a director education program	$1,000	$500
Annual retainer to committee chairmen:
HR Committee	$12,500	$0
Audit Committee	$15,000	$0
Governance Committee	$7,500	$0
Lead Director annual retainer(3)	$20,000	$0

(1)	Allocation based on approximate time required for Board responsibilities for each company (1/3 WGL Holdings; 2/3 Washington Gas).

(2)	Paid after the tenth Board meeting. In FY 2015, there were nine Board meetings, so no meeting fees were paid.

(3)	In accordance with our Corporate Governance Guidelines, the Chairman of the Governance Committee simultaneously serves as Lead Director. The compensation for the Lead Director is separate from and in addition to the compensation for the Chairman of the Governance Committee even though these positions are simultaneously held by the same person. This policy underscores the importance of each respective position. The retainer for the Lead Director for FY 2015 was $20,000 and the retainer for the Chairman of the Governance Committee was $7,500.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	15

Director Compensation

Directors’ Stock Plan

Pursuant to the terms of the Directors’ Stock Plan, shares of WGL Holdings common stock are awarded to each non-employee director annually. The amount of WGL Holdings common stock awarded to each non-employee director for 2015 was equal to $90,000 in value, except that Mr. Beasley was awarded common stock equal to $74,546 in value for a partial year of service. The Directors’ Stock Plan is administered by the HR Committee. Employee directors are not eligible to participate in this plan. The shares of common stock awarded under the plan are immediately vested and non-forfeitable. The Directors’ Stock Plan is unfunded and will expire on March 4, 2020, if not previously terminated by the Board or by shareholders.

The table below presents information regarding the total compensation paid to non-employee directors during FY 2015.

COMPENSATION PAID TO DIRECTORS IN FY 2015

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(2) ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Michael D. Barnes	$121,500	$90,000	$0	$0	$0	$0	$211,500
Stephen C. Beasley(3)	$49,126	$74,547	$0	$0	$0	$0	$123,673
George P. Clancy, Jr.	$100,000	$90,000	$0	$0	$71,405	$0	$261,405
James W. Dyke, Jr.	$86,500	$90,000	$0	$0	$0	$0	$176,500
Nancy C. Floyd	$85,000	$90,000	$0	$0	$0	$0	$175,000
Linda R. Gooden	$92,500	$90,000	$0	$0	$7,288	$0	$189,788
James F. Lafond	$102,000	$90,000	$0	$0	$93,612	$0	$285,612
Debra L. Lee	$91,250	$90,000	$0	$0	$0	$0	$181,250
Dale S. Rosenthal	$95,500	$90,000	$0	$0	$3,151	$0	$188,651

(1)	On January 2, 2014, each of the non-employee directors other than Mr. Beasley received an award of 1,648 shares of WGL Holdings common stock in accordance with the terms of the Directors’ Stock Plan. On March 13, 2015, Mr. Beasley received an award of 1,410 shares of WGL Holdings common stock in accordance with the terms of the Directors’ Stock Plan. The amounts reported for stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 was $54.62 per share, except that the grant date fair value of the equity award to Mr. Beasley was $52.87 per share. For a discussion of assumptions and methodologies used to calculate the amounts in column (c), see Note 11 (Stock-Based Compensation) to the WGL Holdings consolidated financial statements, included as part of the Company’s 2015 Annual Report on Form 10-K filed with the SEC on November 19, 2015.

(2)	Amounts in this column only reflect earnings on non-qualified deferred compensation. Mr. Barnes is the only director that has any retirement benefits. As described below under “Director Retirement Plan,” Mr. Barnes’ retirement benefits are frozen and, therefore, there is no change in value.

(3)	Stephen C. Beasley joined the Board on March 3, 2015.

Non-Employee Director Compensation Decisions

All non-employee directors are compensated in accordance with the terms of our director compensation program. Usually, the Board reviews the level of compensation it receives for its service every two years. In connection with this review, Meridian conducts a director pay review survey to identify board compensation practices of companies in the total compensation peer group. The Board takes this survey information into consideration when determining the meeting fees, retainers and other forms of compensation it will be paid. The most recent study was conducted during FY 2014, and the results of that study were taken into consideration to set director compensation for FY 2015.	The Board may take action at any time to amend the amount or type of compensation it receives. Directors who are employed by the Company do not receive compensation for their role as a director. The executive officers of the Company do not have a role in determining or recommending the amount or form of compensation received by directors. Other than conducting the director pay review previously mentioned, Meridian has no role in determining the compensation of the Board.

16 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Director Compensation

Director Deferred Compensation Plan

Non-employee directors of the Company are eligible to defer up to 100% of their cash Board compensation under the WGL Holdings and Washington Gas Light Company Deferred Compensation Plan for Outside Directors, as amended and restated (the “Director Deferred Compensation Plan”). This includes the deferral of the payment of annual Board and committee cash retainers, Board and committee meeting fees, and fees for attending director education programs. Deferrals are set at percentage increments of 10%. Interest is earned on deferred amounts, compounded quarterly.

The interest rate on amounts deferred on or after January 1, 2013 is equal to the weighted average interest rate of all of the Company’s outstanding debt because, in any one year, the liability that the Company has to directors is a consolidation of fees deferred over a number of years by directors. Therefore, the funds displace other long-term borrowings that the Company would have otherwise utilized. The interest rate earned on compensation deferred after January 1, 2013 is determined on January 1 each year. The applicable interest rate for calendar year 2016 is 5.08%. The interest rate on amounts that were deferred prior to January 1, 2013 is equal to the weekly average yield to maturity for 10-

year U.S. Government fixed interest rate securities issued at the time of the deferral, with a minimum rate of 8% per year.

Directors may elect to defer distribution of their compensation for a minimum period of one year following the end of the year in which compensation is deferred or until the director’s retirement from the Board. Deferred compensation may be distributed earlier than the time period specified by a director in the event of the director’s retirement, disability, death or upon the occurrence of a severe financial hardship. Directors may elect to receive payment of deferred amounts in a lump sum or in equal annual installments up to a ten-year period. Directors must elect the time and method of distribution at the same time they submit a deferral application. Payments commence within 30 days of the event that triggers payout.

The amount of early withdrawals or accelerated payments made in connection with a severe financial hardship is limited in accordance with applicable tax laws. The administrator of the Director Deferred Compensation Plan has the sole discretion to determine whether such an early withdrawal or accelerated payment in the event of a severe financial hardship will be permitted.

Director Retirement Plan

A retirement plan for non-employee directors of Washington Gas, which was originally adopted in 1995, was terminated by the board of directors of Washington Gas effective January 1, 1998, subject to vesting of benefits earned by the directors as of that	date. Of the current directors, only Mr. Barnes has vested benefits under this plan. These benefits are frozen and will be paid out in a fixed amount of $10,200 per year to Mr. Barnes for a ten-year period commencing after his retirement from the Board.

Donations to Civic Organizations and Charities

Washington Gas has a long-standing tradition of supporting charitable and civic organizations within the Washington, DC metropolitan area by contributing financial donations and	employee volunteer resources. None of these donations in FY 2015 were made in the name of a director of WGL Holdings or Washington Gas.

Board Stock Ownership Guidelines

The Board has established stock ownership guidelines pursuant to which each Board member should own shares of WGL Holdings having a value of at least five times the amount of his or her annual cash retainer (i.e., at least $425,000 during FY 2015). New directors have five years from the date of their election to	the Board to acquire this level of ownership. Based on the closing price of the common stock of WGL Holdings on January 4, 2016, each of the directors was in compliance with the stock ownership guidelines as of that date.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	17

Beneficial Ownership

BENEFICIAL OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the information as of January 4, 2016, regarding outstanding common stock of WGL Holdings beneficially owned by each director, each nominee for election as a director, the executive officers named in the Summary Compensation Table in this proxy statement, and all directors, nominees and executive officers as a group. Each of the individuals listed, as well as all directors and executive officers as a group, beneficially owned less than 1% of the Company’s outstanding common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Vincent L. Ammann, Jr. (2)	37,414
Michael D. Barnes	15,187
Stephen C. Beasley	2,839
Gautam Chandra	24,224
Adrian P. Chapman	63,060
George P. Clancy, Jr.	23,561
James W. Dyke, Jr.	10,328
Nancy C. Floyd	10,197
Linda R. Gooden	6,653
James F. Lafond	20,052
Debra L. Lee	13,391
Terry D. McCallister	100,670
Dale S. Rosenthal(3)	4,447
Leslie T. Thornton	5,153
All directors, nominees and executive officers as a group (24 people):	428,394

(1)	Except as noted below and except for 14,052 shares held indirectly by executive officers through our 401(k) Plan (discussed below), all shares are directly owned by persons shown in this table. None of the individuals listed above nor any other executive officers own stock options.

(2)	Includes 600 shares held by Mr. Ammann’s children who share Mr. Ammann’s residence, of which Mr. Ammann disclaims beneficial ownership of 300 shares.

(3)	Includes 800 shares held by the Robert Rosenthal Marital Trust.

The following table sets forth information as of December 31, 2015 regarding any person who is known to WGL Holdings to be the beneficial owner of more than five percent of WGL Holdings common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc., 55 East 52nd Street, New York, NY 10022	4,350,554	(1)	8.73%
State Street Corporation, State Street Financial Center, One Lincoln	3,946,548	(2)	7.92%
Street, Boston, MA 02111
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	3,759,934	(3)	7.54%
American Century Investment Management, Inc., 4500 Main Street,	2,789,048	(4)	5.60%
9th floor, Kansas City, MO 64111

(1)	This information is based on a Form 13G/A, filed on January 12, 2015, with the SEC by Black Rock, Inc., which reported that it had sole voting authority over 4,202,491 shares and sole investment authority over the shares.

(2)	This information is based on a Form 13G, filed on February 11, 2015, with the SEC by State Street Corporation, which reported that it had shared voting authority and shared investment authority over the shares.

(3)	This information is based on a Form 13G/A, filed on February 9, 2015, with the SEC by The Vanguard Group, Inc., which reported that it had sole voting authority over 71,680 shares and sole investment authority over 3,692,154 shares.

(4)	This information is based on a Form 13G/A, filed on February 10, 2015, with the SEC by American Century Investment Management, Inc., which reported that it had sole voting authority over 2,757,848 shares and sole investment authority over the shares.

18 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Beneficial Ownership

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors to file reports of securities ownership and changes in such ownership with the SEC. Based on our records and information, we believe that all persons required to file such forms have done so during FY 2015, except that one report on Form 4 was filed late for Dr. Louis J. Hutchinson, III, Vice President and Chief Revenue Officer, relating to an erroneous sale of 98.6 shares, and one report on Form 4 was filed late for Douglas A. Staebler, Senior Vice President of Washington Gas, relating to two sales transactions on a single day totaling 1,200 shares. In addition, one report was not filed in FY 2014 for Vincent L. Ammann, Jr., Senior Vice President and Chief Financial Officer, relating to three family gift transactions on a single day.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	19

Human Resources Committee Report

HUMAN RESOURCES COMMITTEE REPORT*

The following Compensation Discussion and Analysis section has been prepared by the management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the HR Committee.	The HR Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and its discussions, the HR Committee recommended to the Board that the following Compensation Discussion and Analysis section be included in this proxy statement.

HUMAN RESOURCES COMMITTEE
James F. Lafond (Chairman)
Stephen C. Beasley
George P. Clancy, Jr.
James W. Dyke, Jr.
Linda R. Gooden

* Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

20 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis provides information about the principles underlying our executive compensation programs and the key executive compensation decisions that were made for FY 2015, including the most important factors relevant to those decisions. This CD&A is intended to provide	additional context and background for the compensation earned by and awarded to the following officers, whom we refer to as the Named Executive Officers, for FY 2015, as reported in the Summary Compensation Table that follows this discussion:

Name	Title
Terry D. McCallister	Chairman of the Board and Chief Executive Officer
Vincent L. Ammann, Jr.	Senior Vice President and Chief Financial Officer
Adrian P. Chapman	President and Chief Operating Officer
Gautam Chandra	Senior Vice President, Strategy, Business Development and Non-Utility Operations
Leslie T. Thornton	Senior Vice President, General Counsel and Corporate Secretary

Program Highlights

Our executive compensation program is market-based, performance-oriented and reasonable, as evidenced by the following:

•  Our pay philosophy is conservative, both before and after giving effect to program changes implemented for FY 2016.

o We have no employment contracts with executives and no guaranteed pay other than base salary.

o Each component of our program is targeted at the size-adjusted 50th percentile of the utilities marketplace. Use of a utilities market rather than general industry results in lower market benchmarks.

o The HR Committee’s consultant size-adjusts the market data to be appropriate based on our revenues relative to the total compensation peer group. The market capitalizations of peers do not impact the market data we develop for use in pay decisions.

o Executive perquisites are few and have low value.

•  Our actual pay opportunities are moderate and are aligned with our utility peers.

o Our FY 2015 target total compensation opportunities for Named Executive Officers were within 1% of market in the aggregate.

o We take retirement benefits into account when comparing target total compensation to the size-adjusted 50th percentile. That is, if retirement benefits are above-market, we reduce long-term incentive opportunities to offset them.

•  Our short-term incentive (“STI”) program has had moderate actual payouts and is regarded favorably by our regulators.

o The plan pays a maximum of 150% of target.

o The factor that relates to the Company’s performance, which we refer to as the Corporate Factor, was 130% of target for FY 2015 and has averaged 108.3% of target for the past three fiscal years.

o Our design, which uses 15 performance measures, achieves favorable regulatory treatment due to its high customer orientation by focusing on the delivery of safe, reliable and reasonably priced natural gas service. We believe that favorable regulatory treatment reflects the fact that our plan adds value for all of our stakeholders, including shareholders.

•  Our long-term incentive (“LTI”) plan is entirely performance-based and has paid zero or below target for three of the past four periods.

o Our performance share and performance unit payouts depend on how our 3-year total shareholder return (“TSR”) compares to that of utilities deemed most like us. The measure is intended to be a proof of our business strategy and our execution of it.

o The value to our employees of vesting performance shares increases or decreases in direct proportion to the appreciation or depreciation of our shares over the performance period.

o We have not granted solely time-based restricted stock since 1996 or stock options since 2006.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	21

Compensation Discussion And Analysis

Historical Say-on-Pay Results and Executive Compensation Program Changes

Historical Say-on-Pay Vote Results and Shareholder Engagement

At the Company’s 2015, 2014 and 2013 annual meetings, shareholders had the opportunity to cast an advisory vote regarding our executive compensation program, i.e., a “say-on-pay” vote. The vote results were 83% favorable in 2015, 84% favorable in 2014 and 96% favorable in 2013.

In 2014, we met with eight of our largest institutional shareholders representing in aggregate approximately 29% of our outstanding common stock in order to better understand the decrease in our 2014 say-on-pay vote results compared to 2013. The investors with whom we spoke generally did not express concerns about the size of our actual payouts, the structure of our pay practices, the link between pay and performance or our methods for determining market-based compensation targets. Some shareholders suggested that we incorporate a second performance metric in our long-term incentive program to strengthen our ability to attract and retain talent, and some shareholders requested that we expand our disclosure. Meanwhile, our compensation consultant advised us that the scale of our TSR-based performance plan was stricter than a broad market median, and that our program was more performance-based than market given that it contained no grants of time-based equity awards.

For those reasons, for FY 2015 we made a change to our long-term incentive program. To match the median design of TSR-based performance plans at S&P 500 companies, we changed the lowest TSR percentile at which payouts could be made from 30th percentile to 25th percentile. We then added a dividend growth standard that applies if TSR is below the 25th percentile, which, if met, will result in a payout of 25% of target. In addition, we expanded the disclosures in our proxy statement regarding the link between our STI performance metrics and our long-term strategic goals, the evaluation of our annual corporate scorecard results for the purpose of determining STI payouts and our selection of the total compensation peer group and the long-term incentive peer group.

FY 2016 Program Changes

Our say-on-pay vote results in 2015 were effectively unchanged from the 2014 vote. Accordingly, we reexamined and significantly revised our executive compensation program in FY 2015, with most changes effective beginning in FY 2016. These changes are summarized in the table below. Note that, with the exception of the information set forth in this sub-section or as specifically noted, this CD&A discusses only our executive compensation program for FY 2015.

22 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

SUMMARY OF CHANGES TO EXECUTIVE COMPENSATION PROGRAM

Concerns Raised by Investors and Proxy Advisers	Key Changes			Effective
Overly Large Companies in Total Compensation Peer Group	Eliminated five largest companies from total compensation peer group			FY 2016
Discretionary STI Plan	Moved to a formulaic plan with specific weightings applied to corporate scorecard goals			FY 2016(1)

HR Committee retains negative discretion

Designed to continue to achieve favorable regulatory treatment

Single Performance Measure for	Broadened LTI program to include two new metrics (25% weight each):			FY 2016
LTI Awards	Added performance units based on Return on Equity (ROE) Ratio			Awards(2)

	ROE Ratio =	Average consolidated ROE(3)
Weighted average allowed utility ROE

Payout occurs on a Sliding Scale:
		ROE Ratio	Payout
	Maximum	120% or	200% of Target
greater
	Target	100%	100% of Target
	Threshold	90%	50% of Target

Added performance shares based on dividend coverage

Earnings per share(3) must exceed dividends per share (all-or- nothing vesting with no upside)

Reduced TSR-based performance units and performance shares to 50% of grants (25% weight each).

Eliminated payout for dividend growth below lowest TSR performance
Single-Trigger Vesting on Change in Control for 50% of LTI Awards	Moved to double-trigger change in control vesting for all LTI awards			FY 2016 Awards
Grandfathered Excise Tax Gross-Ups	All excise tax gross-ups will be eliminated in September 2018 if no change in control has occurred or is pending			FY 2019
CEO Ownership Guideline of 3x Base Salary	Increased CEO Ownership Guideline to 5x base salary			Immediately

(1) Formula also used to determine STI payouts for FY 2015.

(2) Grants made October 2015.

(3) Subject to non-GAAP adjustments.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	23

Compensation Discussion And Analysis

FY 2015 in Review

WGL Holdings and its subsidiaries achieved significant financial, business and operational successes in FY 2015, as set forth below.

FY 2015 Financial and Operating Highlights

•  WGL Holdings generated record operating earnings* for FY 2015 of $158.2 million, an improvement of $19.2 million over operating earnings of $139.0 million for FY 2014, and reported net income applicable to common stock of $131.3 million for FY 2015, compared to $105.9 million for FY 2014.

•  WGL Holdings established 22 new stock intra-day trading highs during the fiscal year.

•  WGL Holdings increased its annual dividend by nine cents, a 5% increase, to $1.85 per share. This marks the 39th consecutive year that the Company has increased the dividend on its common stock.

•  In March 2015, WGL Holdings communicated expectations for growth in operating earnings per share* over the next five years of between 7% and 10%. This growth is expected to be balanced across the Company’s business segments and is expected to be driven by energy infrastructure investments that will generate predictable revenue streams. Operating earnings per share increased by $0.48 per share from $2.68 in FY 2014 to $3.16 in FY 2015, an increase of 17.9%. Net income per share increased from $2.05 to $2.62.

•  WGL Holdings’ wholly-owned subsidiary, WGL Midstream, entered into an agreement to sell up to 430,000 Dth/day of natural gas over 20 years to GAIL Global (USA) LNG LLC (a subsidiary of GAIL (India) Limited), India’s leading Natural Gas company), commencing with the in-service date of the Cove Point LNG export facility.

•  WGL Midstream acquired a 7% interest in the Mountain Valley Pipeline project, a 300-mile long pipeline that is expected to have a capacity of 2 Bcf/day and that will move gas from the Marcellus and Utica shale plays to markets in the Southeast and Mid-Atlantic regions. WGL Midstream will also be a shipper on the pipeline and will purchase a significant amount of natural gas as part of the agreement.

•  WGL Holdings entered into multi-million dollar agreements related to renewable energy in FY 2015, continuing to add new solar energy and fuel cell projects to its portfolio. As of September 30, 2015, WGL Holdings’ portfolio consists of over 104 megawatts of installed solar capacity and 4 megawatts of installed fuel cell capacity. An additional 40 megawatts of distributed generation is currently under contract or in construction.

•  Washington Gas experienced record cold weather in its territories, recording seven of its top 25 days of gas send-out in FY 2015 and achieving record single day send-out of 1.672 million dekatherms on February 19, 2015. The Washington Gas distribution system operated safely and continuously during these extreme conditions.

•  Washington Gas added over 12,000 new meters within its service territory, which we believe demonstrates the Company’s successful marketing and sales efforts.

•  Company employees and their families volunteered more than 12,800 hours of their time to a variety of community service projects in the Washington DC metropolitan area.

•  WGL Holdings is on track to achieve its 2020 goals to reduce fleet and facility emissions by 70 percent (compared to 2008) and to decrease emissions by 18 percent (measured from a 2008 baseline) for each therm of gas delivered.

* Operating earnings and operating earnings per share are financial measures that are not presented in accordance with generally accepted accounting principles (“GAAP”). See Appendix A of this proxy statement for a reconciliation to the nearest comparable measures presented in accordance with GAAP.

24 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

What We Pay and Why: Elements of Compensation

We have three main elements of direct compensation: base salary, annual incentive and long-term equity compensation. The majority of direct compensation for our Named Executive Officers is performance-based and not guaranteed. We also provide various retirement and benefit programs and modest business-related perquisites. The dashboard below provides a snapshot and describes why we provide each element.

COMPENSATION DASHBOARD

TOTAL DIRECT COMPENSATION*

*	Chart depicts the relative percentages each element of direct compensation for the Named Executive Officer as a group. The relative percentages each element of direct compensation will vary for Named Executive Officer.

OTHER ELEMENTS OF COMPENSATION

BENEFITS		PERQUISITES		RETIREMENT PROGRAMS
•	Provide a safety net to protect against financial catastrophes that can result from illness, disability or death.	•	We believe the benefit the Company receives from providing perquisites significantly outweighs the cost of providing them.	•	Provide for basic retirement needs and serve as an additional means to attract and retain employees.

•	Includes medical, dental, disability, life insurance and severance plans.	•	Additional detail and the business rationale for each perquisite are described on page 38.	•	Include pension plans, retirement savings plans and deferred compensation plans.

•	Named Executive Officers generally participate in the same benefit plans as the broader employee population.			•	For additional details, see “Retirement Benefits” beginning on page 36.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	25

Compensation Discussion And Analysis

Objectives of Executive Compensation Program

Our executive compensation program is intended to achieve the following fundamental objectives:

•  attract and retain qualified executives;

•  focus executives’ attention on specific strategic and operating objectives of WGL Holdings;

•  align executives’ interests with the long-term interests of WGL Holdings’ shareholders; and

•  align management’s interests with the customers of its regulated utility subsidiary (Washington Gas) by rewarding the provision of a safe and reliable gas supply to customers at a reasonable cost, and align management’s interests with the customers of its non-utility entities and the communities in which we operate.

To accomplish these objectives, the HR Committee provides the Named Executive Officers competitive total compensation opportunities based on the size-adjusted 50th percentile of the range of compensation paid by similar utility industry companies for positions of similar responsibility. Actual pay reflects WGL Holdings’ short and long-term performance and each individual’s performance.

Elements of Executive Compensation Program

For FY 2015, our compensation program for our executive officers, including the Named Executive Officers, consisted of several compensation elements, each of which is discussed in more detail below. Each element of the executive compensation program is structured to help achieve one or more of the compensation objectives described above. Decisions with respect to one element of pay generally do not impact other elements of pay, with the exception that above-market retirement benefits reduce LTI opportunities so that total target compensation remains near market compensation.

A significant percentage of total compensation is allocated to incentives, both short-term and long-term. Short-term incentives focus on internal performance measures and goals that we set each year, and are paid in cash. Long-term incentives focus on our TSR relative to our peers and are denominated in and paid in a combination of stock and cash.

There is no pre-established policy or target for the allocation between cash and non-cash compensation or between short-term and long-term compensation. Rather, the HR Committee uses market data and its business judgment to determine the appropriate level and mix of incentive compensation.

Analysis

Key Analytic Tools

The HR Committee uses specific analytic tools and its seasoned business judgment to form recommendations and decisions regarding executive compensation matters. To facilitate the HR Committee’s decision-making process for FY 2015, the HR Committee’s independent executive compensation adviser, a partner at Meridian Compensation Partners, LLC (“Meridian” or “the adviser”) prepared an executive compensation market study including a comparison of our retirement benefits to market, compensation tally sheets for each executive, pay and performance comparisons, an incentives risk evaluation and information on executive compensation trends. These materials were delivered to the HR Committee members in advance of HR Committee meetings and were the subject of discussion between HR Committee members and the adviser.

In addition, the HR Committee received and considered comprehensive reports from management on corporate and individual executive performance. Corporate performance was discussed with the HR Committee at the time that our financial results for FY 2015 were being released to the public. The HR Committee considered our corporate performance as measured by our reported financial results for FY 2015 and by the corporate scorecard for FY 2015.

Although specific weightings were not assigned in advance to each corporate scorecard goal for FY 2015, the HR Committee decided that it was appropriate to apply the methodology and weightings that it approved for FY 2016 to evaluate corporate performance for FY 2015. Thus, the FY 2016 methodology that was approved by the HR Committee was effectively implemented a year early. There were 15 items on the corporate scorecard for FY 2015. Details regarding the targets and results for our corporate scorecard are reported elsewhere in this CD&A.

Individual performance of our Named Executive Officers is measured each year by the HR Committee and our management. Several specific individual performance factors, described elsewhere in this proxy statement, were considered by the HR Committee. The HR Committee members also have direct knowledge of the performance of several of the executives through regular and special reports by these executives to the Board and Board committees. Our Chairman and CEO discusses the performance of our other executives in detail with the HR Committee.

26 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

Human Resources Committee Decisions

The HR Committee sets the compensation for the Chief Executive Officer and makes compensation recommendations to the full Board for the other Named Executive Officers and certain other	senior executives. The following describes the basis on which the HR Committee made decisions and recommendations for FY 2015.

Market Data and Total Compensation Peer Groups

Our philosophy is to provide pay opportunities for each component of pay and for total compensation at the size-adjusted 50th percentile of the utilities market. During FY 2014, in support of compensation decisions for FY 2015, the adviser collected and analyzed comprehensive market data on base salary, short and long-term incentives, and the sum of those components. The adviser separately analyzed the market competitiveness of our executive retirement benefits and the prevalence of perquisites.

To develop market information for our executive officers, including the Named Executive Officers, the adviser determined compensation opportunities for comparable positions at comparable companies of comparable revenue size, using statistical techniques to adjust the market data to be appropriate for our particular revenue size. The adviser used all relevant available data for comparable positions in the total compensation peer group. The relative market capitalizations of the Company and our peers do not impact the development of the market benchmarks, given that the adviser uses regression analysis based on revenues to size-adjust the data. The elements of pay were benchmarked both individually and in total to the same peer companies.

The total compensation peer group used in the market study that supported our FY 2015 pay decisions is shown below. The list is subject to change each year depending on the availability of the companies’ data through the Aon Hewitt Total Compensation Measurement database (used by the adviser for FY 2015), and the continued appropriateness of the companies. All companies were chosen because they are utility companies in a size range reasonably near WGL Holdings. While we periodically review market data of general industry companies, which is generally higher than that of utilities, these data historically have not impacted our actual pay levels or practices.

The total compensation peer group is not the same as the long-term incentive peer group described on page 34. The total compensation peer group is intended to benchmark the market compensation for executives in comparable positions and is constrained by the availability of data in the compensation database used. In contrast, the long-term incentive peer group is selected to benchmark share performance as measured by TSR for comparable investment opportunities and is not constrained by database participation.

FY 2015 TOTAL COMPENSATION PEER GROUP

AGL Resources Inc.	DTE Energy Company	One Gas, Inc.
ALLETE, Inc.	Integrys Energy Group, Inc.	Piedmont Natural Gas Company, Inc.
Alliant Energy Corporation	Laclede Group, Inc.	Pinnacle West Capital Corporation
Ameren Corporation	MGE Energy, Inc.	Public Service Enterprise Group
Atmos Energy Corporation	New Jersey Resources Corporation	SCANA Corporation
Black Hills Corporation	Northeast Utilities	Sempra Energy
Centerpoint Energy, Inc.	Northwest Natural Gas Company	South Jersey Industries, Inc.
Cleco Corporation	Northwestern Corporation	Southwest Gas Corporation
Chesapeake Utilities Corporation	OGE Energy Corporation	UIL Holdings Corporation
Consolidated Edison	Pepco Holdings, Inc	Vectren Corporation

Some of the companies in the above total compensation peer group are considerably larger than WGL Holdings. We included them in order to have the widest possible data sample. As noted above, we size-adjusted the results to be appropriate to WGL Holdings’ revenues size.	As illustrated in the chart below, a 50th percentile “line of best fit” was drawn through the data, and the compensation level on the line that corresponded to our revenues size was treated as the “market” for purposes of setting compensation.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	27

Compensation Discussion And Analysis

ILLUSTRATIVE REGRESSION ANALYSIS: CEO TARGET TOTAL CASH COMPENSATION FOR FY 2015

The graph below exhibits the determination of the size-adjusted 50th percentile, or “market,” total cash compensation (corresponding to base salary plus target STI compensation)	for the Chief Executive Officer position for FY 2015 compensation based on compensation data from the total compensation peer group:

Market Percentile for Target Pay and Pay Changes for FY 2015

Target pay levels of the Named Executive Officers and our other executive officers in FY 2015 and in prior years were set at a level approximately equal to the size-adjusted 50th percentile of the utility market for officers of similar experience and responsibility. The HR Committee utilized comprehensive executive compensation data provided by its adviser to determine these market levels, which were then used to establish compensation levels for all of our officers. This approach places base salaries at overall market rates for base pay, and creates the opportunity for each officer to achieve, exceed or fall short of total target compensation through incentive pay. This continuing practice is designed to provide an incentive to achieve higher levels of performance by the officers. We believe this practice also aligns the interests of the officers of WGL Holdings and Washington Gas with the interests of shareholders, customers and the communities in which our businesses operate.

The market data demonstrated a higher level of base pay and incentive opportunities for the Chairman and CEO position as compared to other executive officers. Therefore, the HR Committee granted Mr. McCallister higher levels of target pay than other officers.

Mr. McCallister, our Chairman and CEO, made specific recommendations for FY 2015 salary adjustments for all officers except himself, considering the data provided by the HR Committee’s adviser on industry compensation levels, the scope of each Named Executive Officer’s role, and the Named Executive Officer’s sustained individual performance, results and time in position. These recommendations were presented to the HR Committee for discussion and recommendation to the Board at the September 19, 2014 HR Committee meeting and were effective October 1, 2014.

The HR Committee met with its adviser in executive session at that meeting to consider Mr. McCallister’s base salary and target incentives for FY 2015, which it has sole authority to approve. In September 2014, the HR Committee increased Mr. McCallister’s base salary by $24,000 (3.0%), with no increase to STI or LTI percentage opportunities.

FY 2015 target pay opportunities for all executive officers were established based on considerations of market data and internal pay equity – that is, the relationship of target award opportunities of the Named Executive Officers with those of other officers at the same level in the Company. As a result of these changes, target pay opportunities for the Named Executive Officers ranged from -9% to +10% compared to market, after including the retirement benefits available to each Named Executive Officer. For all Named Executive Officers, above-market retirement benefits served to decrease the LTI grants made, in order to be at or below market for all compensation elements.

The base salary that was paid to each Named Executive Officer for FY 2015 is the amount reported for such officer in column (c) of the Summary Compensation Table that appears later in this proxy statement. STI target opportunities and the target payout for performance units under the LTI program are reflected in column (d) of the Grants of Plan-Based Awards Table that appears later in this proxy statement, and target payouts for performance shares under the LTI program (denominated in the number of shares to be issued) are reflected in column (g) of the Grants of Plan-Based Awards Table.

28 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

Short-Term Incentive Compensation

Purpose of Short-Term Incentives
The STI program is designed to reward the level of performance of officers of WGL Holdings and its subsidiaries. We choose	to pay it to encourage higher annual corporate and individual performance.

Short-Term Incentive Awards
The FY 2015 STI program set target percentages of base salary that could be earned for the achievement of corporate and individual performance goals. Payouts could be higher or lower	than target depending on FY 2015 corporate and individual performance, ranging from 0% to 150% of target per the scale below.

Item	Corporate	Individual	Total
Weighting	75%	25%	100%
Corporate or Individual Factor, as applicable	maximum 1.5	maximum 1.5	-
Individual Factor applied again to the corporate portion	maximum 1.0	-	-
Maximum payout as % of target	112.5%	37.5%	150%

The amounts listed in columns (c), (d) and (e) of the “Grants of Plan-Based Awards” table in this proxy statement show the potential range of STI cash awards for FY 2015 for each Named Executive Officer.

Notwithstanding the above, payment of any STI for FY 2015 was conditioned upon the Company exceeding a threshold for consolidated non-GAAP return on equity for the year. The Company determined consolidated non-GAAP return on equity by adjusting GAAP net income for certain operating earnings and/or losses (non-GAAP adjustments). This amount was then divided by average GAAP equity, as adjusted for items included as non-GAAP adjustments. The non-GAAP return on equity goal was established by the HR Committee at the beginning of the fiscal year in relation to the expected earnings forecast for that year.

At its September 19, 2014 meeting, the HR Committee set FY 2015 target STI award opportunities for each Named Executive Officer at or near the size-adjusted 50th percentile of the market data provided by the HR Committee’s adviser. It also approved FY 2015 performance goals and targets that governed payout under the plan.

FY 2015 Corporate Performance

The corporate performance goals making up our FY 2015 corporate scorecard recognize that shareholders in a regulated utility achieve their investing objectives when customers are well-served through efficient operations. The Company’s FY 2015 performance goals included multiple metrics in eight corporate performance categories related to: rewarding investors, safe delivery, customer value, performance improvement, supplier diversity, sustainability, employer of choice and reliable supply.

As noted above, for FY 2016, the HR Committee approved a formulaic calculation, involving the assignment of specific weightings for each corporate scorecard goal, for determining the Corporate Factor. Although these weightings and this methodology were not in effect at the beginning of FY 2015, the HR Committee in its discretion decided that it was appropriate to apply this methodology to determine the Corporate Factor for FY 2015. Under this methodology, each scorecard goal is assigned a specific percentage weighting (which collectively total 100%). An indicative corporate factor is then determined as follows (using straight line interpolation between the values indicated):

Percent Met or Exceeded	Indicative
(by weighting)	Corporate Factor
At least 95%	1.5
70%	1.0
50%	0.6
Less than 50%	0.0

WGL HOLDINGS, INC. - 2016 Proxy Statement |	29

Compensation Discussion And Analysis

In most cases, the indicative corporate factor will be the Corporate Factor. However, the HR Committee retains discretion to reduce the Corporate Factor (including to set the Corporate Factor at zero) as it deems appropriate. The HR Committee might exercise this negative discretion, for example, if the Company’s financial performance for the fiscal year was significantly below expectations or if the Company’s performance was otherwise substantially below expectations in a way that was not adequately reflected by the application of this methodology.

The corporate scorecard goals measure the results of short-term activities that drive the long-term strategic objectives of the Company. The performance targets are intended to challenge the Company and its executive officers to achieve significant accomplishments in each of these areas. Set forth below are the FY 2015 performance goals and a brief discussion of the relationship between each goal and stockholder interests.

Reward Investors. This category includes a goal for utility return on equity (“ROE”) and a goal for non-utility earnings. Our utility ROE performance goal measures the ability of our natural gas utility business to earn the weighted average ROE allowed by our three regulatory commissions in the District of Columbia, Maryland and Virginia. Non-utility earnings is a measure of the ability of WGL Holdings to deliver earnings against our goals through non-utility activities. Both allowed utility ROE and non-utility earnings are measured on a non-GAAP basis.

Safe Delivery. This category includes an Employee Work Safety goal and a System Safety/Pipeline Integrity goal. The safe delivery of natural gas is fundamental to our business, is an essential foundation for sustainable success, and reflects our safety culture. Low employee injury rates reduce our costs due to injury (medical, worker’s compensation and costs associated with backfilling vacancies) and increases our employees’ availability for work. In addition, lower injury levels improve overall health and well-being, bolstering employee morale and retention. Our focus on system safety and pipeline integrity measures enables us to maximize the return on our system investments by (i) limiting emergency repairs and remediation, (ii) ensuring the system’s ability to serve existing customers reliably and meet the demands of meter growth, (iii) achieving favorable regulatory treatment, (iv) limiting liability and (v) helping to ensure that investments in our pipeline, such as investments in our accelerated pipe replacement programs, are eligible for regulatory cost recovery.

Customer Value. This category includes a “customer satisfaction” goal, a “new meter additions” goal, a customer engagement initiative goal and a customer information system goal. Customer satisfaction, based on surveys of customers who have interacted with us during the year, is a key measure of our success in delivering core services to our customers, and is critical to achieving positive regulatory treatment and growing our customer base. New meter growth is one of the principal drivers of revenue opportunity for our natural gas utility business. Our customer engagement initiative measures our success in building the marketing and sales capability required for us to compete effectively and to grow the WGL portfolio over the long term. Our customer information system (“CIS”) goal measures our success in implementing our new customer service and billing system, which includes mobile dispatch capability, on time and on budget. We expect the new system to improve the efficiency and effectiveness of our customer service operations and provide a platform for customer growth.

Performance Improvement. This category includes a goal relating to construction unit cost attainment and a goal relating to operation and maintenance (“O&M”) cost per customer. Construction unit cost attainment ensures that we are efficiently managing the direct costs of our construction projects. Managing our O&M cost per customer helps to ensure the efficiency of our operations as we maintain and grow the number of active customer meters.

Supplier Diversity. We have set significant goals to increase our spending with diverse-owned businesses. By supporting expanded opportunities for minority and women owned businesses, we increase competition and vendor options in the marketplace, which benefits the Company and the communities that we serve. These goals are consistent with commitments we have made to our regulators and demonstrate our continued commitment to promoting diversity.

Sustainability. This metric tracks our progress in achieving our 2020 Greenhouse Gas Reduction Goals and creating a culture and corporate processes that support their achievement. We believe this goal demonstrates our commitment to being a leading provider of clean energy solutions to our customers and reinforces our WGL Energy Answers brand position.

Employer of Choice. This category includes an employee engagement goal and a community involvement goal. We believe a high level of employee engagement improves employee performance, morale and retention, which lead to higher levels of customer satisfaction and, ultimately, to financial success. Our community involvement goal helps to ensure that our employees are connected to the communities they serve and improves customer relationships and loyalty.

Reliable Supply. Our system outage rate is a key performance metric for our utility operations. Low outage levels are fundamental to our business, and are essential to high customer satisfaction, favorable regulatory treatment and our ability to grow and create new revenue opportunities.

30 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

CORPORATE SCORECARD RESULTS IN FY 2015

The table below sets forth the Company’s performance against our performance goals, and indicates the relative weightings used to determine the Corporate Factor for FY 2015.

	Corporate Goals	FY 2015 Target	FY 2015 Results	Met or Exceeded?	Weighting
1.	Reward Investors(1)
	Utility ROE	Greater than or equal to the allowed utility ROE	10.5%	Yes	10%
		of 9.57%
	Non-Utility Earnings	Greater than or equal to 100% of targeted non-GAAP earnings levels from all non-utility operating subsidiaries	143.5%	Yes	10%
2.	Safe Delivery
	Employee Work Safety	Less than or equal to a DART(2) rate of 1.3	0.57	Yes	10%
	System Safety/Pipeline Integrity	Greater than or equal to 100%	107.8%	Yes	10%
3.	Customer Value
	Customer Satisfaction	Greater than or equal to 89%	89.3%	Yes	10%
	New meter additions	Greater than or equal to 14,500	12,099	No	5%
	Customer Engagement Initiative	Greater than or equal to 80%	100%	Yes	5%
	Customer Information System	Greater than or equal to 90%	101%	Yes	5%
4.	Performance Improvement
	Construction Unit Cost Attainment	Less than or equal to 100% of budget	67.8%	Yes	5%
	O & M Per Customer	Less than or equal $275	$281	No	5%
5.	Supplier Diversity	Greater than or equal to 20%	26.3%	Yes	5%
6.	Sustainability	Greater than or equal to 95%	95.6%	Yes	5%
7.	Employer of Choice			Yes	5%
	Employee engagement	Greater than or equal to national norm of 82%(3)	88%	Yes	5%
	Community involvement	Greater than or equal to 10,500 hours of community service by WGL employees and family	12,866	Yes	5%
8.	Reliable Supply
	System Reliability	Less than 60 outages per 100,000 meters	62.4 outages per 100,000 meters	No	5%
	Goals Met or Exceeded			12 out of 15	85%

(1)	Utility ROE is calculated by dividing net income of our utility segment, subject to certain non-GAAP adjustments, by the average common equity for the fiscal year, also subject to non-GAAP adjustments. Non-utility earnings is equal to the adjusted EBIT of our non-utility segments, which is defined as net income before interest and taxes, subject to non-GAAP adjustments for these segments. Our non-GAAP adjustments adjust for the accounting recognition of certain transactions based on at least one of the following criteria: (i) to better match the accounting recognition of transactions with their economics; (ii) to better align with regulatory view/recognition; (iii) to eliminate the effects of significant out of period adjustments or other significant items that may obscure historical earnings comparisons and that are not indicative of performance trends; and (v) other items which may obscure segment comparisons.

(2)	“DART” refers to Days Away/Restricted or Job Transfer.

(3)	“National norm” means the Towers Watson National Norm regarding participation in surveys.

For FY 2015, 12 of 15 scorecard goal targets, constituting 85% by weighting, were met or exceeded. Based on these results, on November 12, 2015, Mr. McCallister recommended, and the HR Committee approved, a Corporate Factor of 130% for FY 2015.	In November 2014, the HR Committee established a consolidated non-GAAP return on equity threshold of 9.6% for FY 2015. The Company’s actual FY 2015 non-GAAP return on equity was 12.4%, making the Named Executive Officers and other senior executives eligible to receive an STI award for FY 2015.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	31

Compensation Discussion And Analysis

FY 2015 Individual Performance

Named Executive Officers had individual goals for FY 2015 which encompassed:

•  their contributions to meeting established corporate and departmental goals;

•  managing resources within established departmental budgets; and

•  effectiveness in areas of leadership, planning and teamwork.

After a comprehensive performance appraisal of each Named Executive Officer and a review of their individual achievements, contributions to the corporate scorecard results and personal effectiveness in leading their respective areas of responsibility, Mr. McCallister recommended an Individual Factor specific to each Named Executive Officer except for himself. The HR Committee discussed and approved the Individual Factors recommended by the CEO for these Named Executive Officers. In executive session, the HR Committee developed an Individual Factor of 1.5 for Mr. McCallister. The other Named Executive Officers received the following Individual Factors: Chapman: 1.4, Ammann: 1.3, Chandra: 1.3, and Thornton: 1.3.

Mr. McCallister’s Individual Factor reflects achievement of 12 of 15 goals on the corporate scorecard, including a TSR that led all companies in our long-term incentive peer group in FY 2015, the achievement of both our utility and non-utility financial targets, excellent results for employee and pipeline safety, meeting an increased customer service target, and very high employee engagement. In addition, this factor reflects the return of WGL Energy Services to historical levels of earnings and the signing of significant deals by WGL Energy Systems, including nearly $150 million on solar and fuel cell projects and several significant contracts for long-term projects, Washington Gas’ reliable gas supply through another record-setting winter, and the Company’s strong control environment. Mr. McCallister also oversaw the successful launch of the WGL brand, continued to develop a high-performing leadership team, and solidified the Company’s position as a leader in diversity, including at the Board and senior management levels and by exceeding corporate scorecard goals for diversity spending. Under Mr. McCallister’s leadership, the Company spent considerable time and effort engaging with proxy advisers and our institutional investors and revising our executive compensation program in response to issues raised in this engagement. Mr. McCallister also completed a successful tenure as Chairman of the American Gas Association and remained involved in several other industry and community organizations. In addition, Mr. McCallister led the Company in achieving the accomplishments listed under the heading “FY 2015 Financial and Operating Highlights” section of this CD&A.

FY 2015 Target Opportunities

Target FY 2015 STI award opportunities were determined primarily by considering the market compensation data discussed above, and secondarily by considering internal pay equity. The amounts listed in columns (c), (d) and (e) of the Grants of	Plan-Based Awards Table following this CD&A represent the potential range of STI awards for FY 2015 and are based on a percentage of each Named Executive Officer’s base salary at October 1, 2014, as follows:

FY 2015 SHORT-TERM INCENTIVE TARGET OPPORTUNITY

Target Short-Term Incentive
Compensation as
Named Executive Officer	Percent of Base Salary
McCallister	85%
Ammann	55%
Chapman	75%
Chandra	55%
Thornton	50%

For tax purposes, the HR Committee set a limitation on FY 2015 STI payouts for Messrs. McCallister and Chapman of 0.82% and 0.49% of FY 2015 net income, respectively. The HR Committee then used negative discretion as provided under Section 162(m) of the Internal Revenue Code to arrive at actual, lower FY 2015 payouts based on our performance for the year.

The amounts of STI awards relating to FY 2015 were paid in December 2015 and are set forth under column (g) the Summary Compensation Table in this proxy statement, entitled Non-Equity Incentive Plan Compensation. The amounts of such STI awards for the Named Executive Officers range from 130% to 135% of target.

Clawback Policy — Forfeiture and Recoupment of Short-Term Incentives

We have a Forfeiture and Recoupment Policy to recoup short-term incentive awards paid to certain officers of the Company and its subsidiaries, including the Named Executive Officers, under certain circumstances. Pursuant to this policy, the Board, upon the recommendation of the HR Committee, may	direct that all or a portion of any STI payout made to these officers be recovered if such payout was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

32 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

The HR Committee will determine whether such recovery will be effectuated by: (i) seeking repayment from the officer, (ii) reducing the amount that would otherwise be payable to the officer under any compensatory plan, program or arrangement maintained by the Company, (iii) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise	applicable compensation practices, or (iv) any combination of the foregoing. In each instance in which the potential for recovery of STI exists, the Company will not seek recovery after a period of 24 months following the first public issuance or filing with the SEC (whichever first occurs) of a financial report containing the materially inaccurate statement or reporting the achievement of the performance metric that is later deemed to have been materially inaccurate.

Long-Term Incentive Compensation

Purpose of Long-Term Incentive Awards

The LTI program is designed to reward our senior executives for our performance for shareholders relative to comparable investments in other utilities. For FY 2015, it granted performance shares and performance units in a 50%-50% ratio. We choose to provide long-term incentive opportunities to achieve the following goals:

Align executives’ interests with shareholder interests. Performance share and performance unit payouts for FY 2015 were dependent on WGL Holdings common stock performance – including stock price appreciation and dividends – compared to peer companies. In addition, performance share awards rise and fall in value with the price of our common stock during the performance period.

Match market practice. Our plan design is typical of the plan designs of the regulated utility companies in our total compensation peer group, although our program overall is more performance-based than is typical.

Promote common stock ownership. Payout of earned performance share awards is made in common stock.

Encourage retention. Vesting provisions in the performance share and performance unit programs provide an incentive for executives to stay with us and to focus on the long-term interests of the Company, its shareholders and customers.

Award Size Determinations

The target values of the LTI awards for Named Executive Officers issued at the beginning of FY 2015 (for the FY 2015-2017 performance period) were determined by the HR Committee based on the size-adjusted 50th percentile of the market data for total target compensation provided by its adviser, taking into consideration the aggregate amount of base salary, STI awards and the value of retirement benefits, and considering internal pay equity. To arrive at the actual award size for performance shares and performance units, we divided the executive officer’s target value applicable to performance shares and performance units (for each, 50% of the total LTI award) by the value of one performance share or performance unit, as the case may be, on	the date of grant, as calculated by the HR Committee using the same methodology that was used to develop the market data. Under this methodology, the value of a performance share was equal to the closing price of a share of common stock of WGL Holdings on the last day of the prior fiscal year ($42.12 for FY 2015 grants) and the value of a performance unit was $1, in each case, divided by a factor (0.775 for FY 2015 grants) that took into consideration certain risks associated with long-term grants as compared to fixed pay such as base salary. Comparable elements of long-term compensation of companies in the total compensation peer group were likewise adjusted for these risks for purposes of determining market compensation.

Performance Share and Performance Unit Awards

Performance share awards are denominated and are paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash. In all other respects, the two awards were the same for FY 2015.

Performance shares and performance units granted in FY 2015 will be paid out at the end of the performance period if certain long-term performance criteria are achieved and the Named Executive Officer remains an employee. If the Named Executive Officer leaves the Company before the performance period has ended, he or she will forfeit any payouts for the performance period. Upon retirement, death or disability, however, the HR Committee has discretion to prorate awards based on the number of months worked in the performance period.

The principal measure of performance for FY 2015 performance shares and performance units was TSR relative to the long-term incentive peer group for the performance period. TSR is calculated as follows:

Total Shareholder Return =	Change in stock price + dividend paid
Beginning stock price

The secondary measure of performance for performance shares and performance units, which applies if WGL’s TSR falls below the 25th percentile relative to the long-term incentive peer group, is the dividend growth standard. The dividend growth standard will be satisfied if the amount of WGL’s annual dividend per share increases by at least 9% over the three-year performance period.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	33

Compensation Discussion And Analysis

Performance/Payout Relationship

The table below shows the performance and payout scale for performance share and performance unit grants made to the Named Executive Officers on October 1, 2014. Performance shares and performance units were and are our only form of long-term incentive award; no grants are made containing time-based vesting.

Payout of Performance Shares or
Performance Units
Performance in TSR vs. Peers	(% of Target Awarded)
90th percentile+	200%
70th percentile	150%
50th percentile	100%
25th percentile	50%
Less than 25th percentile:
If dividend growth standard is satisfied	25%
If dividend growth standard not satisfied	0% (No payout)

In order to smooth end-of-period volatility, the Company’s relative cumulative TSR will be calculated at the end of each fiscal quarter of the third year of the performance period. The hypothetical payouts from these four TSR calculations will be averaged to determine the final payout amount.

Generally, the percentile rank will not fall directly on one of the ranks listed in the left column. When this occurs, performance is interpolated between the percentiles listed in the columns on a straight-line basis.

Long-Term Incentive Peer Group Selection

The HR Committee chose companies to include in the long-term incentive peer group based on the following criteria:

•  Classification as an energy related company under the Standard Industrialization Classification codes;

•  Public equity ownership and headquarters in the United States;

•  Annual net revenues greater than $175 million;

•  At least 70% of assets related to U.S. natural gas distribution;

•  No significant exploration and production or electric generation assets;

•  No significant energy trading operations;

•  An investment grade credit rating by Standard & Poor’s and Moody’s; and

•  No announced merger plans.

Companies that meet most, but not all, of the above criteria were considered and included in the long-term incentive peer group if deemed to be comparable based on other market indicators.

The long-term incentive peer group is not the same as the total compensation peer group discussed on page 27. The total compensation peer group is intended to benchmark market compensation for executives in comparable positions and is constrained by the availability of data in the compensation database used. In contrast, the long-term incentive peer group is selected to benchmark share performance as measured by TSR for comparable investment opportunities and is not constrained by database participation.

Long-Term Incentive Peer Groups

The payout of performance share and performance unit grants made in FY 2015 and in FY 2014 will be based on our TSR performance during the FY 2015-2017 and FY 2014-2016 performance periods, respectively, compared to our long-term incentive peer groups for each grant year.

Performance share and performance unit grants made in FY 2013 vested and were paid out October 2, 2015 based on our TSR performance during the FY 2013-2015 performance period compared to our long-term incentive peer group for the FY 2013 grants. For this performance period, WGL Holdings’ TSR ranked fifth out of 17 companies in our long-term incentive peer group, or approximately the 76th percentile, resulting in a payout for performance share and performance unit grants at 166.2% of target.

The chart below reflects the peer companies that were included in the long-term incentive peer groups for the performance periods indicated, as approved by the HR Committee. The FY 2015-2017 peer companies listed below were approved at the HR Committee’s September 19, 2014 meeting based on the criteria described under the heading, “Long-Term Incentive Peer Group Selection.”

34 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

LONG-TERM INCENTIVE PEER GROUP COMPANIES FOR FY 2013, FY 2014 AND FY 2015 GRANTS

Long-Term Incentive	Performance Period
Peer Group Companies	FY 2013-2015	FY 2014-2016	FY 2015-2017
AGL Resources Inc.	•	•	•
Atmos Energy Corp.	•	•	•
CenterPoint Energy Inc.	•	•	•
Chesapeake Utilities Corp.	•	•	•
Consolidated Edison, Inc.	•	•	•
Integrys Energy Group, Inc.	•	•
Laclede Group Inc.	•	•	•
MGE Energy Inc.	•	•	•
New Jersey Resources	•	•	•
Northeast Utilities	•	•	•
Northwest Natural Gas Co.	•	•	•
Northwestern Corp.	•	•	•
One Gas Inc.			•
Pepco Holdings, Inc.	•	•
Piedmont Natural Gas Co.	•	•	•
South Jersey Industries	•	•	•
Southwest Gas Corp.	•	•	•
TECO Energy			•
UIL Holdings Corp.	•	•	•
Vectren Corporation	•	•	•

Realized Long-Term Incentive Payouts

Compensation granted to the Named Executive Officers and reported in the “stock awards” column of the Summary Compensation Table on page 40 represents a long-term incentive for future performance, not current cash compensation. This LTI pay will not actually be received by the Named Executive Officers for three years, may not pay at the target level shown, and remains at risk of not being earned or of being forfeited due to termination of employment. While the amounts shown in the “stock awards” column of the Summary Compensation Table reflect the grant date fair value of equity awards received by a

Named Executive Officer, they do not reflect how the Company’s TSR over the three-year vesting period will impact the actual payout. The individual may be compensated considerably more or less based on how well the Company’s TSR performs against the long-term incentive peer group.

The tables and graph below outline the aggregate realized LTI earned payouts for the performance periods ended September 30, 2015, 2014 and 2013 in contrast to the target long-term award values for the same periods. This table illustrates the pay for performance nature of our executive compensation program.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	35

Compensation Discussion And Analysis

AGGREGATE LTI PAYOUTS COMPARED TO AGGREGATE TARGET AWARD VALUE

FOR YEARS ENDED SEPTEMBER 30, 2015, 2014 AND 2013

	Actual TSR Performance	Payout % of Target
LTI vested 9/30/13	34th Percentile	61.0%
LTI vested 9/30/14	24th Percentile	0.0%
LTI vested 9/30/15	76th Percentile	166.2%

	McCallister		Ammann		Chapman		Chandra		Thornton
LTI	Target	Total	Target	Total	Target	Total	Target	Total	Target	Total
Vesting	Award	Value	Award	Value	Award	Value	Award	Value	Award	Value
Date	Value(2)	Delivered(3)	Value(2)	Delivered(3)	Value(2)	Delivered(3)	Value(2)	Delivered(3)	Value(2)	Delivered(3)
9/30/13	$1,372,728	$891,994	$473,376	$307,618	$640,910	$416,460	$358,442	$232,928
9/30/14	$1,706,480	$0	$540,025	$0	$898,348	$0	$428,844	$0	$315,121	$0
9/30/15	$1,770,038	$3,578,394	$559,796	$1,131,741	$944,020	$1,908,469	$440,840	$891,250	$373,092	$754,271
TOTAL	$4,849,246	$4,470,388	$1,573,197	$1,439,359	$2,483,278	$2,324,929	$1,228,126	$1,124,178	$688,213	$754,271

(1)	No values are shown for Ms. Thornton for LTI for September 30, 2013 because she joined the Company in 2011 and, consequently, did not have any LTI awards that were scheduled to vest before September 30, 2014.

(2)	Target award value represents the sum of the target value of performance shares and the target value of performance units vested on the applicable date. The target value of performance units is $1 per performance unit, and the target value of performance shares is the closing stock price of WGL Holdings common stock on the day preceding the date of grant (which is the last trading day of the fiscal year preceding the date of grant), in each case, times the target number of performance units or performance shares granted. Target award values are not the same as the grant date fair values of the equity awards (calculated in accordance with FASB ASC Topic 718), which are reflected in the Summary Compensation Table on page 40 (for grants made at the beginning of FY 2015, FY 2014 and FY 2013). Equity awards reflected above were granted at the beginning of the fiscal years ended September 30, 2013, 2012 and 2011.

(3)	Realized LTI payout (or “total value delivered”) means the cash value of earned performance units and the share value of earned performance shares on the date of vesting.

Retirement Benefits

Retirement benefits are designed to reward continued service. We choose to offer them to provide post-employment security to our employees and because they are an essential part of a total compensation package that is competitive with those offered by other companies, particularly other gas and electric utilities.	We provide retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. Retirement benefit programs applicable to the Named Executive Officers are:

36 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

•  tax-qualified employee benefit plans that are available to our employees, including the Washington Gas Light Company Savings Plan for Management Employees (which we refer to, together with the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan, as the “401(k) Plans”), and the Washington Gas Light Company Employees’ Pension Plan (the “Pension Plan”);

•  the defined benefit Washington Gas Light Company Supplemental Executive Retirement Plan (“DB SERP”);

•  the Washington Gas Light Company Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”); and

•  the Washington Gas Light Company Defined Contribution Restoration Plan (the “Defined Contribution Restoration Plan”).

The 401(k) Plans are tax-qualified retirement plans in which the Named Executive Officers participate on the same terms as our other participating employees.

The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas and certain affiliates. Effective July 1, 2009, the Pension Plan was closed to new management employee entrants. All employees hired after that date receive an enhanced benefit in the form of an employer contribution under the 401(k) Plans. The enhanced 401(k) benefit consists of a Company contribution between 4%-6% of base compensation (depending on length of service) to participating employees. Executive officers receive this benefit on the same terms as our other participating employees. The Pension Plan was closed in order to reduce the Company’s risk and to provide a greater degree of predictability regarding the Company’s long-term financial obligations. Each of the Named Executive Officers, except Ms. Thornton, participates in the Pension Plan. Because Ms. Thornton was hired after July 1, 2009, she receives the enhanced 401(k) benefit.

The DB SERP is a defined benefit plan that allows accrual of a higher benefit than the qualified plan, but vests this benefit more slowly. This plan allows us to: (i) attract mid-career executive hires by replacing foregone pension benefits at former employers, and (ii) be competitive with pensions provided to executives at peer companies, which aids in the retention of our executive officers. The DB SERP was closed to new participants on December 31, 2009.

On December 18, 2009, the DC SERP was adopted. Employees hired or promoted after December 31, 2009 are eligible to participate in the DC SERP. Employees who were executives on December 31, 2009 had the option either to remain in the DB SERP or to join the DC SERP. Closing the DB SERP to new participants and creating the DC SERP enabled the Company to: (i) reduce its risk, (ii) provide greater predictability of its long-term financial obligations, and (iii) align executive compensation with prevailing market practices.

The benefits provided under the DC SERP were designed to be at the market median and competitive with those offered by other gas and electric utilities. Each of the Named Executive Officers, except Ms. Thornton, is a participant under the DB SERP. Ms. Thornton is a participant in the DC SERP.

The DB SERP and DC SERP each include “clawback” provisions that require a participant to forfeit benefit payments under certain circumstances. Under this clawback provision, if a participant in either plan willfully performs any act or willfully fails to perform any act, and such act or such failure to act may result in material discredit or substantial detriment to the Company, then upon a majority vote of the Board, the participant (and his or her surviving spouse or other beneficiary) will forfeit any benefit payments owing on and after a date fixed by the Board. After this fixed date, the Company will have no further obligation under the DB SERP or DC SERP to the participant, his or her spouse or any beneficiary. Also, under the clawback provision, if a participant has received a lump-sum benefit, the participant or the beneficiary would be required to return a proportionate share of that lump sum payment to Washington Gas.

The Defined Contribution Restoration Plan provides supplemental retirement benefits to employees who are not participants in the DB SERP and whose base salary exceeds the limit set forth in the Section 401(a)(17) of the Internal Revenue Code. Ms. Thornton is the only Named Executive Officer who is a participant in the Defined Contribution Restoration Plan.

See “Pension and Other Retirement Benefits” later in this proxy statement for a discussion of other aspects of the Pension Plan, the DB SERP, the DC SERP and the Defined Contribution Restoration Plan.

Severance/Change in Control Protections

Severance/change in control provisions are designed to reward executives for remaining employed with us during a time when their prospects for continued employment following a change in control transaction may be uncertain. We choose to provide severance/change in control protections so that executives will remain focused on shareholders’ and customers’ interests during the change in control. This serves to retain a stable executive team during the transition process. Such protections are also helpful in hiring executives from well-compensated positions in other companies and in retaining executives who may consider opportunities with other companies.

Pursuant to the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (the “CIC Plan”), executive officers are entitled to limited severance benefits in the event of a change in control of WGL Holdings or Washington Gas. These benefits include a cash severance benefit equal to a pro-rata STI payment and two or three years’ worth of target-level compensation upon the occurrence of both a change in control and either: (i) an involuntary termination of employment or (ii) a voluntary termination with good reason (commonly referred to as a “double-trigger”).

Beginning with grants issued on October 1, 2015 (having a performance period from FY 2016-2018), all LTI award grants reflect double-trigger vesting upon a change in control. For outstanding LTI grants that were issued through FY 2015 (which have performance periods from FY 2014-2016 or from FY 2015-2017), vesting of one-half of all outstanding LTI awards is subject to a “double trigger,” with the other one-half vesting immediately upon a change in control.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	37

Compensation Discussion And Analysis

Because the Named Executive Officers do not have employment agreements that provide for fixed positions or duties, fixed base salaries or actual or target annual bonuses, we believe that a “good reason” termination severance trigger is appropriate to prevent potential acquirers from having an incentive to cause voluntary termination of a Named Executive Officer’s employment to avoid paying any severance benefits at all. The “good reason” termination severance trigger under the CIC Plan includes material demotions and material reductions in salary and annual bonus opportunities.

For executive officers that were first covered by the CIC Plan prior to January 1, 2011 (including all of the Named Executive Officers other than Ms. Thornton), the CIC Plan provides that, if a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes (but not income taxes) imposed, and for all taxes due on the amount of that reimbursement. This provision is intended to preserve the level of change in control severance protections that we have determined to be appropriate. Pursuant to an amendment to the CIC Plan on November 12, 2015, however, the excise tax reimbursement provisions will expire on September 30, 2018 unless a change in control transaction has occurred or is then pending.

See “Potential Payments Upon Termination or Change in Control — Change in Control Severance Plan for Certain Executives” later in this proxy statement for a discussion of the other aspects of the CIC Plan.

Perquisites

Our limited perquisites are not designed to reward any particular performance or behavior. We choose to provide them to Named Executive Officers only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value.

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive officer up to a pre-determined ceiling. We also pay the cost of certain other perquisites for executive officers, including parking at our headquarters building, a vehicle allowance and an annual physical examination. Benefits available to the Named Executive Officers are noted in the footnotes to the Summary Compensation Table. The values of perquisites provided to each Named Executive Officer in FY 2015 are reported in Column (i) of the Summary Compensation Table in this proxy statement.

Timing of Compensation

We grant LTI awards effective each October 1, the first day of the fiscal year. Short-term incentive payouts are generally made in December following the end of the fiscal year. The HR Committee has the discretion to make awards at any time.

Following is a discussion of the timing of compensation decisions for FY 2015:

•  Base salary changes for FY 2015 were determined at the September 19, 2014 HR Committee and Board meetings;

•  Short and long-term incentive goals for FY 2015 were set at the September 19, 2014 HR Committee meeting;

•  Performance share and performance unit grants were approved at the September 19, 2014 HR Committee meeting for grants effective on October 1, 2014 using the common stock price on September 30, 2014; and

•  STI payments for FY 2015 were approved at the HR Committee and Board meetings held on November 12, 2015.

Impact of Prior Compensation

Amounts realizable from prior compensation did not serve to increase or decrease FY 2015 compensation amounts. The	HR Committee’s primary focus was on achieving market-level compensation opportunities.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

As described above, market data, retention needs, performance and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities	materially. Corporate performance and individual performances are the primary factors in determining the ultimate value of those compensation opportunities.

Role of Executive Officers

Mr. McCallister, our Chairman and CEO, recommended to the HR Committee the compensation opportunities for the other Named Executive Officers. Mr. McCallister was not involved in determining his own compensation. In determining STI payouts	for FY 2015, Mr. McCallister recommended a specific Individual Factor for each Named Executive Officer, except for himself. None of the other Named Executive Officers had any role in determining their executive compensation.

38 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Discussion And Analysis

Policies Relating to Stock Ownership

Executive Officer Stock Ownership Requirements

Our executive officers are subject to mandatory stock ownership requirements. Under these requirements:

•  the CEO is required to hold 5x base salary in WGL Holdings common stock (effective October 1, 2015);

•  the President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and the Senior Vice President, General Counsel and Corporate Secretary are each required to hold 2x base salary in WGL Holdings common stock; and

•  all other executive officers are required to hold 1x base salary in WGL Holdings common stock.

Executive officers must retain performance shares issued through incentive plans (currently the WGL Holdings, Inc. Omnibus Incentive Compensation Plan, which became effective in 2007 (the “2007 Plan”), net of tax withholding, until the threshold ownership requirement is met. At the discretion of the CEO, ownership requirement waivers may be granted from time to time, if an executive officer is able to demonstrate a financial hardship.

Company Policy Regarding Insider Trading

Our code of conduct prohibits executive officers, directors and other individuals who may have access from time to time to material non-public information from engaging in purchases, sales or option transactions with respect to WGL Holdings common	stock while in possession of material non-public information or outside of certain trading window periods, except in accordance with trading plans that comply with Rule 10b5-1 under the Exchange Act.
Anti-Hedging and Pledging Policy

Effective November 1, 2012, the Company adopted an anti-hedging and pledging policy that prohibits all employees,	including executive officers, and members of the Board, from hedging or pledging WGL Holdings common stock.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of the Named Executive Officers. Each Named Executive Officer is an employee at will. All elements of executive compensation are regularly benchmarked against	executive compensation of peer companies. Base salary, short-term incentive, and long-term incentive compensation are benchmarked annually.

Compensation Risk Evaluation

For FY 2015, Meridian conducted an update of a risk evaluation of the Company’s compensation policies and practices for all employees, including executives, which was initially conducted in 2011. Management reviewed the evaluation results with the HR Committee and Meridian. The goal of the evaluation was to identify any features of the Company’s compensation policies and practices that could encourage excessive risk-taking. The evaluation utilized a process that inventoried existing incentive plans and their salient features and examined design and administrative features of these plans to determine risk-aggravating or risk-mitigating factors.

In order to focus employees on performance objectives that promote the best interests of the Company and its shareholders, short-term and long-term incentive-based compensation is linked to the achievement of measurable financial and business goals and, in the case of short-term incentives, individual performance goals. The risk evaluation conducted by Meridian found that these arrangements are coupled with compensation design elements and other controls that discourage business decision-making focused solely on compensation consequences, and thus mitigate risk.

Based on the results of the evaluation, we believe that our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of our executive incentive compensation program illustrate this point:

• Our performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

• Our annual and long-term incentives provide a defined and capped range of payout opportunities;

• Total direct compensation levels are heavily weighted towards long- term, equity-based incentive awards with vesting schedules that fully materialize over a number of years;

• Equity incentive awards are granted annually so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long term; and

• We have implemented meaningful executive officer stock ownership requirements so that executive officer personal wealth is significantly tied to the long-term success of our Company.

Based on the above combination of program features, we believe that: (i) our executives are encouraged to manage the Company in a prudent manner, and (ii) our incentive programs are not designed in a manner to encourage our senior business leaders to take risks that are inconsistent with the best interests of the Company’s customers, shareholders and other stakeholders.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	39

Compensation Of Executive Officers

COMPENSATION OF EXECUTIVE OFFICERS

The following tables and related footnotes and discussion present information about compensation for the Named Executive Officers. The “Summary Compensation Table” below quantifies the value of the different forms of compensation awarded to, earned by, or paid to Named Executive Officers in FY 2013, FY 2014 and FY 2015.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in FY 2015” table and the description of the material terms of the performance shares and performance units granted in FY 2015 that follows it provide information regarding the long-term equity incentives awarded to Named Executive Officers that are reported in the Summary Compensation Table. The “Outstanding Equity Awards at FY 2015 Year End” table and the “Stock Vested in FY 2015” section provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Pension and Other Retirement Benefits” and “Non-Qualified Deferred Compensation” tables and the related description of the material terms of the retirement plans describe each Named Executive Officer’s retirement benefits and deferred compensation to provide context to the amounts listed in the Summary Compensation Table.

Summary Compensation Table

The following table presents information about compensation for the Named Executive Officers. It includes compensation awarded to, earned by or paid to the Named Executive Officers during FY 2013, FY 2014 and FY 2015. Each of the below-named individuals was also an executive officer of Washington Gas, our utility subsidiary.

The compensation shown in the following table was paid to the individual by Washington Gas.

Name and Principal Position(1) (a)	Fiscal Year (b)	Salary (c)	Stock Awards(2) (e)	Non-Equity Incentive Compensation ($)(3) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Terry D. McCallister	2015	$824,000	$1,962,032	$946,000	$558,472	$37,802	$4,328,306
Chairman of the Board and	2014	$800,000	$1,808,991	$697,000	$2,356,517	$36,971	$5,699,479
Chief Executive Officer	2013	$795,000	$1,747,097	$751,772	$1,000,442	$35,239	$4,329,550
Vincent L. Ammann, Jr.	2015	$460,000	$625,878	$329,000	$373.276	$29,874	$1,445,125
Senior Vice President and	2014	$445,000	$575,019	$250,869	$659,124	$29,485	$1,959,497
Chief Financial Officer	2013	$440,000	$552,542	$281,325	$127,161	$27,990	$1,429,018
Adrian P. Chapman	2015	$551,000	$1,049,566	$548,000	$185,485	$35,096	$2,369,147
President and Chief Operating Officer	2014	$535,000	$967,820	$411,281	$1,205,367	$34,624	$3,154,092
	2013	$530,000	$931,788	$452,156	$251,398	$36,082	$2,201,424
Gautam Chandra	2015	$420,000	$571,469	$300,000	$216,303	$29,367	$1,537,140
Senior Vice President	2014	$400,000	$516,873	$214,500	$579,855	$27,204	$1,738,432
	2013	$385,000	$435,116	$230,278	$94,956	$28,320	$1,173,670
Leslie T. Thornton	2015	$380,000	$439,489	$247,000	$0	$97,832	$1,164,321
Senior Vice President, General Counsel	2014	$360,000	$395,380	$184,500	$0	$90,189	$1,030,069
and Corporate Secretary	2013	$345,000	$368,269	$200,531	$0	$79,744	$993,544

(1)	The principal positions shown are as of September 30, 2015. Please note that columns (d) “Bonus” and (f) “Option Awards” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during FY 2015, FY 2014 or FY 2013.

(2)

Stock awards consist of performance shares and performance units. For a description of the vesting conditions of performance shares and performance units, see

“Performance Shares and Performance Units” following the Grants of Plan-Based Awards in FY 2015 table. These amounts represent the aggregate grant date fair value of the performance share and performance unit awards computed in accordance with FASB ASC Topic 718, assuming (for grants made in FY 2015) that the dividend growth standard is met. The amounts in column (e) include the sum of the values for performance shares and performance units. In FY 2015, the Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $980,975; Mr. Ammann — $312,932; Mr. Chapman — $524,774; Mr. Chandra — $285,720; and Ms. Thornton — $219,733. In FY 2014, the Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $904,505; Mr. Ammann — $287,503; Mr. Chapman — $483,910; Mr. Chandra — $258,430; and Ms. Thornton — $197,699. In FY 2013, the Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $873,514; Mr. Ammann — $276,260; Mr. Chapman — $465,874; Mr. Chandra— $217,555; and Ms. Thornton — $184,120.

40 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Of Executive Officers

The values of the awards in column (e), assuming that the highest level of performance conditions are achieved, are as follows: FY 2015: Mr. McCallister — $3,924,064; Mr. Ammann — $1,251,756; Mr. Chapman — $2,099,132; Mr. Chandra — $1,142,938; and Ms. Thornton — $878,978. FY 2014: Mr. McCallister — $3,617,982; Mr. Ammann — $1,150,038; Mr. Chapman — $1,935,640; Mr. Chandra — $1,033,746; and Ms. Thornton — $790,760. FY 2013: Mr. McCallister — $3,494,194; Mr. Ammann — $1,105,084; Mr. Chapman — $1,863,575; Mr. Chandra — $870,232; and Ms. Thornton — $736,538. For a discussion of the assumptions and methodologies used to calculate the amounts in column (e), see the discussion of performance shares and performance units contained in Note 11 (Stock-Based Compensation) to the WGL Holdings Consolidated Financial Statements, included as part of the Company’s 2015 Annual Report on Form 10-K filed with the SEC on November 19, 2015. The actual amount ultimately realized by a Named Executive Officer from the disclosed awards listed under column (e) will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, and differences from the valuation assumptions used and the timing of applicable vesting.

(3)	The amounts shown in column (g) constitute the short-term incentive payouts made to the Named Executive Officers as described in the CD&A. The FY 2015 short-term incentive payout amounts were paid in December 2015.

(4)	Column (h) reflects pension accruals for the officers, except Ms. Thornton. Ms. Thornton is not a participant in the Pension Plan. There are no above market or preferential earnings on compensation deferred on a basis that is not tax-qualified, including such earnings on non-qualified contribution plans. The pension accrual amounts represent the difference in present value (measured at the respective fiscal year-end dates shown in the table) based on assumptions shown in the text following the “Pension Benefits” table set forth later in this proxy statement.

(5)	The amounts in column (i) represent the values of perquisites and matching contributions under the 401(k) Plan and, with respect to Ms. Thornton, the amount of Company contributions under the DC SERP, the Defined Contribution Restoration Plan and the enhanced benefit under the 401(k) Plan. The value of perquisites is set forth in the “Perquisites” table. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2015: Mr. McCallister — $10,600; Mr. Ammann — $10,600; Mr. Chapman — $10,371, Mr. Chandra — $10,338; and Ms. Thornton— $10,523. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2014: Mr. McCallister — $10,400; Mr. Ammann — $10,400; Mr. Chapman — $10,092, Mr. Chandra — $10,115; and Ms. Thornton — $10,515. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2013: Mr. McCallister — $10,200; Mr. Ammann — $10,193; Mr. Chapman — $10,162, Mr. Chandra — $10,069; and Ms. Thornton — $10,864. The Company contributions to the DC SERP, the Defined Contribution Restoration Plan and the enhanced benefit under the 401(k) Plan for Ms. Thornton were as follows: FY 2015 – $68,452, FY 2014 – $60,380 and FY 2013 – $50,212.

Perquisites
We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive up to a predetermined ceiling depending on the level of the executive officer. The highest amount provided to any executive under the income tax, estate and financial planning program is $10,000 per year. We also pay the cost of certain other perquisites for executive officers, including: parking at headquarters building, a vehicle allowance and an annual physical examination.

The following table sets forth the incremental value of perquisites for the Named Executive Officers in FY 2013, FY 2014 and FY 2015 included in the “All Other Compensation” column (i) of the Summary Compensation Table above.

FY 2013, FY 2014 AND FY 2015 INCREMENTAL COST OF PERQUISITES PROVIDED TO NAMED EXECUTIVE OFFICERS

Name and Principal Position	Fiscal Year	Tax and Financial Counseling ($)	Vehicle Allowance ($)	Parking ($)	Physical ($)	Insurance ($)	Tax Gross-up ($)	Total ($)
Terry D. McCallister	2015	$0	$5,600	$7,020	$1,988	$7,922	$3,157	$25,687
Chairman of the Board and	2014	$0	$8,400	$6,770	$1,804	$6,512	$3,085	$26,571
Chief Executive Officer	2013	$0	$8,400	$6,574	$1,697	$5,384	$2,984	$25,039
Vincent L. Ammann, Jr.	2015	$0	$8,400	$3,540	$1,555	$4,495	$1,284	$19,274
Senior Vice President and	2014	$223	$8,400	$3,390	$2,073	$4,358	$864	$19,085
Chief Financial Officer	2013	$0	$8,400	$3,287	$2,038	$3,236	$836	$17,797
Adrian P. Chapman	2015	$1,515	$8,400	$7,020	$2,300	$4,963	$2,042	$26,240
President and Chief Operating Officer	2014	$1,225	$8,400	$6,770	$2,282	$5,092	$1,988	$24,532
	2013	$2,760	$8,400	$6,574	$1,940	$4,323	$1,923	$25,920
Gautam Chandra	2015	$2,262	$8,400	$3,540	$1,628	$2,971	$397	$19,198
Senior Vice President	2014	$0	$8,400	$3,390	$1,757	$3,058	$484	$17,089
	2013	$1,556	$8,400	$3,287	$1,757	$2,783	$468	$18,251
Leslie T. Thornton	2015	$0	$8,400	$3,900	$1,653	$3,813	$1,091	$18,857
Senior Vice President, General Counsel	2014	$0	$8,400	$3,700	$2,300	$3,867	$1,023	$19,290
and Corporate Secretary	2013	$0	$8,400	$3,287	$3,227	$2,768	$986	$18,668

The amounts set forth in the “tax gross-up” column in the above table represent the amount of taxes paid by the Company on behalf of officers relating to life insurance coverage with benefits in excess of $50,000. We provide the executive officers (and all employees) life insurance equal to one times the employees’	salary. Under the Internal Revenue Code, the cost of the first $50,000 of life insurance paid by us is not taxable income to the employee. However, the premium we paid for insurance in excess of $50,000 is taxable income (imputed income) to the employee. The Company “grosses up” the income of the Named Executive

WGL HOLDINGS, INC. - 2016 Proxy Statement |	41

Compensation Of Executive Officers

Officers for the taxes on this imputed income (i.e., we pay the taxes for the Named Executive Officers on this imputed income). The imputed income amount and the amount of the tax gross-up are both taxable income to the Named Executive Officer.	The amounts under the column entitled, “Insurance” in the above table represent the premiums paid by the Company for the respective Named Executive Officer’s long-term care and imputed income for life insurance.

Grants of Plan-Based Awards in FY 2015

The following Grants of Plan-Based Awards table sets forth information concerning the range of short-term incentive opportunities and opportunities under grants of performance	shares and performance units to our Named Executive Officers during FY 2015. The grants in the following table were made under the 2007 Plan.

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold (3) ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold Number of Shares of Stock(3) (#) (f)	Target Number of Shares of Stock (#) (g)	Maximum Number of Shares of Stock (#) (h)	Grant Date Fair Value of Stock(4) ($) (l)
Terry D. McCallister
Short-term Incentive	N/A	$217,124	$700,400	$1,050,600	—	—	—	—
Performance Share Program	10/01/14	—	—	—	5,519	22,076	44,152	$981,057
Performance Unit Program	10/01/14	$232,459	$929,834	$1,859,668	—	—	—	$980,975
Vincent L. Ammann, Jr.
Short-term Incentive	N/A	$78,430	$253,000	$379,500	—	—	—	—
Performance Share Program	10/01/14	—	—	—	1,761	7,042	14,084	$312,946
Performance Unit Program	10/01/14	$74,155	$296,618	$593,236	—	—	—	$312,932
Adrian P. Chapman
Short-term Incentive	N/A	$128,108	$413,250	$619,875	—	—	—	—
Performance Share Program	10/01/14	—	—	—	2,952	11,809	23,618	$524,792
Performance Unit Program	10/01/14	$124,354	$497,416	$994,832	—	—	—	$524,774
Gautam Chandra
Short-term Incentive	N/A	$71,610	$231,000	$346,500	—	—	—	—
Performance Share Program	10/01/14	—	—	—	1,608	6,430	12,860	$285,749
Performance Unit Program	10/01/14	$67,706	$270,825	$541,650	—	—	—	$285,720
Leslie T. Thornton
Short-term Incentive	N/A	$58,900	$190,000	$285,000	—	—	—	—
Performance Share Program	10/01/14	—	—	—	1,236	4,945	9,890	$219,756
Performance Unit Program	10/01/14	$52,070	$208,278	$416,556	—	—	—	$219,733

Note that columns: (i) “All Other Stock Awards,” (j) “All Other Option Awards: Number of Securities,” and (k) “Exercise Price of Option Awards,” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during FY 2015.

No consideration was paid by any of the Named Executive Officers for the awards listed in the “Grants of Plan-Based Awards” table.

(1)	Amounts in these columns represent the threshold, target and maximum payouts under our performance unit program for the 36-month performance period from October 1, 2014 through September 30, 2017, and the threshold, target and maximum payouts under our short-term incentive program based on FY 2015 performance. Although performance unit grants are considered equity incentive plan awards, the estimated future payouts under these grants are included in these columns because awards are denominated in dollars and paid out in cash, rather than shares of stock.

(2)	Amounts in these columns represent the threshold, target and maximum payouts under our performance share program for the 36-month performance period from October 1, 2014 through September 30, 2017.

(3)	Threshold payout for both non-equity (as it relates to performance units) and equity incentive plan awards reflect payout amounts if our TSR is below the 25th percentile of the long-term incentive peer group but the dividend growth standard is satisfied.

(4)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance unit and performance share awards granted in FY 2015, assuming that the dividend growth standard is satisfied. The values of these awards, assuming that the highest level of performance conditions is achieved, are as follows: performance shares: Mr. McCallister — $1,962,114; Mr. Ammann — $625,892; Mr. Chapman — $1,049,584; Mr. Chandra — $571,498; and Ms. Thornton — $439,512; performance units: Mr. McCallister — $1,961,950; Mr. Ammann — $625,864; Mr. Chapman — $1,049,548; Mr. Chandra — $571,440; and Ms. Thornton — $439,466. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see the discussion of performance shares and performance units contained in Note 11 (Stock Based Compensation) to the Company’s Consolidated Financial Statements, included as part of WGL Holdings’ 2015 Annual Report on Form 10-K filed with the SEC.

42 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Of Executive Officers

No Employment Agreements with Named Executive Officers

None of the Named Executive Officers have employment agreements with the Company.

Performance Shares and Performance Units

Performance share awards are denominated and paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash. In all other respects, the two awards are the same.

The vesting of performance share and performance unit awards is conditioned upon the performance of the Company and the officer’s continued employment. As long as each Named Executive Officer continues to remain an employee, performance shares and performance units become earned and vested based on WGL Holdings’ comparative TSR over a designated three-year performance period. Performance share award grantees do not have the rights of shareholders until the performance shares fully vest. Therefore, performance share grantees do not receive dividends or other earnings on the performance share until it fully vests. Since the performance units pay out in cash once vested, performance unit grantees do not receive dividends or other rights of shareholders.

For further information regarding the long-term incentive peer groups used in determining performance share and performance unit payout and the total shareholder return necessary for the vesting of performance shares, please see the discussion under the heading, “Long-Term Incentive Compensation-Performance Share and Performance Unit Awards” in the Compensation Discussion & Analysis section of this proxy statement.

Awards are converted to cash for shares to the extent necessary to satisfy minimum tax withholding or any governmental levies. Performance shares and performance units are generally forfeited for no value if a Named Executive Officer’s employment terminates prior to the end of the performance period. However, subject to the sole discretion of the HR Committee of the Company’s Board, all or a portion of a participant’s outstanding performance shares or performance units granted on October 1, 2014 may vest if his or her employment terminates as a result of retirement, death, or disability. Under certain circumstances, following a change in control, between 50% and 100% of an officer’s outstanding performance share or performance unit awards granted on October 1, 2014 would become fully vested at target levels. See “Potential Payments Upon Termination or Change in Control — Change in Control Severance Plan for Certain Executives,” below.

Options

The Company has not granted stock options since October 1, 2006 because the Company’s compensation program changed to eliminate granting stock options and to begin granting	performance shares and performance units, and none of the Named Executive Officers owned stock options during FY 2015.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	43

Compensation Of Executive Officers

Outstanding Equity Awards at FY 2015 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers that were outstanding as of	September 30, 2015. Outstanding equity awards at fiscal year- end consist of performance shares and performance units.

	Stock Awards
	Equity Incentive	Equity Incentive	Equity Incentive	Equity Incentive
	Plan Awards:	Plan Awards:	Plan Awards:	Plan Awards:
	Number of Unearned	Market or Payout Value of	Number of Unearned	Market or Payout Value of
	Shares or Other Rights	Unearned Shares or Other	Shares or Other Rights	Unearned Shares or Other
	That Have Not	Rights That Have Not	That Have Not	Rights That Have Not
Name (a)	Vested(1) (#)(i)	Vested(1)($)(j)	Vested(2)(#)(k)	Vested(2)($) (l)
Terry D. McCallister
Awarded 10-1-12	21,988	$1,268,048	885,019	$885,019
Awarded 10-1-13	21,093	$1,216,433	900,901	$900,901
Awarded 10-1-14	22,076	$1,273,123	929,834	$929,834
Vincent L. Ammann, Jr.
Awarded 10-1-12	6,954	$401,037	278,898	$278,898
Awarded 10-1-13	6,705	$386,677	286,358	$286,358
Awarded 10-1-14	7,042	$406,112	296,618	$296,618
Adrian P. Chapman
Awarded 10-1-12	11,727	$676,296	472,010	$472,010
Awarded 10-1-13	11,285	$650,806	481,982	$481,982
Awarded 10-1-14	11,809	$681,025	497,416	$497,416
Gautam Chandra
Awarded 10-1-12	5,476	$315,801	220,420	$220,420
Awarded 10-1-13	6,027	$347,577	257,400	$257,400
Awarded 10-1-14	6,430	$370,818	270,825	$270,825
Leslie T. Thornton
Awarded 10-1-12	4,635	$267,300	186,546	$186,546
Awarded 10-1-13	4,610	$265,859	196,911	$196,911
Awarded 10-1-14	4,945	$285,178	208,278	$208,278

Note that columns: (b), (c), (d), (e) and (f) relating to the number of securities underlying unexercised options, exercise price and option expiration date have been omitted because none of the Named Executive Officers owned any stock options at the end of FY 2015. Columns (g) and (h) relating to unvested shares have been omitted because none of the Named Executive Officers owned any such unvested shares at the end of FY 2015.

(1)	Columns (i) and (j) relate to performance shares. Performance shares become earned and vested at the end of a three-year performance period, subject to: i) such officer’s continued employment and ii) the comparative TSR of WGL Holdings as compared to the TSR of the applicable long-term incentive peer group during the three year performance period. The number of performance shares shown in the “Awarded 10-1-12,” “Awarded 10-1-13,” and “Awarded 10-1-14” rows for each Named Executive Officer in column (i) of the “Outstanding Equity Awards at FY 2015 Year-End” table are the target number of shares that may become earned if WGL Holdings TSR is at the 50th percentile of the applicable long-term incentive peer group. The value shown in column (j) of the table is the number of shares shown in column (i) times the closing price of WGL Holdings common stock on September 30, 2015 ($57.67), the last trading day of FY 2015.

(2)	Columns (k) and (l) relate to performance units. Performance units are payable in cash and become earned and vested at the end of a three-year performance period, subject to: i) such officer’s continued employment and ii) the comparative TSR of WGL Holdings as compared to the TSR of a peer group of companies during the three year performance period. The number of performance units shown for each Named Executive Officer in column (k) of the “Outstanding Equity Awards at FY 2015 Year-End” table in the “Awarded 10-1-12,” “Awarded 10-1-13,” “Awarded 10-1-14” rows are the target number of units that may be earned if WGL Holdings TSR is at the 50th percentile of the applicable long-term incentive peer group. The aggregate amount shown in column (l) of the table is the number of performance units shown in column (k) multiplied by $1.00 which is the payout value of each performance unit.

44 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Of Executive Officers

Stock Vested in FY 2015

No value was realized by the Named Executive Officers on stock awards vesting during FY 2015, as no performance shares vested for the performance period that ended on September 30, 2014.	If performance shares had vested these shares would have been issued in October 2014.

Non-Qualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ deferred compensation balances during FY 2015, and also shows	the total deferred amounts for the Named Executive Officers at the end of FY 2015.

			Registrant		Aggregate
		Executive	Contributions	Aggregate	Withdrawals /	Aggregate
		Contributions	in Last FY	Earnings in	Distributions	Balance at
Name (a)	Plan	in Last FY (b)	($) (c)	Last FY ($) (d)	($) (e)	Last FYE ($) (f)
Terry D. McCallister	n/a	0	0	0	0	0
Vincent L. Ammann, Jr.	n/a	0	0	0	0	0
Adrian P. Chapman	n/a	0	0	0	0	0
Gautam Chandra	n/a	0	0	0	0	0
Leslie T. Thornton(1)	DC SERP	0	$57,929	$(518)	0	$167,901

(1)	Ms. Thornton received the indicated amounts as a participant in the DC SERP and the Defined Contribution Restoration Plan. The terms of these plans are described under the “Pension and Other Retirement Benefits” section of this proxy statement. The amount indicated under the column “Aggregate Balance at Last FYE” (column (f)) included $145,751 in the DC SERP, in which Ms. Thornton was 40% vested as of the end of FY 2015, and $22,150 in the Defined Contribution Restoration Plan, in which Ms. Thornton was 100% vested as of the end of FY 2015.

Pension and Other Retirement Benefits

The following table and related discussion describes the present value of accumulated benefits payable under the Pension Plan (a qualified plan) and the DB SERP (a non-qualified plan).

		Number of Years	Present Value of
Name (a)	Plan Name (b)	Credited Service (#) (c)	Accumulated Benefit ($) (d)
Terry D. McCallister	Pension Plan	15.5	$657,753
	DB SERP	30.0	$9,891,929
Vincent L. Ammann, Jr.	Pension Plan	12.0	$425,209
	DB SERP	22.0	$2,584,316
Adrian P. Chapman	Pension Plan	34.0	$1,169,898
	DB SERP	30.0	$4,806,106
Gautam Chandra	Pension Plan	13.0	$343,362
	DB SERP	23.0	$1,785,116

Ms. Thornton is not a participant under the Pension Plan or the DB SERP.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	45

Compensation Of Executive Officers

The following actuarial assumptions were used in determining the amounts set forth in the “Pension and Other Retirement Benefits” table:

Measurement Date	September 30, 2015	September 30, 2014
Discount Rate
DB SERP	4.10%	4.00%
Pension Plan	4.50%	4.40%
Pre-retirement Mortality	None	None
Post-retirement Mortality	RP-2014 mortality tables with a base
year of 2006 projected using the
MP-2014 mortality improvement scale,
adjusted to converge over 15 years to
	an ultimate rate of 0.75% at age 85,	RP 2000 CH Projected to 2021 using
	grading to 0% at age 115 in 2022	Scale AA
Retirement Age	65	65
Payment Form
DB SERP Amount Earned After 12/31/2004	Actual 409A Lump Sum Election	Actual 409A Lump Sum Election
	Reflecting a 2.60% Interest Rate	Reflecting a 2.50% Interest Rate
Qualified Pension Plan and Pre-409A DB SERP	Qualified Joint & Survivor Annuity	Qualified Joint & Survivor Annuity

For a discussion of the assumptions and methodologies used to calculate the amounts reported in the “Pension and Other Retirement Benefits” table above, see the discussion contained in Note 10 (Pension and other Post-Retirement Benefit Plans)	to the Company’s Consolidated Financial Statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included as part of WGL Holdings’ 2015 Annual Report on Form 10-K filed with the SEC.

Summary of Retirement Benefits

Washington Gas provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans.

Retirement benefits provide post-employment security to our employees. As of the end of FY 2015, the following primary retirement benefit programs were available to the Named Executive Officers:

•  the 401(k) Plan, a tax-qualified defined -contribution plan in which the Named Executive Officers participate on the same terms as our other participating employees;

•  the Pension Plan, a tax-qualified, non-contributory pension plan covering all active employees (including executive officers) and vested former employees of Washington Gas;

•  the DB SERP, a non-qualified defined-benefit retirement plan which provides the Named Executive Officers a benefit up to 60% of the individual’s final average compensation, as determined under that plan;

•  the DC SERP, a non-qualified defined-contribution retirement plan; and

•  the Defined Contribution Restoration Plan, a non-qualified defined-contribution retirement plan.

Pension Plan and 401(k) Plans
The Named Executive Officers each participate in the Pension Plan, except Ms. Thornton. The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas and certain affiliates. The Pension Plan is now closed to new entrants. Participation in the Pension Plan was closed: (i) to employees hired on or after January 1, 2009 who are covered under the collective bargaining agreements with the International Brotherhood of Teamsters and Office and Professional Employees International Union Local 2, (ii) to management employees first hired on or after July 1, 2009, (iii) to Hampshire Gas Company employees first hired on or after January 1, 2010, and (iv) to employees first hired on or after January 1, 2010 who are covered by the collective bargaining agreement between Washington Gas and the International Brotherhood of Electrical Workers, Local

1900. Instead of Pension Plan benefits, employees hired after the aforementioned dates receive an enhanced benefit in the form of an employer contribution under the 401(k) Plans. This enhanced benefit provides a Company contribution between 4%-6% of base compensation (depending on length of service) to subject employees. Executive officers receive this benefit on the same terms as our other participating employees. Ms. Thornton joined the Company in 2011 and receives this enhanced 401(k) benefit.

The Pension Plan provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65. A participant must have five years of accredited service under the Pension Plan to vest in a pension benefit. The Pension Plan accrued benefit is calculated using a formula based on accredited service and highest three years (High Three) of average compensation. High Three average compensation is the

46 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Compensation Of Executive Officers

average of the employee’s rate of annual basic compensation on December 31 of each of three calendar years of accredited service preceding that reflects the employees highest compensation prior to the employee’s normal retirement date, early or disability retirement date, actual date of retirement or date of termination of employment, whichever is applicable. Annual basic compensation consists of the regular annual salary or wages of an employee, excluding bonuses, compensation for overtime or other extra or special compensation, but including commissions, bonuses and other forms of incentive compensation paid to salesmen. The rate of High Three average compensation is multiplied by the percentage rate that applies to the participant’s years of accredited service. Bargaining units representing certain Washington Gas employees have negotiated different percentages for their members. A change was made to the formula for calculating the retirement benefit for management employees and for employees covered by the collective bargaining agreement with the International Brotherhood of Electrical Workers, Local 1900 who retire on or after January 1, 2010 and for employees covered by Office and Professional Employees International Union Local 2 who retire on or after January 1, 2009. The retirement benefit for these employees will be determined by using the average of the retiree’s highest three years of earnings, rather than the average of the retiree’s last three years of earnings. The benefit for the International Brotherhood of Teamsters, Local 96 is still based on the employees last three years of final average compensation.

An early retirement benefit, discounted for age, is available to employees at age 55 with five years of accredited service. Employees age 55 or older having any combination of age and accredited service that equals 90 or more and employees with 30 years of accredited service may retire early without discounting their pension for age. As of the date of this proxy statement, of the Named Executive Officers, Mr. McCallister, our Chairman and CEO, Mr. Chapman, our President and Chief Operating Officer, and Mr. Ammann, our Chief Financial Officer, are eligible to receive an early retirement benefit.

The normal form of pension benefit is a joint and survivor annuity for an employee with an eligible spouse and a single-life annuity for an unmarried employee. Participants may elect among various payment options that will be the actuarial equivalent of the normal form of retirement benefit. There is no lump sum optional form of payment under the current Pension Plan.

Defined Benefit Supplemental Executive Retirement Plan

Each of the Named Executive Officers, except Ms. Thornton, participates in the Company’s DB SERP, which is a non-qualified, unfunded defined benefit retirement plan. The purpose of the DB SERP is to provide an additional incentive to attract and retain key employees designated by the Board. The Board of Washington Gas designates participants in the DB SERP.

The DB SERP provides a retirement benefit that supplements the benefit payable under the Pension Plan. The benefit amount is based on years of benefit service and the average of the participant’s highest rates of annual basic compensation, including any short-term incentive awards, on December 31 of the three years out of the final five years of the participant’s service as a participant. Benefit service under the DB SERP consists of years of accredited service under the Pension Plan, plus the number of years of plan service under the DB SERP, to a maximum of 30 years. There is a vesting schedule for the benefit that varies depending upon the point in time the individual became a participant in the DB SERP.

At normal retirement, the DB SERP participant is entitled to an annual benefit equal to the participant’s vested percentage of an amount equal to 2% of final average compensation multiplied by the number of years of benefit service, reduced by the amount of the normal retirement benefit paid under the Pension Plan and the amount of any other supplemental pension benefit provided by Washington Gas. Participants in the CIC Plan, described elsewhere in this proxy statement, may earn extra years of benefit service under the DB SERP in certain events of termination following a change in control, up to the maximum of 30 years of benefit service.

The DB SERP provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65.

An early retirement benefit, discounted for age, is available to participants at age 55 with 10 years of benefit service. As of the date of this proxy statement, of the Named Executive Officers, Mr. McCallister, our Chairman and CEO, Mr. Chapman, our President and Chief Operating Officer, and Mr. Ammann, our Chief Financial Officer, are eligible to receive an early retirement benefit under the DB SERP.

A participant in the DB SERP can elect the same forms of benefit available under the Pension Plan, and in addition can elect a lump sum payment form. For DB SERP benefits earned through December 31, 2004, the lump sum amount is limited to the amount of the benefit attributable to short-term incentive compensation. For benefits earned on and after January 1, 2005, participants may elect a lump sum benefit in any percentage.

The lump sum amount is an actuarial determination based on the participant’s life expectancy discounted using the yield on the zero-coupon U.S. Treasury security with maturity equal to the maturity of each year’s payment. The lump sum shall equal the sum of the discounted payments.

The DB SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the DB SERP will be no greater than the right of an unsecured general creditor of the Company.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	47

Compensation Of Executive Officers

Defined Contribution Supplemental Executive Retirement Plan
The DC SERP provides supplemental retirement benefits to executives and a select group of management or highly compensated employees who: (i) are not participants in the DB SERP; and (ii) are selected by the Board to participate in the DC SERP. Subject to certain conditions, the DC SERP provides the following benefits to participating employees: (i) a Company credit equal to 6% of total pay (base salary and incentive pay); (ii) matching credit equal to 4% of annual short-term incentive pay only; and (iii) for employees who do not participate in the Pension Plan, an incentive credit equal to 4-6% of annual short-term incentive pay only depending on years of service. Benefits will be credited each pay period to a bookkeeping account	maintained on behalf of the participant. Participant accounts will be credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Benefits will be paid in a lump sum upon the participant’s termination of employment or disability (whichever occurs first). The DC SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the DC SERP will be no greater than the right of an unsecured general creditor of the Company. Ms. Thornton is a participant in the DC SERP

Defined Contribution Restoration Plan
retirement benefits to employees: (i) who are not participants in the DB SERP; and (ii) whose base pay exceeds the limit set forth under Section 401(a)(17) of the Internal Revenue Code (i.e., $265,000 in 2015). Subject to certain conditions, the Defined Contribution Restoration Plan provides the following benefits to participating employees: (i) a base pay matching credit equal to 4% of the portion of the participant’s base pay only that exceeds the limit in Section 401(a)(17) of the Internal Revenue Code, and (ii) for employees who do not participate in the Pension Plan, a base pay restoration credit equal to 4-6% of the portion of the participant’s base pay only that exceeds the limit Section 401(a) (17) of the Internal Revenue Code. The actual percentage is based on years of service. Benefits are credited each pay period to a bookkeeping account maintained on behalf of the participant.

Participant accounts are credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Participants generally will be 100% vested in their Defined Contribution Restoration Plan benefits at all times except in the case of certain terminations of employment. Benefits will be paid in a lump sum upon a participant’s termination of employment or disability (whichever occurs first). The Defined Contribution Restoration Plan is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the Defined Contribution Restoration Plan will be no greater than the right of an unsecured general creditor of the Company. Ms. Thornton is a participant of the Defined Contribution Restoration Plan.

48 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Potential Payments Upon Termination Or Change In Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan for Certain Executives

Each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement participates in the CIC Plan. Change in control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a change in control. The change in control provisions under the CIC Plan are effective during the period of one year prior to, and two years following, a change in control of WGL Holdings or Washington Gas. The CIC Plan incorporates the definition of a change in control as defined in the Change in Control Policy (“CIC Policy”). “Change in control” is generally defined under the CIC Policy as the occurrence (subject to certain exceptions) of:

•  an acquisition by any person of 30% or more of the voting stock of WGL Holdings or Washington Gas;

•  a change in the majority of the Board of WGL Holdings; a reorganization, merger, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas; or

•  shareholder approval of a complete liquidation or dissolution of WGL Holdings.

Generally, during the one year prior and two years following a change in control, the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change in control or available after the change in control if more beneficial.

Annual base salary is defined as the amount equal to the highest base salary rate in effect during the period beginning twelve months immediately preceding a change in control and ending on the date of the Named Executive Officer’s termination. The annual incentive bonus is equal to each executive’s target annual bonus for the fiscal year in which the Named Executive Officer’s employment is terminated. With respect to all the Named Executive Officers, if the Named Executive Officer is terminated during the effective period for reasons other than cause, death or disability, or if the Named Executive Officer resigns for good reason, the Named Executive Officer is entitled to certain severance benefits. These benefits include:

•  salary replacement benefits equal to the sum of the executive’s annual base salary plus annual target incentive bonus multiplied by three for Messrs. McCallister, Chapman, Ammann, and Ms. Thornton; and multiplied by two for Mr. Chandra;

•  the sum of any unpaid base salary and vacation pay through the termination date and the product of the executive’s annual bonus and a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•  medical and dental replacement benefits for three years for Messrs. McCallister, Chapman, Ammann and Ms. Thornton; and such benefits for two years for Mr. Chandra;

•  an additional three years of benefit service under the DB SERP for Messrs. McCallister, Chapman and Ammann and two years for Mr. Chandra, provided, in no event shall such additional service when added to the executive’s DB SERP or DC SERP, as applicable, benefit service credit exceed the maximum of 30 years (Ms. Thornton does not participate in the DB SERP; her benefit under the DC SERP is 100% vested upon a change in control under the terms of the DC SERP); and

•  outplacement services of up to $25,000; provided that such services are incurred by the executive within 12 months of his or her termination.

If a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes imposed on severance payments and any other payments under Section 4999 of the Internal Revenue Code and for all taxes due on the amount of that reimbursement. This excise tax gross-up provision is intended to preserve the level of change in control severance protections that we have determined to be appropriate. On November 17, 2010, the Board eliminated the reimbursement by the Company of excise taxes imposed on such severance payments for any executive officers that become covered by the terms of the CIC Plan on or after January 1, 2011. Pursuant to an amendment to the CIC Plan on November 12, 2015, however, the excise tax reimbursement provisions will expire on September 30, 2018 unless a change in control transaction has occurred or is then pending.

A Named Executive Officer’s outstanding performance shares and performance units may also vest upon a change in control or a qualified termination of employment following a change in control. For awards granted prior to September 22, 2015, half of the award vests at target upon the change in control and the other half of the award vests at target upon a qualified termination following a change in control (“double-trigger” vesting). All awards granted on or after September 22, 2015 are subject to double-trigger vesting at target or a specified change-in-control value based on actual performance. Together, the CIC Plan and the CIC Policy provide that a “qualified termination” triggers the receipt of severance benefits. Generally, a “qualified termination” of a participant in the CIC Plan means an involuntary termination of the participant (other than as a result of death, disability or for cause) or any termination of employment by the participant in the CIC Plan that is not initiated by the Company and that is caused by any one or more of the following events, if such event occurs during the change in control effective period:

•  assignment to the participant, without his or her consent, of duties inconsistent in any material respect with the executive’s then current position or duties (including, for Messrs. McCallister, Chapman, Ammann and Ms. Thornton, not having their current position at the most senior resulting entity following the change in control), or any other action by the Company which would cause him or her to violate ethical or professional obligations, or which results in a significant diminution in such position or duties;

•  the participant, without his or her consent, being required to relocate to a principal place of employment that is both

WGL HOLDINGS, INC. - 2016 Proxy Statement |	49

Potential Payments Upon Termination Or Change In Control

more than 35 miles from his or her existing principal place of employment, and farther from the participant’s current residence than his or her existing principal place of employment;

•  the Company materially reduces, without his or her consent, the participant’s base salary rate or target bonus opportunity, or materially reduces the aggregate value of other incentives and retirement opportunity, or fails to allow the participant to participate in all welfare benefit plans, incentive, savings and retirement plan, fringe benefit plans and vacation benefits applicable to other senior executives; or

•  the Company fails to obtain a satisfactory agreement from any successor entity to assume and agree to perform the Company’s obligations to the Named Executive Officer under the CIC Plan.

A Named Executive Officer will not be able to receive severance benefits for a qualified termination if the executive continues in employment with the Company for more than 90 days following the later of the occurrence or knowledge of an event or events that would constitute a qualified termination. Also, the Named Executive Officer will not be entitled to receive severance benefits under the CIC Plan if the Named Executive Officer’s employment with the Company terminates because of a change in control and the Named Executive Officer accepts employment, or has the opportunity to continue employment, with a successor entity (other than under terms and conditions which would constitute a qualified termination).

The levels of change in control payments were developed in prior years and were either reaffirmed or adjusted after a thorough re-evaluation of such protection by the HR Committee in 2006. That re-evaluation included input from the HR Committee’s executive compensation adviser and considered both market practice and best practice. The HR Committee, with the advice of its compensation adviser, also re-evaluated certain elements of the change-in-control arrangements in 2015. The circumstances and payments of compensation following a change in control are provided by the CIC Plan. In approving the CIC Plan, the HR Committee considered data provided by its adviser regarding competitive market practices regarding change in control benefits for senior executives. The HR Committee also considered the corporate and shareholder value of retaining certain executives following a change in control. The multiples of pay for various levels of officers reflect the HR Committee’s judgment that those levels are fair, appropriate and reasonable for each officer.

In determining the appropriate payment and benefit levels under the CIC Plan, the HR Committee also considered the potential importance of retaining certain executives following a change in control to assist in a successful transition to a new organization and management.

The CIC Plan is intended in part to provide some protection of employment and benefits for executives who agree to remain with a new organization following a change in control. The CIC Plan is a material part of our total compensation program. Each component of this program, including base salary, incentives, retirement benefits and the CIC Plan, has been designed to meet certain unique purposes. In the absence of a CIC Plan, it is unlikely that other elements of the total compensation program would have been different to offset the risk posed by the lack of a CIC Plan. The reason for this is that no other element of compensation can achieve the aims of the CIC Plan.

The severance benefits available under the CIC Plan are not additive or cumulative to severance or termination benefits that a Named Executive Officer might also be entitled to receive under the terms of any other arrangement or agreement with the Company. As a condition of participating in the CIC Plan, the Named Executive Officer must expressly agree that the CIC Plan supersedes all prior plans or agreements providing for severance benefits.

The following table lists the amounts the Named Executive Officers were eligible to receive from the Company under the CIC Plan if a change in control had occurred and the Named Executive Officer’s employment was terminated either involuntarily without cause or as a result of a good reason termination effective as of September 30, 2015, the end of FY 2015. The amounts would be payable in a single lump sum and, to the extent required to comply with Section 409A of the Internal Revenue Code, would not be paid to the Named Executive Officer prior to the date that is six months from the date of termination. The calculations in the table below are based on a common stock price equal to $57.67 per share which was the closing price of WGL Holdings common stock on September 30, 2015, which was the last trading day of FY 2015.

INCREMENTAL PAYMENTS DUE TO CHANGE IN CONTROL

(Assuming termination of employment on September 30, 2015)

Payments Due to Change In Control(1)	McCallister	Ammann	Chapman	Chandra	Thornton
Cash severance	$4,573,200	$2,139,000	$2,892,750	$1,302,000	$1,710,000
Additional value due to vesting of unvested performance shares and performance units	$4,323,911	$1,376,906	$2,313,185	$1,247,625	$957,030
Additional SERP amount due to vesting and service credits	$0	$563,948	$0	$1,728,000	$94,063
Medical and dental continuation	$46,097	$60,879	$46,097	$46,922	$21,827
Outplacement (maximum)	$25,000	$25,000	$25,000	$25,000	$25,000
Sec 280G excise tax and related gross-up (paid to IRS)(2)	$4,131,000	$1,914,000	$2,494,000	$1,582,000	$0
TOTAL	$13,099,208	$6,079,733	$7,771,032	$5,931,547	$2,807,919

(1)	SERP calculations were made using a 4.1% discount rate. Medical and dental continuation amounts are estimates. As a result, the Section 280G excise tax and related gross-up amounts have been rounded to the nearest $1,000.

(2)	This amount represents a reimbursement to the executive to cover the excise tax paid to the Internal Revenue Service on the change in control benefits. Ms. Thornton is not eligible for a tax gross-up because the Board eliminated this benefit for any employees that became covered under the CIC Plan after January 1, 2011.

50 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Potential Payments Upon Termination Or Change In Control

All severance benefits payable under the CIC Plan are subject to each participant’s compliance with a post-employment restrictions policy. The policy defines the scope of restrictions that will apply to post-employment actions undertaken by executives who receive severance benefits following a termination of employment. The policy is intended to protect (i) confidential information belonging to the Company that the executive had access to and possesses due to the nature of his or her position and (ii) the competitive business operations of the Company. The restrictions under the policy last for one year following the executive’s date of termination. The policy prohibits any terminated Named Executive Officer that receives the severance benefits described above from soliciting employees or customers	and disclosing “confidential information” of the Company. For the purposes of the policy, “confidential information” includes, but is not limited to, non-public information regarding computer programs, discoveries or improvements, marketing, manufacturing, or organizational research and development, or business plans; sales forecasts; personnel information, including the identity of employees, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property.

Incremental Payments Due to Other Terminations

The Company has no employment contracts and no guaranteed severances for terminations other than upon a change in control. Upon retirement, vesting of performance shares and performance	units issued prior to September 22, 2015 is at the discretion of the HR Committee. The HR Committee has historically not vested such awards upon retirement.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	51

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information regarding compensation plans under which common stock may be issued to employees and non-employees as compensation as of September 30, 2015. The Company currently has two such plans: the Directors’ Stock Plan and the 2007 Plan. Proposal 3 requests shareholder approval of 1,900,000 shares for equity compensation purposes under a new plan, which are not reflected below. If shareholders approve the new plan, no further awards will be granted under the 2007 Plan.

Total shares shown in the below table include 81,555 shares available for future issuance under the Directors’ Stock Plan, and 993,825 shares available for issuance under the 2007 Plan.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
Plan Category	rights (a)	warrants and rights (b)	column (a) (c)(1)
Equity compensation plans approved by security holders	0	$0	1,075,380
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	0	$0	1,075,380
(1)	Includes 304,089 non-vested and outstanding performance shares. The number of shares of common stock that are issued upon the vesting of performance shares may range from zero to 200 percent of the number of performance shares outstanding. The number of shares that are issued is determined under a formula, based on our achievement of performance goals for total shareholder return relative to the long-term incentive peer group. This formula is further described above in this proxy statement in the Compensation Discussion and Analysis section under the caption, “Long-Term Incentive Compensation.” The number of securities remaining available for future issuance under the 2007 Plan is reduced upon the issuance of shares underlying performance shares, not at the time of grant.

52 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proposal 2 Advisory Vote On Executive Compensation

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to cast an advisory vote to approve the compensation awarded to certain executives, as required by Section 14A of the Exchange Act. Because the required vote is advisory, it will not be binding upon the Board.

The Company has in place comprehensive executive compensation programs. The proxy statement fully discloses all material information regarding the compensation of the Company’s Named Executive Officers, so that shareholders can evaluate the Company’s approach to compensating its executives. The Company and the HR Committee continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The Company will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders and encourage executives to retain ownership of a significant portion of WGL Holdings stock that they receive as compensation. Please refer to the section entitled, “Compensation of Executive Officers” and the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

The Board has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board modifies this policy, the next advisory vote on executive compensation will be at our 2017 annual meeting of shareholders.

You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:

“RESOLVED, that the holders of WGL Holdings, Inc. common stock approve the compensation of the Company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in the proxy statement.”

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this proposal 2.

Please refer to PROGRAM HIGHLIGHTS on the first page of the Compensation Discussion & Analysis for the reasons behind this recommendation.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	53

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

PROPOSAL 3 APPROVAL OF 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

On December 16, 2015, the Board adopted the WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”), subject to shareholder approval. The Board is also seeking shareholder approval in order to qualify certain compensation to be paid under the 2016 Plan for maximum income tax deductibility. If approved by our shareholders, the 2016 Plan will be effective as of the date of such approval (the “Effective Date”). The Board recommends that shareholders approve the 2016 Plan.

The following summary of the material features of the 2016 Plan does not purport to be complete and is qualified in its entirety by reference to the specific language of the 2016 Plan itself, which is attached as Appendix B hereto and is posted to the SEC’s website at www.sec.gov, and which is incorporated into this proxy statement by reference. A copy of the 2016 Plan is available to any of our shareholders upon request by writing to the Assistant Secretary, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080.

The 2016 Plan will replace the 2007 Plan that was approved by the shareholders at the 2007 Annual Meeting of Shareholders held on March 1, 2007, which provided similar benefits to those to be provided under the 2016 Plan.

If shareholders approve the 2016 Plan, no further awards will be granted under the 2007 Plan after March 1, 2016 (or, if the annual meeting of shareholders is postponed or adjourned to another date, after such other date on which shareholders approve the 2016 Plan). In addition, all shares available for future grants under the 2007 Plan as of the Effective Date will cease to be available for future grants, except that shares subject to outstanding awards under the 2007 Plan that, on or after the Effective Date, (i) terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares (or with the forfeiture of shares in connection with an award of restricted stock (as defined under the heading “Types of Awards” below)), (ii) are settled in cash in lieu of shares, (iii) are exchanged prior to the issuance of shares for an award not involving shares, or (iv) are withheld by the Company or a subsidiary or tendered by a plan participant (by either actual delivery or attestation) to satisfy tax withholding obligations may be used in and will be added to the reserve for the 2016 Plan, as described under “Shares Available for Grant Under the 2016 Plan” below. Further, the Company does not intend to issue any new grants, other than for potential new hires, between the date of this proxy statement and the shareholder vote regarding the approval of the 2016 Plan.

The purpose of the 2016 Plan is to advance the interests of the Company and its shareholders by:

•  providing for incentive compensation based upon factors relating to operational excellence, customer service, utility reliability, financial performance and other factors,

•  attracting, retaining and rewarding officers, other key employees, consultants and other service providers to the Company and its subsidiaries, and

•  promoting a close identity of interests between such persons and our shareholders by enabling them to acquire Company common stock and otherwise to be rewarded based upon our success.

The Company has changed and grown significantly since the approval of the 2007 Plan. In early 2006, the Company’s market capitalization was approximately $1.5 billion, while today it has grown to approximately $2.9 billion. Our natural gas customer base has increased from approximately 1.0 million customers in 2006 to approximately 1.1 million customers in 2015. In addition, our non-utility business has grown and evolved significantly, including our entry into the midstream energy services market and our investment in a renewable energy portfolio. In our Midstream segment, we have executed transactions that will provide an opportunity to invest over approximately $800 million in pipelines that will bring Marcellus shale natural gas to demand areas in the northeast and midwest over the next several years. Our commercial energy systems segment has invested over $500 million in renewable and clean energy systems that now include over 104 megawatts of installed solar capacity and 4 megawatts of installed fuel cell capacity. Over the years, our shareholders have experienced steady dividend growth, as well, from an annualized dividend of $1.37 per share in 2007 to an annualized rate of $1.85 per share in FY 2015, a total increase of 35%.

This growth and success can be attributed to many factors. One important factor is strong leadership within the Company. The 2016 Plan is a significant part of our compensation package that provides us with flexibility to award key personnel both short- and long-term equity-based and cash incentives. The Board believes that this flexibility to award various types of incentive compensation is important for the following reasons:

•  It allows for greater use of performance-based incentives, which, in the Board’s judgment, promotes a better alignment of the interests of key personnel and the Company’s shareholders.

•  It will allow us to adapt our compensation programs for key personnel in a manner that is competitive with compensation programs offered by our competitors and peers, helping us to attract key personnel and encourage them to stay with the Company.

•  It will enable us, in connection with an acquisition, to offer flexible incentives to the key employees of the business being acquired to remain employed by the Company for an extended period of time, thus effecting a more efficient and productive post-acquisition transition period.

The 2016 Plan as proposed is not significantly different from the 2007 Plan, although certain minor design changes are being proposed.

54 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

Shares Available for Grant Under the 2016 Plan

Subject to adjustment, the total number of shares of common stock reserved and available for delivery pursuant to awards under the 2016 Plan will be 1,900,000 shares of common stock, plus no more than 297,546 shares of common stock subject to outstanding awards under the 2007 Plan as of the Effective Date. Shares subject to any award under the 2016 Plan or the 2007 Plan (1) where the award terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares (or with the forfeiture of shares of stock in connection with a restricted stock award), is settled in cash in lieu of shares of stock, or is exchanged prior to the issuance of shares, for an award not involving shares of stock, or (2) that are withheld or tendered to satisfy tax withholding obligations related to an award, will again be available for awards.

Notwithstanding the foregoing paragraph, shares subject to an option or a stock appreciation right (“SAR”) will not become available again for grant under the 2016 Plan if the shares are withheld or tendered to satisfy tax withholding obligations associated with the option or SAR; or the shares are withheld or tendered to satisfy the exercise price of the option or SAR. Upon the exercise of an option or SAR, the gross number of shares as to which such option or SAR is being exercised, and not solely the net number of shares of Stock delivered upon such exercise, will be treated as issued pursuant to the 2016 Plan, and shares subject to an option or SAR that are not issued or delivered upon the exercise of such option or SAR will not become available again for grant under the 2016 Plan.

We believe this share pool is reasonable. If the 2016 Plan is approved, the number of shares that we will reserve (excluding shares underlying outstanding grants under the 2007 Plan that become available for awards) is comparable to the number of shares that were reserved under the 2007 Plan. As shown under the headings “Information About Grants and Burn Rate” and “Information About Dilution,” below, our conservative historical rate of granting new awards (less than 111,000 performance shares per year on average) evidences a responsible use of equity, and the requested share pool only results in dilution of 4.55%. Moreover, in three of the past four periods, long-term incentive grants have paid out at zero or below-target, which demonstrates that we have set our performance goals at an appropriately rigorous level. In light of our historical grants and burn rate, we believe it is likely that the requested share pool will last for the 2016 Plan’s full

10-year term. In addition, we designed the share pool size to allow for changes in the design of our compensation program, to facilitate merger and acquisition activity and to account for potential changes in our stock price.

Under the 2016 Plan, the number of shares of common stock delivered pursuant to the exercise of incentive stock options (“ISOs”) may not exceed 1,900,000, subject to adjustment. The 2016 Plan includes the following per-participant limitations, subject to adjustment:

•  During any plan year, a participant may not be granted awards other than options and SARs that, in the aggregate, relate to more than 200,000 shares of common stock at maximum payout;

•  During any plan year, a participant may not be granted options or SARs that, in the aggregate, relate to more than 500,000 shares of common stock;

•  During any plan year, a participant may not be granted cash awards (as defined under the heading “Types of Awards” below) that, in the aggregate, relate to cash or other property with a value that exceeds the greater of the fair market value of 200,000 shares of common stock (determined at the date of grant) or $10,000,000.

The greatest number of shares underlying awards to any individual in FY 2015 was 44,152 shares, which is the maximum number of shares issuable pursuant to a grant made in early October 2014 to Mr. McCallister, our Chairman and Chief Executive Officer. This award consisted of performance shares with a target payout of 22,076 shares. In early October 2015 (i.e., in FY 2016), Mr. McCallister was issued 36,544 shares pursuant to the vesting of performance shares granted in FY 2013 (for the FY 2013-2015 performance period) at 166.2% of target.

As of December 31, 2015, there were 15 executive officers and 64 other employees participating in the 2007 Plan. Awards that may in the future be granted to the Company’s Chief Executive Officer, to the four other most highly compensated executive officers or to other groups of persons, and the number of persons in such groups, are discretionary and therefore cannot be determined at this time.

On January 15, 2016, the closing price per share of common stock reported on the New York Stock Exchange was $61.96.

Information About Grants and Burn Rate
The following table sets forth information regarding performance shares granted, performance shares vested, our burn rate for each of the last three fiscal years, and the average burn rate over the last three fiscal years under the 2007 Plan. Performance shares are presented based on target payout; depending on the Company’s performance, performance shares may pay out between zero and 200% of target. The burn rate for each fiscal year is the quotient of	(1) the sum of the number of shares issued pursuant to the vesting of performance shares and the number of shares issued to non-employee directors during the fiscal year, divided by (2) the weighted average number of shares of common stock outstanding at the end of such fiscal year. For additional information regarding these types of equity grants, see the section entitled “Compensation Discussion and Analysis” and “Director Compensation—Directors’ Stock Plan” above.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	55

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

	Year Ended September 30,
	2015	2014	2013	Three-year average
Performance shares granted	113,626	109,076	109,665	110,789
Shares issued pursuant to vesting	0	84,849	0
Shares issued to non-employeed directors(1)	14,594	17,477	16,637
Weighted average common stock outstanding (basic)	49,794,000	51,759,000	51,697,000
Burn rate	0.029%	0.198%	0.032%	0.084%

(1) Pursuant to Directors’ Stock Plan.

The following table summarizes information regarding performance share activity from October 1, 2015 through the Record Date:

Number of shares
Non-vested and outstanding, September 30, 2015	304,089
Granted effective October 1, 2015	89,328
Vested effective October 2, 2015(1)	(95,871)
Non-vested and outstanding, January 4, 2016.(2)	297,546

(1)	Represents the number of performance shares vested based on target payout. A total of 103,113 shares of common stock were actually issued pursuant to the vesting of performance shares, based on vesting at 166.2% of target less shares withheld for taxes.

(2)	Does not give effect to any forfeitures of grants due to terminations of employment during FY 2016.

Information About Dilution
The following table sets forth information about the potential dilution from equity awards based on shares of common stock available for issuance under the 2007 Plan, and under the 2016 Plan if approved by shareholders. Dilution is the quotient of (1) the sum of (a) shares of common stock underlying outstanding equity awards, (b) shares available under the Directors’	Stock Plan and (c) shares available under the 2007 Plan or the 2016 Plan, as the case may be, divided by (2) the total outstanding common stock. These calculations are based on our outstanding common stock and outstanding equity awards as of the Record Date.

	Number of	Potential
	Shares	Dilution
Total outstanding common stock	49,846,896

Directors’ Stock Plan:
Shares available for future issuance(1)	68,694

2007 Plan:
Shares available for grant (including 297,546 outstanding performance share grants (at target))(2)	890,712
Total shares available under 2007 Plan and Directors’ Stock Plan	959,406	1.93%

2016 Plan (proposed):
Outstanding performance share grants under 2007 Plan	297,546
Shares available for grant	1,900,000
Total of equity awards outstanding and shares available for grant under the Directors’ Stock Plan and the 2016 Plan	2,266,240	4.55%

(1)	Gives effect to the issuance of 12,861 shares to our independent directors on January 4, 2016 pursuant to the Director’s Stock Plan.

(2)	Shares available for grant under the 2007 Plan are reduced upon the issuance of shares upon vesting of performance shares, not at the time of grant. If the 2016 Plan is approved by shareholders, shares available for grant under the 2007 Plan will cease to be available for future grants, subject to the exceptions described above under the heading “Shares Available For Grant Under the 2016 Plan.”

56 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

Description of the 2016 Plan

Key Features. Key features of the 2016 Plan include:

•  The shares of stock and cash which may be granted to any individual are limited in any one plan year, subject to adjustment for certain specified events.

•  Performance goals are used for performance-based awards.

•  Options and SARs will not be repriced without prior approval of shareholders.

•  Options and SARs will not be replaced or repurchased for cash at any time, without prior approval of shareholders.

•  Options and SARs will not be regranted through cancellation without the approval of shareholders.

•  Outstanding options and SARs will not be exchanged for other awards without prior approval of shareholders.

•  The exercise price of options and SARs may not be lowered at any time following the grant date.

•  The exercise price per share of stock under an option and the grant price of a SAR must be not less than the fair market value of the common stock of the Company on the date of grant.

Authority of HR Committee. As permitted by the 2016 Plan, the Board has appointed the HR Committee to administer the 2016 Plan.

Awards under the 2016 Plan will generally be granted by the HR Committee and the HR Committee will generally administer the 2016 Plan. The HR Committee has the authority, among other things, to:

•  select the persons to be granted awards;

•  determine the form of awards granted to each person and whether such awards are to operate on a tandem basis or otherwise in conjunction with other awards;

•  determine the number of shares of common stock, units or other rights covered by an award; and

•  determine the other terms and conditions of awards, including any exercise price, any grant price or purchase price, any restrictions on transfer, any performance goals, any settlement provisions, any vesting schedules and any deferral or forfeiture provisions, and any acceleration or waiver thereof.

Eligibility. Executive officers and other key employees of the Company or of any of the Company’s subsidiaries, including any member of the Board who is also such an employee, and persons who provide consulting or other services to the Company or any subsidiary deemed by the HR Committee to be of substantial value, are eligible to be granted awards. In addition, persons who have been offered employment by the Company or any subsidiary, and persons employed by an entity that the HR Committee reasonably expects to become a subsidiary, are eligible to be granted awards.

Types of Awards. Awards authorized under the 2016 Plan include:

•  options to purchase shares of common stock, including ISOs and non-qualified stock options, which will be granted at not less than 100% of the fair market value of the common stock on the date of grant, and which will have a term of no longer than 10 years;

•  SARs, whether in conjunction with the grant of stock options or independent of such grant, which will be granted at not less than 100% of the fair market value of the common stock on the date of grant and which will expire no more than 10 years after the date of grant;

•  common stock subject to restrictions on transferability and other restrictions, with respect to which a participant will generally have the rights of a shareholder during the period of restriction, including the right to vote the shares of stock and to receive dividends thereon (“restricted stock”);

•  common stock to be delivered after the expiration of a deferral period, with respect to which the participant will generally not have the rights of a shareholder during the period of deferral;

•  common stock granted as a bonus or in lieu of Company obligations to pay cash or other property under other plans or compensatory arrangements;

•  dividend equivalents, consisting of a right to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of common stock, which may be issued independently or in tandem with other awards; and

•  other awards, including awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock and factors that may influence the value of shares of common stock (including, but not limited to, performance units and performance shares) (“other stock-based awards”), and awards to be settled, in whole or in part, in cash or other property other than common stock (“cash awards”).

The terms of each award, including those relating to vesting, exercisability and, in the case of options, permissible methods of exercise, will be set forth in the individual award agreement. Under the 2007 Plan, equity grants have been exclusively in the form of performance awards – more specifically performance units and performance shares. These types of awards closely align the compensation of executive officers with shareholder interests, because vesting is dependent on meeting or exceeding certain performance metrics.

Performance-Based Awards. The terms of the 2016 Plan are intended to, among other things, permit the HR Committee to impose performance goals with respect to any award, thereby requiring forfeiture of all or part of any award if such performance goals are not met, or linking the time or amount of exercisability, vesting, payment or settlement of an award to the achievement of performance goals. The 2016 Plan provides that the performance goals will be based on certain specified business criteria. Performance goals may be expressed in terms of any of the following business criteria:

•  earnings

•  net income

•  net income applicable to common stock

WGL HOLDINGS, INC. - 2016 Proxy Statement |	57

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

•  revenue

•  cash flow

•  return on assets

•  return on net assets

•  return on invested capital

•  return on equity

•  ratio of return on equity to utility authorized return on equity

•  dividends paid

•  dividend ratio

•  dividend coverage

•  profitability

•  economic value added

•  operating margins or profit margins

•  income before income taxes

•  income before interest and income taxes

•  income before interest, income taxes, depreciation and amortization

•  total return on common stock

•  book value

•  expense management

•  capital structure and working capital

•  strategic business criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures

•  costs

•  employee morale or productivity

•  employee engagement

•  community involvement

•  customer satisfaction or loyalty

•  customer service

•  compliance programs

•  supplier diversity

•  sustainability

•  gas delivered

•  system reliability

•  adequacy and security of gas supply

•  safety

The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the HR Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. Performance goals may differ for awards to different participants. The HR Committee will specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to an award. Except as otherwise provided in the 2016 Plan, the HR Committee may reduce the amount of a payout otherwise to be made in connection with the award, but may not exercise its discretion to increase such amount, and the HR Committee may consider other performance goals in exercising such negative discretion. All determinations by the HR Committee as to the attainment of performance goals will be in writing. The HR Committee may not delegate any responsibility with respect to an award that is intended to qualify as “performance-based compensation” under Internal Revenue Code section 162(m). The HR Committee may provide in any award intended to qualify as performance-based compensation under Code section 162(m) that any evaluation of performance may include or exclude the impact, if any, of any of certain events that occur during a performance period, including, among others, asset write-downs, litigation or claim judgments or settlements, changes in tax laws or accounting principles, reorganization or restructuring programs, acquisitions, divestitures, gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225 or as unusual in nature or infrequently occurring under Accounting Standards Update (ASU) 2015-01, and any other non-GAAP adjustments identified by the Company.

Change in Control. The 2016 Plan incorporates the terms of the CIC Policy, originally adopted on December 15, 2006, as amended on September 22, 2015. The CIC Policy provides that, upon a change in control (as discussed in the section entitled “Potential Payments upon a Termination or Change in Control — Change in Control Severance Plan for Certain Executives”), unless otherwise provided by the HR Committee in an award agreement and except as set forth below, the following provisions will apply to long-term incentive awards granted after September 22, 2015:

•  if the Company is the surviving entity and remains publicly traded on the NYSE or Nasdaq, then vesting will continue under the terms of the awards (including the performance criteria);

•  if the Company is not the surviving entity, and (i) the successor assumes, continues or substitutes the awards, (ii) the successor’s shares are substituted for the Company’s shares, and (iii) the successor’s shares are publicly traded on the NYSE or on Nasdaq, then the service-based vesting requirements will continue under the terms of the awards, and the successor’s shares will be substituted for the Company’s shares that are subject to the award with the exchange or conversion ratio based on CIC Value (as defined below);

•  otherwise, awards will be converted to CIC Value, service-based vesting conditions will continue under the award terms and awards will be paid out in cash.

If awards are not assumed, continued, or substituted by WGL or its successor, then awards will be cashed out at CIC Value. Awards will also be cashed out at CIC Value if, within 24 months of the occurrence of the change in control, a participant who participates in the CIC Plan experiences a qualified termination (as defined in the CIC Plan and CIC

58 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

Policy) or a participant who does not participate in the CIC Plan experiences an involuntary termination without cause.

See “Potential Payments Upon Termination or Change In Control – Change in Control Severance Plan for Certain Executives” for further information about the CIC Plan.

“CIC Value” means:

•  with respect to awards vesting on the basis of relative TSR, (i) If the Change in Control occurs at least 12 calendar months after the first day of the applicable performance period, the award value that would apply based on WGL Holdings’ percentile position as of the date of the Change in Control and, for stock-based awards, the value of WGL Holdings common stock on the date of the Change in Control or (ii) if the Change in Control occurs less than 12 calendar months after the first day of the applicable performance period, the award value assuming target performance and, for stock-based awards, the value of WGL Holdings common stock on the date of the Change in Control;

•  with respect to performance shares and performance units not based on relative TSR, the award value assuming target performance and, for stock-based awards, the value of WGL Holdings common stock on the date of the Change in Control; and

•  with respect to time-vested restricted stock units or stock options, the value of an equal number of shares of WGL Holdings common stock on the date of the Change in Control.

Clawback Policy. As discussed in greater detail in the section entitled “Clawback Policy — Forfeiture and Recoupment of Short-Term Incentives,” we have a Forfeiture and Recoupment Policy to recoup short-term incentive awards paid to certain officers of the Company and its subsidiaries under certain circumstances. Pursuant to this policy, the Board, upon the recommendation of the HR Committee, may direct that all or a portion of any short-term incentive payout made to these officers be recovered if such payout was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Transferability. Awards granted under the 2016 Plan are not assignable or transferable except by the laws of descent and distribution or as may be permitted by the HR Committee.

Term of the 2016 Plan. The 2016 Plan will be effective as of the date of its approval by shareholders and will continue in effect for ten (10) years from such date, unless sooner terminated by the Board. Awards outstanding at termination of the 2016 Plan will continue in accordance with their terms and will not be affected by the expiration or termination of the 2016 Plan.

An incentive stock option may only be granted up to the date that is ten (10) years after the earlier of:

•  the date of the Board’s adoption of the 2016 Plan; or

•  the 2016 Plan’s approval by shareholders.

Effectiveness, Amendment and Termination. The 2016 Plan may be amended, altered, suspended, discontinued or terminated by the Board without shareholder approval unless the Board seeks to increase the number of shares of common stock subject to the 2016 Plan or shareholder approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations that condition favorable tax treatment on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstances in which it deems such approval advisable.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards granted under the 2016 Plan. This discussion is intended for the information of shareholders considering how to vote on approval of the 2016 Plan, and not as tax guidance to participants in the 2016 Plan.

Options. The grant of an option, SAR or other stock-based award in the nature of a purchase right will create no tax consequences for the participant or the Company. Upon exercising an ISO, a participant will not have taxable income (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including another stock-based award in the nature of a purchase right), the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable shares of common stock received. In each case, the Company will generally be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares of common stock

acquired upon the exercise of an option, SAR or other stock-based award in the nature of a purchase right generally will result in capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding period). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired upon exercise of an option or other award, except that the Company will generally be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

Other Awards. With respect to awards granted under the 2016 Plan that may be settled in cash, common stock, other awards or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares, other awards or other property so received. The Company will

WGL HOLDINGS, INC. - 2016 Proxy Statement |	59

Proposal 3 Approval Of 2016 Omnibus Incentive Compensation Plan

generally be entitled to a deduction for the same amount. With respect to awards involving shares, other awards or other property that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of such shares, other awards or other property received at the first time the shares, other awards or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will generally be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such shares, other awards or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, and, if the participant so elects, the Company will be entitled to a deduction at such time. If the participant subsequently forfeits such shares, other awards or other property, the participant would not be entitled to any deduction, including a capital loss, for the value of the shares, other awards or other property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days after the receipt of the restricted shares, other awards or other property. Different tax rules may apply in other kinds of transactions under the 2016 Plan, including those involving payment of the exercise price of an option by surrender of previously acquired shares.

Code Section 162(m). Internal Revenue Code Section 162(m) generally disallows a deduction to a public company for annual compensation to the chief executive officer and the three other most highly compensated executive officers (other than the

CFO) in excess of $1 million. However, compensation that qualifies as “performance-based compensation” is excluded from the $1 million limitation and, therefore, remains fully deductible by the company. The Company intends that options, SARs and other awards designated as such, the exercisability, vesting, payment or settlement of which is expressly conditioned upon achievement of performance goals based on one or more of the business criteria described above, may qualify as “performance-based compensation” for purposes of Code Section 162(m), although other awards under the 2016 Plan may not so qualify. The Board is seeking shareholder approval of the 2016 Plan partly in order to qualify certain compensation to be paid under the 2016 Plan for the maximum income tax deductibility under Section 162(m) of the Code.

Code Section 409A. If any award granted under the 2016 Plan is considered deferred compensation under Internal Revenue Code Section 409A, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by participants is made within the time period(s) permitted by Internal Revenue Code Section 409A; limitations on distributions; and the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted under guidance issued by the U.S. Treasury Department. If these requirements are not met with respect to amounts subject thereto, a participant will be subject to immediate income inclusion, an additional 20% tax, and premium interest tax.

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this proposal 3.

60 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of WGL Holdings is composed of four directors who are not employees of the Company. Members of the Audit Committee are independent under rules of the SEC and the New York Stock Exchange. The names of the members of this committee as of the date of this proxy statement appear at the end of this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is directly responsible for the appointment, compensation and oversight of Deloitte & Touche LLP, the Company’s independent public accounting firm. The Audit Committee maintains a charter that outlines its responsibilities. The Audit Committee met five times during fiscal year 2015.

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and rules of the New York Stock Exchange with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Deloitte & Touche LLP. The Audit Committee and the Company’s full Board of Directors are committed to compliance with all provisions of that statute and related regulations. Further actions have been taken by the Audit Committee and the Board as statutory and regulatory provisions became effective for audit committees and independent auditors.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2015 with management of the Company and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015, for filing with the SEC.

AUDIT COMMITTEE
George P. Clancy, Jr. (Chairman)
Nancy C. Floyd
Debra L. Lee
Dale S. Rosenthal

WGL HOLDINGS, INC. - 2016 Proxy Statement |	61

FY 2015 And FY 2014 Audit Firm Fee Summary

FY 2015 AND FY 2014 AUDIT FIRM FEE SUMMARY

Deloitte & Touche LLP (“Deloitte”), the Company’s independent public accounting firm, billed the Company the following fees for FY 2015 and FY 2014:

	FY 2015	FY 2014
Audit Fees	$2,515,083	$2,199,469
Audit Related Fees	64,569	1,047,392
Tax Fees	26,250	25,000
All Other Fees	133,616	363,355
TOTAL FEES	$2,739,518	$3,635,216

Services Provided by Deloitte

All services rendered by Deloitte are permissible under applicable laws and regulations and were pre-approved by the Audit Committee or by the Chairman of the Audit Committee by delegated authority as required by law. The fees paid to Deloitte for services are described in the above table under the categories listed below.

1)     Audit Fees — These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly filings on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. For FY 2015 and FY 2014, the total audit fees include $657,920 and $646,757, respectively, to perform an assessment of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

2)     Audit-Related Fees — These are fees for services performed by Deloitte related to the audit. Audit-related fees in FY 2014 were primarily attributable to services relating to the evaluation of merger and acquisition opportunities.

3)     Tax Fees — These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes review of tax returns for the Company and its consolidated subsidiaries.

4)     All Other Fees — These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements and the assessment of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-Approval Policy for Audit and Non-Audit Services

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent public accounting firm must be pre-approved by the Audit Committee. The Sarbanes-Oxley Act of 2002 permits the Audit Committee to delegate to one of its members the authority to approve audit and non-audit services by the Company’s independent public accounting firm when the Audit Committee is not in session. The Audit Committee has adopted a policy that allows the Chairman of the Audit Committee to approve audit-related services provided by the Company’s independent public accounting firm between meetings of the	Audit Committee if the fees for the services do not exceed $100,000. The Chairman of the Audit Committee will report as soon as possible to the other Audit Committee members if the Chairman is required to use this delegated authority between Audit Committee meetings. However, under the policy, the entire Audit Committee must approve any non-audit related services to be provided by the Company’s independent public accounting firm prior to the provision of such services. All services reported in the preceding schedule for FY 2015 and FY 2014 were pre-approved by either the full Audit Committee or by the Chairman of the Audit Committee, by delegated authority.

62 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Proposal 4 Ratification Of Appointment Of Independent Public Accounting Firm

PROPOSAL 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

At a meeting held on November 17, 2015, the Audit Committee of the Board appointed Deloitte as the Company’s independent public accounting firm to audit the books, records and accounts of the Company for FY 2016. The Board recommends that the shareholders ratify this appointment.

In the event shareholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of Deloitte is in the best interests of the Company and its shareholders. Even if the appointment of Deloitte is ratified by shareholders, the Audit Committee, in its discretion, may appoint a different independent public accounting firm to act as the Company’s auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this proposal 4.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	63

Questions And Answers About The Annual Meeting And Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Who is soliciting my vote?

The Board is soliciting your vote for the WGL Holdings, Inc. 2016 annual meeting of shareholders.

2.    When will the meeting take place?

The annual meeting will be held on Tuesday, March 1, 2016 at 10:00 a.m., Eastern Time, at the headquarters of WGL Holdings, Inc., at 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080.

3.    What is the purpose of the annual meeting?

You will be voting on:

•  the election of each of the ten nominees named herein as directors of WGL Holdings;

•  the approval, on an advisory basis, of compensation paid to certain executive officers;

•  the approval of the 2016 Plan;

•  the ratification of the selection of Deloitte as our independent public accounting firm for FY 2016; and

•  any other business that may properly come before the meeting.

4.    What are the Board’s recommendations?

The Board recommends a vote:

1.    for the election of each of the ten directors nominated by our Board and named in the proxy statement;

2.     for the approval, on an advisory basis, of compensation paid to certain executive officers;

3.     for the approval of the 2016 Plan; and

4.     for the ratification of the appointment of Deloitte as our independent public accounting firm for FY 2016.

We do not expect any other items of business to be brought before the annual meeting because the deadlines for shareholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card to vote your shares with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

5.    Who is entitled to vote at the annual meeting?

The Board set January 4, 2016 as the Record Date for the annual meeting. All shareholders who owned WGL Holdings common stock at the close of business on the Record Date may attend and vote at the annual meeting and any postponements or adjournments thereof.

6.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the SEC, instead of

mailing printed copies of proxy materials, we are permitted to furnish proxy materials, including this proxy statement and our FY 2015 Annual Report, to our shareholders by providing a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”). Most shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how you may access proxy materials on the Internet and how you may submit your proxy via the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

7.    Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by Internet, (ii) vote by telephone, or (iii) request and return a paper proxy card or voting instruction card.

8.    Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until cancelled.

9.    How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

10.   What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

64 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Questions And Answers About The Annual Meeting And Voting

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

11.   How many votes must be present to hold the annual meeting?

A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the Record Date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a “quorum.” Shares are counted as present at the annual meeting if you are present and vote in person at the annual meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the Record Date, there were 49,846,896 shares of WGL Holdings common stock outstanding.

12.   How many votes are required to elect directors and adopt the other proposals?

Proposal 1 – Election of Directors. Directors are elected by a plurality vote. Therefore, director nominees receiving the greatest number of “FOR” votes cast will be elected. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “WITHHOLD” with respect to any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3 – Approval of the 2016 Plan. This proposal requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions are not counted as votes “FOR” or

“AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 4 – Ratification of Independent Public Accounting Firm. This proposal requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

13.   What if I don’t give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•  Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board; or

•  Return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the persons named as proxies may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the Company’s executive compensation, the approval of the 2016 Plan or the ratification of the appointment of the Company’s independent auditors.

Your broker will vote your street name shares at the annual meeting with respect to: (i) the election of directors; (ii) approval of the Company’s executive compensation; and (iii) approval of the 2016 Plan only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposal 1, Proposal 2 and Proposal 3.

Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

14.   Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate

WGL HOLDINGS, INC. - 2016 Proxy Statement |	65

Questions And Answers About The Annual Meeting And Voting

Secretary of WGL Holdings specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the annual meeting. However, please note that if you would like to vote at the annual meeting and you hold your shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee as to how to vote your shares, you must obtain a legal proxy and bring it to the meeting in order to change your vote or to vote at the annual meeting. Please contact your broker, bank or other nominee for specific information on how to obtain a legal proxy in order to vote your shares at the meeting.

15.   What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

16.   Are there other matters to be acted upon at the meeting?

WGL Holdings does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the persons named as proxies – Terry D. McCallister, Chairman and Chief Executive Officer, Adrian P. Chapman, President and Chief Operating Officer, and Vincent L. Ammann, Jr., Senior

Vice President and Chief Financial Officer– will have the discretion to vote your shares, if you complete and return a proxy. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the annual meeting has passed and, accordingly, shareholders may not present any additional proposals at the annual meeting.

17.   Who is paying for the solicitation of proxies?

WGL Holdings is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of WGL Holdings common stock. We have engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $5,500, not including incidental expenses.

18.   What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to the Assistant Secretary of WGL Holdings at (202) 624-6701 or e-mail address, bbrennan@washgas.com.

66 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

How Do I Vote?

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the annual meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that	your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on February 29, 2016.

Vote on the Internet
If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or	voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone
You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided	with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail
If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please	mail your completed proxy card or voting instruction card to WGL Holdings, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting
The method or timing of your vote will not limit your right to vote at the annual meeting if you attend the annual meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

Participants in 401(k) Plans
If you participate in either the Washington Gas Light Company Savings Plan or the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan and you own WGL Holdings common stock in one of those 401(k) Plans, your proxy card will serve as a voting instruction to the 401(k) Plan trustee. If you are also a shareholder of record outside of the 401(k) Plans, your proxy card (or Internet or telephone vote) will vote both your record shares and your 401(k) Plan shares, as long as your registration information is identical in both accounts. For	example, if your registered stock account is in your single name and also lists the same address as your 401(k) account, you should receive one proxy card, or Notice for both the 401(k) Plan shares and for the shares held by our transfer agent. However, if your shares held by the transfer agent are in joint names, or at a different address, you will receive separate proxy materials for each account. To allow sufficient time for voting by the administrator of the 401(k) Plans, your voting instructions must be received by 11:59 p.m. Eastern Time on February 27, 2016.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	67

Other Matters

OTHER MATTERS

The Board knows of no other matters to be brought before the annual meeting. However, if any other matters come before the meeting, the persons named as proxies (and listed elsewhere in this proxy statement) will vote in accordance with their best judgment on such matters. The annual report for FY 2015, including financial statements, was posted to our web site www.wglholdings.com on November 19, 2015.	Upon written request, the Company will furnish without charge a copy of its most recent annual report on Form 10-K, excluding certain exhibits. Please direct these requests to: Director of Investor Relations, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080. The Company will furnish exhibits to the Form 10-K to shareholders upon payment of a reasonable fee.

Shareholder Proposals For the Next Annual Meeting

Any shareholder who wishes to submit a proposal for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in year 2017 (expected to be held February 1) in accordance with Rule 14a-8 under the Exchange Act must submit that proposal so it is received by the Company’s Corporate Secretary no later than the close of business on September 22, 2016. To be included in the Company’s proxy statement, the shareholder proposal must meet the requirements of the applicable rules of the SEC. Proposals should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080. Other business matters to be brought by shareholders, including any nominations	for Board membership, can only be considered at the shareholder meeting in accordance with advance notice provisions of the Company’s bylaws. Notice of these matters must be received by the Company’s Corporate Secretary not less than sixty (60) calendar days prior to the scheduled date of the next annual meeting of shareholders, or December 3, 2016, assuming the next annual meeting of shareholders is held on February 1, 2017. Notice of such matters should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080. A copy of the bylaws that describe the advance notice procedures can be obtained from the Corporate Secretary at the address shown in this paragraph.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you share an address with another shareholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Broadridge by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may also contact Broadridge if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By order of the Board of Directors,

January 20, 2016

68 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Appendix A Reconciliation Of Non-Gaap Financial Measure

APPENDIX A RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

The table below reconciles operating earnings (loss) to GAAP net income (loss) applicable to common stock. Management believes that operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations. This measure facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assists in analyzing period-to-period comparisons. Additionally, we use operating earnings (loss) to report to the Board and to evaluate management’s performance.

To derive this non-GAAP measure, we adjust for the financial recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•  To better match the financial recognition of transactions with their economics;

•  To better align with regulatory view/recognition;

•  To eliminate the effects of:

i.  Significant out of period adjustments;

ii.  Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends; and

iii.  Other items that may obscure segment comparisons.

There are limits in using operating earnings (loss) to analyze our results, as it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using operating earnings (loss) to analyze our results may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliation to the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	A-1

Appendix A Reconciliation Of Non-Gaap Financial Measure

The following table represents the reconciliation of operating earnings to net income applicable to common stock:

	(Unaudited) Fiscal Year Ended September 30,
(In thousands, except per share data)	2015	2014
Operating earnings	$158,247	$138,952
Non-GAAP adjustments(1)	(45,455)	(62,044)
Income tax expense on non-GAAP adjustments	18,467	25,411
Regulatory asset - tax effect Medicare Part D	—	3,621
Net income applicable to common stock	$131,259	$105,940
Diluted average common shares outstanding	50,060	51,770
Operating earnings per share	$3.16	$2.68
Per share effect of non-GAAP adjustments	(0.54)	(0.63)
Diluted earnings per average common share	$2.62	$2.05

(1) The following table summarizes our non-GAAP adjustments:

	(Unaudited)
	Fiscal Year Ended September 30,
(In thousands)	2015	2014
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives	$(32,856)	$(61,394)
Storage optimization program	(3,704)	4,972
DC weather impact	86	2,135
Distributed generation asset related investment tax credits	(4,134)	(2,795)
Change in measured value of inventory	6,658	1,804
Competitive service provider imbalance cash settlement	(2,434)	488
Investment impairment	(5,625)	—
Impairment loss on Springfield Operations Center	(465)	(770)
Unrecovered government contracting costs	(2,981)	—
Incremental professional services fees	—	(3,588)
Impairment loss on proposed Chillum liquefied natural gas facility	—	(1,869)
Regulatory implementation true up	—	1,573
Legal related cost accrual	—	(2,600)
Total non-GAAP adjustments	$(45,455)	$(62,044)

A-2 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

APPENDIX B WGL HOLDINGS, INC. 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1

PURPOSE

Purpose. The purpose of this WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan (the “Plan”) of WGL Holdings, Inc., a Virginia corporation (the “Company”), is to advance the interests of the Company and its shareholders by:

•  providing for incentive compensation based upon factors relating to operational excellence, customer service, utility reliability, financial performance and other factors,

•  attracting, retaining and rewarding officers, other key employees, consultants and other service providers to the Company and Subsidiaries, and

•  promoting a closer identity of interests between such persons and the Company’s shareholders by enabling them to acquire Company stock and otherwise to be rewarded based upon the Company’s success.

The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based compensation” under Code section 162(m) to the extent deemed appropriate by the Committee. Further, the terms of the Plan are intended to meet the requirements of Code section 409A to the extent not exempt therefrom.

SECTION 2

GENERAL DEFINITIONS

Definitions. The definitions of awards under the Plan, including Options, SARs, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, Other Stock-Based Awards and Cash Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)  “Award Agreement” means any written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any sub-plan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(b)  “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his most recent written beneficiary designation filed with the Committee to exercise the rights and receive the benefits specified under an Award upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to exercise such rights and receive such benefits.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Change in Control” means for all purposes of this Plan the meaning ascribed to such term in the Change in Control Policy.

(e)  “Change in Control Policy” means the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Policy included in the WGL Holdings, Inc. and Washington

Gas Light Company Change in Control Severance Plan for Certain Executives, as amended from time to time, which policy is incorporated herein by reference.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include the regulations thereunder and successor provisions and regulations thereto.

(g)  “Committee” means the committee appointed by the Board to administer the Plan or, if no committee is appointed, the Board.

(h)  “Effective Date” means the date that the Plan is approved by the Company’s shareholders.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include the rules thereunder and successor provisions and rules thereto.

(j)  “Fair Market Value” means, on any given day, the closing price of one share of Stock as reported on the New York Stock Exchange (or, on such other national securities exchange that is the primary trading market for the shares of Stock, if shares of Stock are not then listed on the New York Stock Exchange) or, if the Stock was not traded on such day, then on the next preceding day that the Stock was traded, all as reported by such source as the Committee may select. Notwithstanding the foregoing, if shares of Stock are not traded on any national securities exchange, the Fair Market Value means the price of one share of Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code section 409A and the regulations thereunder.

(k)  “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code section 422, or any successor provision.

WGL HOLDINGS, INC. - 2016 Proxy Statement |	B-1

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

(l)   “Participant” means a person who, at a time when eligible under Section 5, has been granted an Award.

(m)  “Plan” means the WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan.

(n)  “Plan Year” means the Company’s fiscal year.

(o)  “Prior Plan” means the WGL Holdings, Inc. Omnibus Incentive Compensation Plan first effective March 1, 2007.

(p)  “Stock” means the common stock, no par value, of the Company and such other securities as may be substituted for Stock or for such other securities pursuant to Section 4(d).

(q)  “Subsidiary” or “Subsidiaries” means any corporation or corporations which, together with the Company, would form a group of corporations described in Code section 424(f). The term shall include the Utility. The term shall also refer to any entity designated as such by the Board for purposes of the Plan.

(r)  “Utility” means Washington Gas Light Company.

SECTION 3

ADMINISTRATION

(a)   Authority of the Committee. The Plan shall be administered by the Committee and the Committee shall make and administer all Awards. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)     to select persons to whom Awards may be granted;

(ii)    to determine the type or types of Awards to be granted to each such person;

(iii)   to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award (including, without limitation, any exercise price, any grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability, forfeiture, exercisability or settlement and any waivers or accelerations thereof and any performance conditions (including, without limitation, any performance conditions relating to Awards not intended to be governed by Section 7(e) and any waivers and modifications thereof), based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

(iv)   to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(v)    to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, or at the election of the Committee or of the Participant;

(vi)    to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)   to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii)  to correct any defect or omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations or Award Agreement; and

(ix)   to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the proper administration of the Plan.

Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board.

(b)   Manner of Exercise of Committee Authority. Any determination or action of the Committee with respect to the Plan or any Award shall be taken in the sole and absolute discretion of the Committee and shall be final, conclusive and binding on all persons, including, without limitation, the Company, any Subsidiary, any Participant, any person claiming any rights or interests under the Plan or any Award from or through any Participant and the Company’s shareholders, except to the extent that the Committee may subsequently modify, or make a further determination or take further action not consistent with its prior determination or action. If not specified in the Plan, the time at which the Committee must or may make any determination or take any action shall be determined by the Committee, and any such determination or action may thereafter be modified by the Committee (subject to Sections 4(d) and 8(e)). The express grant of any specific power to the Committee, the making of any determination or the taking of any action by the Committee or the failure to make any determination or take any action shall not be construed as limiting any power or authority of the Committee. Except as provided in Section 7(e), the Committee may delegate to officers or managers of the Company or any Subsidiary authority, subject to such terms and conditions as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

B-2 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of	the Company acting on behalf of the Committee, shall be personally liable for any determination, action or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such determination, action or interpretation.

SECTION 4

STOCK SUBJECT TO THE PLAN AND MAXIMUM AWARDS

(a)   Shares of Stock Reserved. Subject to adjustment as provided in Section 4(d), the total number of shares of Stock reserved and available for delivery pursuant to Awards shall be:

(i)    one million nine hundred thousand (1,900,000) shares of Stock; plus

(ii)    the number of shares of Stock (not to exceed two hundred and ninety seven thousand five hundred and forty six (297,546)) subject to outstanding awards as of the Effective Date under the Prior Plan that on or after the Effective Date cease to be subject to such awards as described in Section 4(b).

(b)   Additional Shares Available.

(i)    Any shares of Stock subject to an Award granted under the Plan or the Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Stock (or with the forfeiture of shares of Stock in connection with a Restricted Stock Award), is settled in cash in lieu of shares of Stock, or is exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for an Award not involving shares of Stock, shall become available again for grant under the Plan.

(ii)    Except as provided in section 4(b)(iii) below, any shares of Stock withheld by the Company or a Subsidiary or tendered by a Participant (by either actual delivery or attestation) to satisfy tax withholding obligations associated with an Award granted under the Plan or Prior Plan, shall become available again for grant under the Plan.

(iii)   Notwithstanding any other provision of the Plan, shares of Stock subject to an Option or SAR under the Plan or Prior Plan shall not become available again for grant under the Plan if (A) the shares of Stock are withheld by the Company or a Subsidiary or tendered by a Participant (by either actual delivery or attestation) to satisfy tax withholding obligations associated with the Option or SAR; or (B) the shares of Stock are tendered by a Participant (by either actual delivery or attestation) or withheld by the Company or a Subsidiary to pay or otherwise satisfy the exercise price of the Option or SAR. Upon the exercise of an Option or SAR, the gross number of shares of Stock as to which such Option or SAR is being exercised, and not solely the net number of shares of Stock delivered upon such exercise, shall be treated as issued pursuant to the Plan or Prior Plan, as applicable, and shares of Stock subject to an Option or SAR that are not issued or delivered upon the exercise of such Option or SAR shall not become available again for grant under the Plan.

Notwithstanding the foregoing, the number of shares of Stock that may be delivered upon the exercise of ISOs shall be one million nine hundred thousand (1,900,000), subject to adjustment as provided in Section 4(d). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired by the Company.

(c)   Annual Per-Participant Limitations. During any Plan Year, a Participant may not be granted Awards other than Options and SARs that, in the aggregate, relate to more than two hundred thousand (200,000) shares of Stock, subject to adjustment as provided in Section 4(d). During any Plan Year, a Participant may not be granted Options or SARs that, in the aggregate, relate to more than five hundred thousand (500,000) shares of Stock, subject to adjustment as provided in Section 4(d). In addition, during any Plan Year, a Participant may not be granted Cash Awards that, in the aggregate, relate to cash or other property with a value that exceeds the greater of (i) the Fair Market Value of two hundred thousand 200,000 shares of Stock determined at the date of grant of such Cash Awards, subject to adjustment as provided in Section 4(d), or (ii) ten million dollars ($10,000,000). This provision sets forth separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of Cash Awards, and vice versa. Awards that may be settled either in Stock or in cash must not exceed either the applicable limitation on shares of Stock or the limitation on Cash Awards during the applicable Plan Year.

(d)   Adjustments. In the event that the Committee shall determine that any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for delivery pursuant to Awards under Section 4(a), including, without limitation, the

WGL HOLDINGS, INC. - 2016 Proxy Statement |	B-3

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

share limitations for ISOs, (ii) the number and kind of shares of Stock specified in the annual per-Participant limitations under Section 4(c), (iii) the number and kind of shares of Stock relating to outstanding Restricted Stock or other Awards in connection with which shares have been issued, (iv) the number and kind of shares of Stock that may be issued in respect of any other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Awards (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Awards). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of unexercised or outstanding Awards, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Company or any Subsidiary or the financial statements of	the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles. Notwithstanding anything herein to the contrary: (i) without the prior approval of the shareholders of the Company, Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time, exchanged for other awards, or regranted through cancellation, or by lowering the exercise price; (ii) the exercise price of a previously granted Option or the grant price of a previously issued SAR may not be lowered at any time following the grant of such Option or SAR; (iii) any adjustment to an Option or SAR under this Section shall be made in a manner that will not result in the grant of a new Option or SAR under Code section 409A or cause the Option or SAR to fail to be exempt from Code section 409A; and (ii) no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.

SECTION 5

ELIGIBILITY

Executive officers and other key employees of the Company or of any Subsidiary, including any member of the Board who is also such an employee, and persons who provide consulting or other services to the Company or any Subsidiary deemed by the Committee to be of substantial value, are eligible to be granted	Awards. In addition, persons who have been offered employment by the Company or any Subsidiary, and persons employed by an entity that the Committee reasonably expects to become a Subsidiary, are eligible to be granted Awards.

SECTION 6

SPECIFIC TERMS OF AWARDS

(a)   General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose, in connection with any Award, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including, without limitation, terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h) or 7(a), or to the extent required to comply with requirements of applicable law, only services may be required as consideration for the grant (but not the exercise) of any Award.

(b)   Options. The Committee is authorized to grant options to purchase Stock on the following terms and conditions (“Options”):

(i)    Option Grants. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

(ii)    Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee and specified in the Award Agreement; provided, however, that except as provided in Section 4(d), the exercise price shall be not less than the Fair Market Value on the date of grant.

(iii)   Time and Method of Exercise. Each Option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Award Agreement. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which the exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or other property (including, without limitation, awards granted under other Company plans and through “cashless exercise” arrangements, to the extent permitted by applicable law) and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iv)   ISOs. ISOs may only be granted to individuals who both satisfy the eligibility requirements of Section 5 and are employees at the time of such grant. The terms and conditions of any ISOs shall comply in all respects with the requirements of Code section 422. Notwithstanding anything to the contrary herein, no term of the Plan or of any Award Agreement relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted hereunder be exercised, so as to cause the ISOs to fail to qualify as such under Code section 422, unless such result is mutually agreed to by the Company and the Participant. ISOs may only be granted up to the date that is 10 years after the earlier of the adoption of the Plan or its approval by shareholders.

(v)   Termination of Employment or Service. Unless otherwise determined by the Committee, upon termination of a

B-4 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

Participant’s employment or service, as applicable, with the Company and all Subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment or service, but only to the extent that such Option was exercisable as of such termination of employment or service. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment or service.

(c)    Stock Appreciation Rights. The Committee is authorized to grant Stock appreciation rights on the following terms and conditions (“SARs”):

(i)    Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value on the date of exercise, over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 4(d), shall be not less than the Fair Market Value on the date of grant.

(ii)    Other Terms. Each SAR shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Award Agreement. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

(d)    Restricted Stock. The Committee is authorized to grant shares of Stock subject to restrictions on the following terms and conditions (“Restricted Stock”):

(i)    Grant and Restrictions. Awards of Restricted Stock shall consist of shares of Stock that are transferred to the ownership of the Participant on the date of grant, subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including, without limitation, the right to vote the Restricted Stock and the right to receive dividends thereon.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

(iii)   Certificates for Stock. Restricted Stock may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Stock, the Company may retain physical possession of the certificates and the Participant may be required to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)   Dividends. Dividends paid on Restricted Stock shall be either paid in cash or in shares of unrestricted Stock having a Fair Market Value equal to the aggregate amount of such dividends. Dividends may be paid on the dividend payment date, on a later date, and/or automatically reinvested in additional shares of Restricted Stock, other Awards or other property, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

(e)   Deferred Stock. The Committee is authorized to grant deferred shares of Stock subject to the following terms and conditions (“Deferred Stock”):

(i)    Award and Restrictions. Delivery of Deferred Stock shall occur upon expiration of the deferral period specified in the Award Agreement by the Committee or, if permitted by the Committee, as elected by the Participant. In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at other specified times, separately or in combination at such times, under such circumstances, in installments or otherwise, as the Committee may determine.

(ii)    Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which restrictions or forfeiture conditions apply, all Deferred Stock that is at that time subject to such restrictions or forfeiture conditions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of termination resulting from specified causes.

(f)    Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or other property, under other plans or compensatory arrangements.

(g)    Dividend Equivalents. The Committee is authorized to grant dividend equivalents entitling the Participant to receive

WGL HOLDINGS, INC. - 2016 Proxy Statement |	B-5

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other property, and shall be subject to such restrictions on transferability and risks of forfeiture, as the Committee may determine. If Dividend Equivalents are awarded in connection with another Award, they shall be subject to the same forfeiture conditions as such Award.

(h)    Other Stock-Based or Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, performance shares, performance units, restricted stock units, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with a value or payment contingent upon performance of Stock (or any other factors designated by the Committee) and Awards valued by reference to the book value of Stock, the Fair Market Value of Stock or the value of securities of or the performance of specified Subsidiaries (“Other Stock-Based Awards”). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Other Stock-Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee shall determine. Awards that may be settled in whole or in part in cash or other property (not including Stock) may also be granted pursuant to this Section 6(h) (“Cash Awards”). The Committee shall determine the terms and conditions of such Cash Awards.

SECTION 7

CERTAIN PROVISIONS APPLICABLE TO AWARDS

(a)    Stand-Alone, Additional, Tandem and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company, any business entity to be acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards under other plans may be granted either as of the same time or as of a different time from the grant of such other Awards or awards.

(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or any SAR granted in tandem therewith exceed the period permitted under Code section 422.

(c)    Form of Payment Under Awards. Subject to the terms of the Plan, any applicable Award Agreement, and applicable law, payments to be made by the Company or any Subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d)    Section 409A Compliance. The provisions of this Plan and the terms and conditions of any Awards will comply in all applicable respects with the requirements of Code section

409A to the extent subject thereto. Notwithstanding anything to the contrary herein, no term of the Plan or of any Award Agreement will be interpreted or amended, nor shall any discretion or authority granted hereunder be exercised, so as to cause such Awards to violate the provisions of Code section 409A.

(e)    Performance-Based Awards. The Committee may designate any Award, the exercisability, vesting, payment or settlement of which is subject to the attainment of one or more preestablished performance goals, as a performance-based Award intended to qualify as “performance-based compensation” within the meaning of Code section 162(m). The performance goals for an Award subject to this Section 7(e) shall consist of one or more business criteria, identified below, and a targeted level or levels of performance with respect to such criteria, as specified in writing by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of Code section 162(m)(4)(C). The following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business units of the Company, shall be used by the Committee in establishing performance goals for such Awards individually or in combination: (i) earnings; (ii) net income; (iii) net income applicable to Stock; (iv) revenue; (v) cash flow; (vi) return on assets; (vii) return on net assets; (viii) return on invested capital; (ix) return on equity; (x) ratio of return on equity to utility authorized return on equity; (xi) dividends paid; (xii) dividend ratio; (xiii) dividend coverage; (xiv) profitability; (xv) economic value added; (xvi) operating margins or profit margins; (xvii) income before income taxes; (xviii) income before interest and income taxes; (xix) income before interest, income taxes, depreciation and amortization; (xx) total return on Common Stock; (xxi) book value; (xxii) expense management; (xxiii) capital structure and working capital; (xxiv) strategic business

B-6 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

criteria, consisting of one or more objectives based on meeting specified revenue, gross profit, market penetration, geographic business expansion, cost targets or goals relating to acquisitions or divestitures; (xxv) costs; (xxvi) employee morale or productivity; (xxvii) employee engagement; (xxviii) community involvement; (xxix) customer satisfaction or loyalty; (xxx) customer service; (xxxi) compliance programs; (xxxii) supplier diversity; (xxxiii) sustainability; (xxxiv) gas delivered; (xxxv) system reliability; (xxxvi) adequacy and security of gas supply; and (xxxvii) safety. The levels of performance required with respect to such business criteria may be expressed in absolute or relative terms, including, without limitation, per share amounts and comparisons to the performance of a published or special index deemed applicable by the Committee, such as the Standard & Poor’s 500 Stock Index or the performance of one or more comparator companies. Performance goals may differ for Awards to different Participants. The Committee shall specify the weighting to be given to each business criterion for purposes of determining the final amount payable with respect to any such Award. Except as otherwise provided in Section 4(d), the Committee may reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise its discretion to increase such amount, and the Committee may consider other performance criteria in exercising such negative discretion. All determinations by the Committee as to the attainment of performance goals shall be in writing. The Committee may not delegate any responsibility with respect to an Award that is intended to qualify as “performance-based compensation” within the meaning of Code section 162(m). The Committee may provide in any Award intended to qualify as performance-based compensation under Code section 162(m) that any evaluation of performance may include or exclude the impact, if any, of any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225 or as unusual in nature or infrequently occurring under Accounting Standards Update (ASU) 2015-01, and (h) any other non-GAAP adjustments identified by the Company. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for qualification of the Award as Performance-Based Compensation.

(f)    Acceleration and Payout upon a Change in Control. Unless an Award Agreement specifies otherwise, awards granted under this Plan will vest upon a Change in Control in accordance with the terms of the Change in Control Policy in effect on the grant date of the Award.

(g)    Forfeiture.

(i)    In addition to the forfeiture events specified in paragraph (ii) below, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(ii)    Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

SECTION 8

GENERAL PROVISIONS

(a)    Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or to take any other action under the Plan in a transaction subject to the requirements of any applicable securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation until the Company is satisfied that such laws, regulations and other obligations have been complied with in full. Certificates representing shares of Stock issued under the Plan may be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations, including, without limitation, any requirement that a legend or legends be placed thereon.

(b)    Limitations on Transferability. Awards and other rights or benefits under the Plan shall not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant’s death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise be subject to the claims of creditors and, in the case of ISOs and SARs in tandem therewith, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant to the extent and on such terms and conditions as may then be permitted by the Committee.

(c)    No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or any person the right to be retained in the employ or service, as applicable, of the Company or any

WGL HOLDINGS, INC. - 2016 Proxy Statement |	B-7

Appendix B WGL Holdings, Inc. 2016 Omnibus Incentive Compensation Plan

Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate any employee’s employment or any person’s service at any time.

(d)    Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted or exercised, vested, paid or settled any delivery of cash, Stock, other Awards or other property, or from any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include, without limitation, authority to withhold or receive Stock, other Awards or other property, and to make cash payments in respect thereof, in satisfaction of a Participant’s tax obligations; provided, however, that the Fair Market Value of shares of Stock withheld under this paragraph (d) with respect to the granting, exercise or vesting of an Award may equal but not exceed the applicable minimum statutory withholding requirement.

(e)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s shareholders or Participants, except that any such Board action shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such Board action increases the number of shares of Stock subject to the Plan or if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under any Award theretofore granted to him (as such rights and benefits are set forth in the Plan and the Award Agreement). The Committee may waive any terms or conditions under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights or benefits of such Participant under such Award (as such rights or benefits are set forth in the Plan and the Award Agreement).

(f)    No Rights to Awards; No Shareholder Rights. No Participant, employee or eligible person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, employees or eligible persons. No Award shall confer on any Participant any of the rights or benefits of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights or benefits that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of an affected Participant.

(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the Company’s shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares, or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)    Gender; Singular and Plural. All masculine pronouns shall be deemed to include their feminine counterparts and vice versa. As the context may require, the singular may be read as the plural and vice versa.

(k)    Governing Law. The validity, construction and effect of the Plan or any Award Agreement and any rules and regulations relating to the Plan or any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws, and applicable federal law.

(l)    Effective Date; Plan Termination. The Plan shall become effective as of the date of its approval by the Company’s shareholders, and shall continue in effect for ten (10) years from the Effective Date, unless sooner terminated by the Board.

B-8 |	WGL HOLDINGS, INC. - 2016 Proxy Statement

Location Of Annual Meeting

LOCATION OF ANNUAL MEETING

2016 Annual Meeting of Shareholders
March 1, 2016, 10:00 a.m. Eastern Time

WGL Holdings, Inc.
101 Constitution Avenue, NW
3rd Floor
Washington, DC 20080

PARKING:

Parking will be available on-site for a fee, on a first-come first-served basis. Parking attendants will direct attendees to the appropriate parking area.

METRO STATIONS:

Judiciary Square and Union Station

OUR	OUR	OUR
History.	Purpose.	Future.

Washington Gas was founded to improve the quality of life in our nation’s capital. Today, 167 years later, WGL Holdings has more than 1,529 employees working with the same passion and commitment of our founders to improve quality of life by delivering clean and efficient energy solutions to Washington and the nation. Today – as it was in 1848 – this commitment is in the best interest of our customers, shareholders and the communities we serve.

OUR VISION – WGL is to be the preferred source of clean and efficient energy solutions that produce value for our customers, investors and communities.

OUR PROMISE – We are the clean energy experts. We deliver solutions for a sustainable future. WGL is…

DIVERSITY	INNOVATION	SERVICE	SUSTAINABILITY	PERFORMANCE

We create	We innovate	We build	We advance the	We deliver clean
value through	to drive	trust and	sustainability of our	and efficient
the diversity of	performance,	preference	business, the	energy solutions
our solutions,	safety and	through	customers and	that are both
markets and	reliability.	collaboration,	communities we	visible and
people.		leadership	serve, and the	valued.
		and	environment.
outstanding
service.

WGL HOLDINGS, INC. 101 CONSTITUTION AVENUE, N.W. WASHINGTON, D.C. 20080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 29, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 29, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1	Election of Directors				☐	☐	☐

Nominees

	01	Michael D. Barnes	02	Stephen C. Beasley			03 George P. Clancy, Jr.	04 James W. Dyke, Jr.			05 Nancy C. Floyd
	06	Linda R. Gooden	07	James F. Lafond			08 Debra L. Lee	09 Terry D. McCallister			10 Dale S. Rosenthal

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:										For	Against	Abstain

2	To approve, by advisory vote, compensation paid to certain executive officers.									☐	☐	☐

3	To approve the 2016 Omnibus Incentive Compensation Plan.									☐	☐	☐

4	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2016.									☐	☐	☐

NOTE: In their discretion, upon such other business properly brought before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)							☐

				Yes		No
Please indicate if you plan to attend this meeting				☐		☐

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder(s). If no such directions are made, this proxy will be voted FOR the election of the nominees listed above for the Board of Directors and FOR proposals 2, 3 and 4.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date
0000261415_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

WGL HOLDINGS, INC.

Annual Meeting of Shareholders

March 1, 2016

This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Terry D. McCallister, Adrian P. Chapman and Vincent L. Ammann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of WGL Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at the offices of WGL Holdings, Inc., 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080 on Tuesday, March 1, 2016, at 10:00 a.m., Eastern Time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side
0000261415_2 R1.0.0.51160